As filed with the Securities and Exchange Commission on September 19, 1997

                                                         Registration No. 333-
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                   UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                               Washington , D.C. 20549

                                       FORM S-1
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933


                       NEWCOURT RECEIVABLES ASSET TRUST 1997-1
                       (Issuer with respect to the Securities)

                         NEWCOURT RECEIVABLES CORPORATION II
                      (Depositor of the Trust described herein)
                 Exact name of Registrant as specified in its charter

         Delaware                     6799                        35-2010710
(State or other jurisdiction     (Primary Standard             (I.R.S. Employer
 of incorporation or              Industrial Classification     Identification
 organization)                    Code Number)                  No.)

                         NEWCOURT RECEIVABLES CORPORATION II
                                 2700 Bank One Tower
                                 111 Monument Circle
                             Indianapolis, Indiana 46204

     (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                  Scott Moore, Esq.
                         NEWCOURT RECEIVABLES CORPORATION II
                                 2700 Bank One Tower
                                 111 Monument Circle
                             Indianapolis, Indiana 46204

             (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                      Copies to:

    M. David Galainena, Esq.                        Michael D. Nathan, Esq.
    Winston & Strawn                                Simpson Thacher & Bartlett
    35 West Wacker Drive                            425 Lexington Avenue
    Chicago, Illinois 60601                         New York, New York 10017
    (312) 558-5600                                 (212) 455-2000

                          --------------------------

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /_______

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /_______

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           CALCULATION OF REGISTRATION FEE
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Title of       Amount to     Proposed Maximum  Proposed Maximum   Amount of
Each Class     Be            Offering Price    Aggregate          Registration
of Securities  Registered(1) Per Unit (2)      Offering Price(2)  Fee
to Be
Registered

Class A-1     $1,000,000        100%             $1,000,000        $303.03
Receivable-
Backed
Notes

Class A-2     $1,000,000        100%             $1,000,000        $303.03
Receivable-
Backed
Notes

Class B       $1,000,000        100%             $1,000,000        $303.03
Receivable-
Backed
Notes

Class C       $1,000,000        100%             $1,000,000        $303.03
Receivable-
Backed
Notes
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(1) The amount of Securities being registered represents the maximum aggregate principal amount of Securities currently expected to be offered for sale.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(a).

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
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

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT HAS BECOME EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                    Subject to Completion, dated September 19, 1997

PRELIMINARY PROSPECTUS

                       NEWCOURT RECEIVABLES ASSET TRUST 1997-1

         $          % CLASS A-1 RECEIVABLE-BACKED NOTES, SERIES 1997-1
          $       % CLASS A-2 RECEIVABLE-BACKED NOTES, SERIES 1997-1
           $        % CLASS B RECEIVABLE-BACKED NOTES, SERIES 1997-1
          $          % CLASS C RECEIVABLE-BACKED NOTES, SERIES 1997-1

                         NEWCOURT RECEIVABLES CORPORATION II,
                                   Trust Depositor
                             NEWCOURT FINANCIAL USA INC.
                                       Servicer
                                    --------------

     The Newcourt Receivables Asset Trust 1997-1 (the "TRUST" or the "ISSUER"), a limited purpose Delaware business trust, will be formed
pursuant to a Trust Agreement, dated as of             , 1997, between
Newcourt Receivables Corporation II ("NRC II"), as Trust Depositor (in such
capacity, the "TRUST DEPOSITOR"), and            , as Owner Trustee (the
"OWNER TRUSTEE"). The Trust Depositor is a wholly owned, limited purpose bankruptcy remote subsidiary of Newcourt Credit Group USA Inc.; Newcourt Credit Group USA Inc. is a wholly-owned subsidiary of Newcourt Credit Group
Inc. ("NEWCOURT").  The Trust will issue $           aggregate principal
amount of      % Class A-1 Receivable-Backed Notes, Series 1997-1 (the "CLASS
A-1 NOTES"), $            aggregate principal amount of        % Class A-2
Receivable-Backed Notes, Series 1997-1 (the "CLASS A-2 NOTES" ),  $
 aggregate principal amount of      % Class B Receivable-Backed Notes, Series
1997-1 (the "CLASS B NOTES") and $     aggregate principal amount of    %
Class C Receivable-Backed Notes, Series 1997-1 (the "CLASS C NOTES"; and together with the Class A-1 Notes, Class A-2 Notes and Class B Notes, the "NOTES"). The Notes will represent debt obligations of the Trust, and will
be issued pursuant to and secured by an Indenture dated as of            ,
1997 (the "INDENTURE") to be entered into between the Trust and        , as
Indenture Trustee (the "INDENTURE TRUSTEE").  The Trust will concurrently
issue $          aggregate principal amount of      % Class

                                                 (COVER CONTINUED ON NEXT PAGE)

     PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" ON PAGE 19 OF THIS PROSPECTUS.

     THE NOTES ARE SECURED BY THE ASSETS OF THE TRUST. THE PROCEEDS OF THE ASSETS OF THE TRUST AND AMOUNTS ON DEPOSIT IN THE RESERVE ACCOUNT ARE THE ONLY SOURCES OF PAYMENTS ON THE NOTES. THE NOTES WILL REPRESENT OBLIGATIONS OF THE TRUST ONLY AND WILL NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, THE TRUST DEPOSITOR, THE OWNER TRUSTEE, NEWCOURT USA, NEWCOURT OR ANY OF THEIR RESPECTIVE AFFILIATES, OR ANY GOVERNMENTAL AGENCY.

                                    --------------

    THESE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE.

                                    --------------

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                     Price to Public     Underwriting        Proceeds to Issuer
                                         Discounts and       (2)
                                         Commissions (1)

 Per Class A-1 Note  $                   $                   $

 Per Class A-2 Note  $                   $                   $
 Per Class B Note    $                   $                   $

 Per Class C Note    $                   $                   $

  Total              $                   $                   $
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(1)  The Issuer and Newcourt Financial USA Inc. have agreed to indemnify the
     Underwriter against certain liabilities, including under the Securities Act of 1933.

(2)  Before deducting expenses of this Offering estimated to be $_______

     The Notes are offered by the Underwriter, subject to prior sale, when, as and if issued to and accepted by it and subject to its right to reject any order in whole or in part or to withdraw, cancel or modify any order without notice. It is expected that delivery of the Notes will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company, or
through Cedel Bank, S.A. or the Euroclear System, on or about               ,
1997.

FIRST UNION CAPITAL MARKETS CORP.

          The date of this Prospectus is        , 1997.

(COVER PAGE CONTINUED)

D Receivable-Backed Notes, Series 1997-1 (the "SUBORDINATED NOTES"), as well as Class E Receivable-Backed Certificates, Series 1997-1 (the "CERTIFICATES") which Certificates will not bear interest and have certain rights to the monies in the Reserve Fund (as defined in "SUMMARY OF TERMS - RESERVE FUND") and certain other excess funds after the payment of all principal and interest on the Notes and Subordinated Notes (the Certificates, together with the Subordinated Notes, being collectively the "SUBORDINATED SECURITIES"). The Subordinated Notes will be issued pursuant to the Indenture and the Certificates will represent fractional undivided beneficial equity interests in the Trust and will be issued pursuant to the Trust Agreement. The Subordinated Securities are not being offered pursuant to this Prospectus.

     The property of the Trust (the "TRUST ASSETS") will include (a) a pool of contracts originated or acquired by Newcourt Financial USA Inc. ("Newcourt USA", a wholly-owned subsidiary of Newcourt Credit Group USA Inc. as described herein (inclusive of any Additional Contracts or Substitute Contracts added to the Trust from time to time as defined in "SUMMARY OF TERMS -THE CONTRACTS", collectively, the "CONTRACTS") consisting of (i) conditional sale agreements, promissory notes with related security agreements, operating and finance leases, installment payment agreements, and similar types of financing agreements with end-users (each, an "END-USER") of the Equipment, Software and Services described below (such Contracts, "END-USER CONTRACTS") and meeting certain eligibility criteria specified herein, relating to a wide variety of new and used information technology equipment (such as mainframe and mini computers, computer work stations, personal computers, data storage devices and other computer related peripheral equipment), communications equipment (such as telephone switching and networking systems), commercial business and industrial equipment (such as printing presses, machine tools and other manufacturing equipment, photocopiers, facsimile machines and other office equipment, energy savings and control equipment, automotive diagnostic and automated testing equipment), medical equipment (such as diagnostic and therapeutic examination equipment for radiology, nuclear medicine and ultrasound and laboratory analysis equipment), resources equipment (such as feller-bunchers and grapplers), and transportation and construction equipment (such as heavy and medium duty trucks and highway trailers, school buses, bulldozers, loaders, graters, excavators, forklifts and other materials handling equipment, golf carts and other road and off-road machinery) (collectively, the "EQUIPMENT"), certain computer software (the "SOFTWARE") and related support and consulting services (the "SERVICES"; together with Equipment and Software, the "FINANCED ITEMS"), together with certain rights of Newcourt USA under finance program agreements and assignments with Vendors (as defined in "SUMMARY OF TERMS -VENDOR AGREEMENTS") of the Financed Items, as well as the Equipment or a security interest in the Equipment, as more fully described herein, and (ii) limited recourse contractual payment obligations (which may take the form of promissory notes) payable by Vendors (such payment obligations, "VENDOR LOANS") and secured by the Vendor's interest in End-User Contracts originated by such Vendor (End-User Contracts securing Vendor Loans being collectively referred to as "SECONDARY CONTRACTS"), and by the Equipment related to such End-User Contracts, (b) collections on such
Contracts due or received on and after           , 1997 (the "CUTOFF DATE") or,
in the case of Additional Contracts or Substitute Contracts, their applicable Cutoff Dates as defined in "SUMMARY OF TERMS -CUTOFF DATES" and (c) monies, to the extent available, in the Reserve Fund. The Contracts and related interests will be conveyed by Newcourt USA (in such capacity, the "SELLER") to the Trust
Depositor pursuant to a Transfer and Sale Agreement dated as of              ,
1997 (the "TRANSFER AND SALE AGREEMENT") by and between Newcourt USA and the Trust Depositor. The Trust Depositor will concurrently convey such assets to the Trust pursuant to the Sale and Servicing Agreement, dated as of , 1997 (the "SALE AND SERVICING AGREEMENT"), among the Trust Depositor, the Trust, the Indenture Trustee (as defined in "SUMMARY OF TERMS -INDENTURE TRUSTEE") and Newcourt USA in its capacity as Servicer thereunder (Newcourt USA being, in such capacity, the "SERVICER").

     Interest on the Notes and Subordinated Notes will be payable monthly in
arrears on the           day of the month (or if such day is not a Business
Day the next succeeding Business Day) beginning on                , 1997
(each, a "DISTRIBUTION DATE") with respect to the period from and including the immediately preceding Distribution Date (or with respect to the initial Distribution Date, the date of issuance of the Notes and Subordinated Notes) to the period to and excluding such Distribution Date to holders of record as
of              (the "RECORD DATE"). The Certificates do not bear interest.
Principal payments with respect to the Notes and Subordinated Securities will be payable on each Distribution Date to the holders thereof as of the related Record Date as described herein. The stated maturity date with respect to
the Class A-1 Notes is the      Distribution Date and with respect to all
other Notes and Subordinated Securities is the                 Distribution
Date. The actual payment in full, however, of the Notes or Subordinated Securities could and is expected to occur earlier than such stated maturity dates. See "SUMMARY OF TERMS--TERMS OF THE NOTES--B. PRINCIPAL" and "C.--OPTIONAL REDEMPTION" herein.

     The Notes and the Subordinated Securities will be payable primarily from collections of payments due under the Contracts (including payments from Vendors pursuant to certain recourse arrangements, where applicable, and as further described below), certain amounts received upon the prepayment or purchase of Contracts or liquidation of the Contracts and disposition of the related Equipment upon defaults thereunder, and the proceeds of Servicer Advances (as defined in "SUMMARY OF TERMS -SERVICING; SERVICING FEE; SERVICER ADVANCES"), if any.

     Payments of interest due on the Notes on any given Distribution Date will be made prior to making any payments of principal on any of the Notes or the Subordinated Notes. Payments of interest due on the Subordinated Notes will be subordinated in priority to payments of interest due on the Class A-1 Notes, the Class A-2 Notes, the Class B Notes and the Class C Notes. Payments of interest due on Class C Notes will be subordinated in priority to payments of interest on the Class A-1 Notes, the Class A-2 Notes and the Class B Notes. Payments of interest due on Class B Notes will be subordinated in priority to payments of interest due on the Class A-1 Notes and Class A-2 Notes. Payments of interest due on the Class A-2 Notes will be subordinated in priority to payments of interest due on the Class A-1 Notes; PROVIDED, HOWEVER, after the occurrence and during the continuance of a Restricting Event or the occurrence of an Event of Default payments of interest on the Class A-2 Notes and Class A-1 Notes, will be made pro rata. Payments of principal on the Subordinated Notes will be subordinated in priority to payments of principal on the Class A-1 Notes, the Class A-2 Notes, the Class B Notes and Class C Notes. Payments of principal on the Class C Notes will be subordinated in priority to payments of principal on the Class A-1 Notes, the Class A-2 Notes and the Class B Notes. Payments of principal on the Class B Notes will be subordinated in priority to payments of principal on the Class A-1 Notes and the Class A-2 Notes. Payments of principal on the Class A-2 Notes will be subordinated in priority to payments of principal on the Class A-1 Notes. See "SUMMARY OF TERMS--TERMS OF THE NOTES", as well as "DESCRIPTION OF THE NOTES--ALLOCATIONS" herein.

     The Notes are being offered pursuant to this Prospectus. Sales of the Notes may not be consummated unless the purchaser has received this Prospectus. The Subordinated Securities are not being offered hereby.

     The Issuer does not intend to apply for listing of the Notes on any securities exchange or for the inclusion of the Notes on any automated quotation system.

     There currently is no secondary market for the Notes and there is no assurance that one will develop, or if one does develop, that it will continue or provide sufficient liquidity.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                REPORTS TO NOTEHOLDERS

     During such time as the Notes remain in book-entry form, periodic and annual unaudited reports, containing information concerning the Trust, the Contracts, the Notes and the Certificates, will be prepared by the Servicer and sent on behalf of the Trust to Cede & Co. ("CEDE"), as nominee of The Depository Trust Company ("DTC"), and the Euroclear System ("EUROCLEAR") or Cedel Bank, S.A. ("CEDEL") as registered holders of the Notes. Such reports will be made available by DTC, Euroclear or CEDEL and its participants to holders of interests in the Notes in accordance with the rules, regulations and procedures creating and affecting DTC, Euroclear and CEDEL, respectively. See "DESCRIPTION OF THE NOTES--BOOK ENTRY REGISTRATION" and "--REPORTS" below. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles or that have been examined and reported upon by, with an opinion expressed by, an independent or certified public accountant. Upon the issuance of fully registered, certificated Notes, such reports will be sent to each registered Noteholder.

                                AVAILABLE INFORMATION

     The Trust Depositor, as originator of the Trust, has filed with the Securities and Exchange Commission (the "COMMISSION") a Registration Statement (together with all amendments and exhibits thereto, the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with respect to the Notes offered pursuant to this Prospectus and described herein. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048.
Copies of the Registration Statement may be obtained from the Public Reference Branch of the Commission at 450 Fifth Street,

N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, regarding the Trust Depositor and the Trust may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov. The Servicer, on behalf of the Trust, will also file or cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the rules and regulations of the Commission thereunder. Copies of such reports can be obtained as described above.

     UPON RECEIPT OF A REQUEST BY AN INVESTOR, OR HIS OR HER REPRESENTATIVE, WITHIN THE PERIOD DURING WHICH THERE IS AN OBLIGATION TO DELIVER A PROSPECTUS, THE UNDERWRITER WILL PROMPTLY DELIVER, OR CAUSE TO BE DELIVERED, WITHOUT CHARGE AND IN ADDITION TO ANY SUCH DELIVERY REQUIREMENTS, A PAPER COPY OF THIS PROSPECTUS AND A PROSPECTUS ENCODED IN AN ELECTRONIC FORMAT.

                                SUMMARY OF TERMS

The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus on the pages
indicated in the "INDEX OF TERMS" on page    .

There are material risks associated with an investment in the Notes. See "RISK FACTORS" on page 19 for a discussion of certain factors that investors should consider before making an investment in the Notes.

Issuer . . . . . . . . . . . . . . Newcourt Receivables Asset Trust 1997-1
                                   (the "ISSUER" or the "TRUST"), a Delaware business trust to be formed by the Trust Depositor and the Owner Trustee pursuant to the Trust Agreement dated as of
                                      , 1997 (the "TRUST AGREEMENT") between
                                   the Trust Depositor and the Owner Trustee.
                                    The principal executive offices of the
                                   Trust will be in Wilmington, Delaware, in
                                   care of the Owner Trustee, at the address of the Owner Trustee specified below.

Trust Depositor. . . . . . . . . . Newcourt Receivables Corporation II, a
                                   Delaware corporation (the "TRUST
                                   DEPOSITOR") and a wholly owned, limited
                                   purpose subsidiary of Newcourt Credit
                                   Group USA Inc. The Trust Depositor's
                                   principal executive offices are located at Bank One Tower, 111 Monument Circle, Suite 300, Indianapolis, Indiana 46204 and its telephone number is (317) 229-3406.

Seller/Servicer. . . . . . . . . . Newcourt Financial USA Inc., a Delaware
                                   corporation ("NEWCOURT USA"; or, in its
                                   separate capacities as a Seller under the Transfer and Sale Agreement, the "SELLER", or as Servicer under the Sale and Servicing Agreement described herein, the "SERVICER"), which is a wholly-owned subsidiary of Newcourt Credit Group USA Inc. which, in turn is a wholly owed subsidiary of Newcourt Credit Group Inc. ("NEWCOURT"). Newcourt USA's offices are located at Bank One Tower, 111 Monument Tower Circle, Suite 2700 Indianapolis, Indiana 46204 and its telephone number is
                                   (317) 767-0077.

Indenture Trustee. . . . . . . . .            , as indenture trustee under
                                   the Indenture described herein (the
                                   "INDENTURE TRUSTEE").  The Indenture
                                   Trustee's offices are located at       .

Owner Trustee. . . . . . . . . . .                , as owner trustee under
                                   the Trust Agreement (the "OWNER TRUSTEE").
                                   The Owner Trustee's offices are located at
                                                   .

Cutoff Dates . . . . . . . . . . .With respect to the Contracts transferred
                                   to the Trust on the Closing Date,    ,
                                   1997, and with respect to any Additional
                                   Contract or Substitute Contract (see
                                   "SUMMARY OF TERMS--A. The Contracts")
                                   transferred to the Trust thereafter, the close of business on the first day of the calendar month in which such transfer occurs (each of such dates a "CUTOFF DATE", an "ADDITIONAL CONTRACT CUTOFF DATE", or a "SUBSTITUTE CONTRACT CUTOFF DATE", respectively). The term "CUTOFF DATE" when used herein in the context of general references to the pool of Contracts held by the Trust, should be deemed to include a reference to the Additional Contract Cutoff Date and Substitute Contract Cutoff Date of any Additional Contract or Substitute Contract contained within such pool of Contracts, unless otherwise specified or unless the context otherwise clearly requires.

Closing Date . . . . . . . . . . . On or about      , 1997 (the "CLOSING DATE").

Collection Periods,. . . . . . . . A Collection Period is the period from and
Calculation Dates,                 including the first day of each calendar
Distribution Dates                 month to and including the last day of the
and Record Dates                   calendar month (such first day, the
                                   "CALCULATION DATE" and each such period, a
                                   "COLLECTION PERIOD").  A Distribution Date
                                   is the     th day  (or if any such date is
                                   not a "BUSINESS DAY", I.E., a day other
                                   than a Saturday, a Sunday or a day on
                                   which banking institutions in
                                   Indianapolis, Indiana, Toronto, Ontario,
                                   Canada or New York, New York
                                   are authorized or obligated by any law or
                                   regulation to be closed, then on the next
                                   succeeding Business Day) of each calendar
                                   month (each, a "DISTRIBUTION DATE")
                                   commencing        , 199  .  The Collection
                                   Period relating to any particular
                                   Distribution Date shall be the Collection
                                   Period occurring during the calendar month preceding the month in which such Distribution Date occurs.

                                   With respect to any Distribution Date and the Notes, the "RECORD DATE" is the calendar day immediately preceding each Distribution Date (or, with respect to any Definitive Note as defined in "DESCRIPTION OF THE NOTES -DEFINITIVE NOTES", the last calendar day of the month preceding the month in which such Distribution Date occurs).

The Notes. . . . . . . . . . . . .$            aggregate principal amount
                                   (the "INITIAL CLASS A-1 NOTE PRINCIPAL
                                   BALANCE") of      % Class A-1
                                   Receivable-Backed Notes, Series 1997-1
                                   (the "CLASS A-1 NOTES"); $
                                   aggregate principal amount (the "INITIAL
                                   CLASS A-2 NOTE PRINCIPAL BALANCE") of
                                   % Class A-2 Receivable-Backed Notes,
                                   Series 1997-1 (the "CLASS A-2 NOTES");
                                   $       aggregate principal amount (the
                                   "INITIAL CLASS B NOTE PRINCIPAL BALANCE")
                                   of     % Class B Receivable-Backed Notes,
                                   Series 1997-1; and $      aggregate
                                   principal amount (the "INITIAL CLASS C
                                   NOTE PRINCIPAL BALANCE") of    % Class C
                                   Receivable-Backed Notes, Series 1997-1
                                   (the "CLASS C NOTES"; and together with
                                   the Class A-1 Notes, Class A-2 Notes and
                                   Class B Notes, the "NOTES"). The Initial
                                   Class A-1 Note Principal Balance is equal
                                   to approximately      % of the initial
                                   Aggregate Discounted Contract Balance (as
                                   defined herein) of the Contracts, the
                                   Initial Class A-2 Note Principal Balance
                                   is equal to approximately     % of the
                                   initial Aggregate Discounted Contract
                                   Balance, the Initial Class B Note
                                   Principal Balance is equal to
                                   approximately      % of the initial
                                   Aggregate Discounted Contract Balance of
                                   the Contracts, and the Initial Class C
                                   Note Principal Balance is equal to
                                   approximately   % of the Initial Aggregate
                                   Discounted Contract Balance of the
                                   Contracts.

                                   The Notes will be issued by the Trust
                                   pursuant to an Indenture to be dated as of
                                                , 1997 (the "INDENTURE"),
                                   between the Trust and the Indenture
                                   Trustee. The Notes will be secured by the assets of the Trust. The Notes will be available for purchase in book-entry form only in minimum denominations of $1,000 and integral multiples thereof (except for one Note of each Class which, for rounding purposes, may be less than an integral multiple thereof). The holders of beneficial interests in the Notes held in book-entry form ("NOTE OWNERS") will not be entitled to receive Definitive Notes except in the limited circumstances described herein. See "DESCRIPTION OF THE NOTES--GENERAL" and "--DEFINITIVE NOTES" and "--BOOK-ENTRY REGISTRATION" herein. The Class A-2 Notes, the Class B Notes, the Class C Notes and the Subordinated Securities will be subordinated to the Class A-1 Notes to the extent described herein; the Class B Notes, the Class C Notes and the Subordinated Securities will be subordinated to the Class A-2 Notes to the extent described herein, the Class C Notes and the Subordinated Securities will be subordinated to the Class B Notes to the extent described herein; and the Subordinated Securities will be subordinated to the Class C Notes to the extent described herein. See "DESCRIPTION OF THE NOTES --ALLOCATIONS" herein.

The Subordinated Securities . . .                                    On the
                                   Closing Date, the Trust will also issue
                                      %Class D Receivables-Backed Notes (the
                                   "SUBORDINATED NOTES" ) with an aggregate
                                   principal balance of $           (the
                                   "INITIAL CLASS D NOTE PRINCIPAL BALANCE"),
                                   as well as Class E Certificates (the
                                   "CERTIFICATES", and, together with the
                                   Subordinated Notes, the "SUBORDINATED
                                   SECURITIES") with an initial certificate
                                   balance of $         ; the Certificates
                                   will not bear interest. The rights of the holders of the Subordinated Securities to receive distributions will be subordinated to the rights of the Noteholders to receive distributions with respect to the Notes to the extent described herein.
                                   See "DESCRIPTION OF THE NOTES -
                                   ALLOCATIONS" herein.

A. Class D Notes . . . . . . . . . The Initial Class D Note Principal Balance
                                   is equal to approximately       % of the
                                   initial Aggregate Discounted Contract Balance and will be issued pursuant to the Indenture. The Subordinated Notes are not being offered and sold hereby and are expected to be sold concurrently with the Notes in a private placement.

B.   Certificates. . . . . . . . . The Certificates will represent fractional undivided beneficial equity interests in the Trust, including the residual interest in amounts in the Reserve Fund (after the payment of all outstanding interest and principal on the Notes and the Subordinated Notes), and will be issued pursuant to the Trust Agreement. The Certificates are not being offered and sold hereby. The Trust Depositor is expected initially to retain the Certificates, although the Certificates could be subsequently conveyed in a separate transaction subject to certain restrictions to ensure the Trust is not treated as a taxable entity for federal income tax purposes.

The Trust. . . . . . . . . . . . . The Trust will be a business trust established under the laws of the State of Delaware pursuant to the Trust Agreement. The activities of the Trust are limited by the terms of the Trust Agreement to acquiring, owning and managing the Contracts and related assets, issuing and making payments on the Notes and the Subordinated Securities and other activities related thereto.

Trust Assets . . . . . . . . . . . The property of the Trust (the "TRUST
                                   ASSETS") will include (i) the Contracts
                                   transferred to the Trust on the Closing
                                   Date with an Aggregate Discounted Contract
                                   Balance of $              as of the Cutoff
                                   Date (together with Additional Contracts and/or Substitute Contracts that may be transferred to the Trust from time to time as described herein), (ii) all monies at any time paid or payable thereunder or in respect thereof from and after the Cutoff Date applicable to such Contracts, in the form of (A) Scheduled Payments (as defined herein) inclusive of such payments received through Vendor recourse or support arrangements, but excluding the Excluded Amounts, (B) Prepayments (as defined herein), and (C) Recoveries (including any derived from the disposition of related Equipment) received with respect to Defaulted Contracts (in each case as such terms are defined in this "SUMMARY OF TERMS"), (iii) the related Equipment (or a security interest therein), (iv) with respect to Contracts which are Vendor Loans, the Applicable Security related thereto, (v) such amounts as from time to time may be held in the Collection Account or any related account or subaccount under the Sale and Servicing Agreement or the Indenture, together with earnings on funds therein, (vi) the rights of the Trust Depositor under the Transfer and Sale Agreement, (vii) any amounts received with respect to the Guaranteed Residuals, (viii) any late charges relating to a Contract which were included in the Contract's terms as of the Cutoff Date ("LATE CHARGES"), (ix) amounts available, if any, in the Reserve Fund and
                                   (x) proceeds of any of the foregoing.

A.     Contracts. . . . . . . . . All of the Contracts to be included in the
                                   Trust (sometimes referred to herein,
                                   collectively, as the "CONTRACTS POOL" or the "TRANSFERRED CONTRACTS") consist of conditional sale agreements (each, a "CSA"), promissory notes with related security agreements (each, a "SECURED NOTE"), operating and finance leases (each, a "LEASE"), installment payment agreements (each, an "IPA") or other similar types of financing agreements (each, a "FINANCING AGREEMENT") covering Financed Items (which may or may not be secured by such Financed Items) or, in the case of Vendor Loans, secured by End-User Contracts which, in turn, cover Financed Items.

                                   With respect to the Contracts, the Seller will make certain representations and warranties in the Transfer and Sale Agreement, including that: (i) the information with respect to the Contracts, Secondary Contracts and Equipment securing such Contracts is true and correct in all material respects; (ii) immediately prior to the transfer of each Contract and the interest in any related Equipment to the

                                   Trust Depositor, such Contract was owned by the Seller free and clear of any adverse claim other than Permitted Liens;
                                   (iii) each Contract did not have any
                                   delinquent payment thereon where such
                                   payment was delinquent for more than 60
                                   days and the Contract is not otherwise in default; (iv) each Contract is a valid and binding payment obligation of the obligor and is enforceable in accordance with its terms other than for a discharge in the bankruptcy of the Obligor; and (v) no adverse selection procedure was used in selecting the Contracts for transfer (I.E. the Contracts sold, assigned and transferred to the Trust were not intentionally chosen by the Seller to be of lesser credit quality or characteristics as those Contracts retained by the Seller and not conveyed to the Trust) . With respect to Leases, the Seller will represent in the Transfer and Sale Agreement (i) that such Leases are
                                   "NET LEASES" and contain "HELL OR HIGH
                                   WATER" provisions in favor of the Seller, which obligates each applicable lessee at various levels (each, a "LESSEE") to make all payments scheduled under its Lease, without setoff (to the extent a Lease is not a "NET LEASE" which contains a "HELL
                                   OR HIGH WATER" provision, in which such
                                   instance, such Lease will receive the
                                   benefit of a Vendor Guarantee
                                   (See "THE CONTRACTS GENERALLY - PROGRAM
                                   AGREEMENTS WITH VENDORS")), or (ii) with respect to certain Leases with Lessees that are governmental entities or municipalities, if such Lease is cancelled in accordance with its terms, either (x) the Vendor (as defined in this "SUMMARY OF TERMS") which assigned such Lease to the Seller is unconditionally obligated to repurchase such Lease from the Seller for a purchase price not less than the Discounted
                                   Contract Balance of such Lease (as of the date of purchase) plus interest thereon at the Discount Rate through the Distribution Date following such date of repurchase or
                                   (y) pursuant to the Transfer and Sale
                                   Agreement, the Seller has indemnified the Trust Depositor (and any assignee thereof) against such cancellation in an amount equal to the Discounted Contract Balance of such Lease (as of the date of purchase) plus interest thereon at the Discount Rate through the Distribution Date following such cancellation less any amounts paid by the Vendor pursuant to clause (x). See
                                   "THE CONTRACTS GENERALLY" and "THE
                                   TRANSFER AND SALE AGREEMENT AND SALE AND
                                   SERVICING AGREEMENT
                                   GENERALLY--REPRESENTATIONS AND WARRANTIES" herein.

                                   The Transferred Contracts have been
                                   selected by the Seller from its portfolio of CSAs, Secured Notes, Leases, IPAs, Financing Agreements and Vendor Loans, have the characteristics specified in the Transfer and Sale Agreement and Sale and Servicing Agreement and described herein, and (except for Additional Contracts or Substitute Contracts as defined in this "SUMMARY OF TERMS") will be purchased by the Trust Depositor from the Seller on the Closing Date pursuant to the Transfer and Sale Agreement. See "THE TRANSFER AND SALE AGREEMENT AND SALE AND SERVICING AGREEMENT GENERALLY--REPRESENTATIONS AND
                                   WARRANTIES", "USE OF PROCEEDS"  and "THE
                                   CONTRACTS POOL" herein.

                                   As of the Cutoff Date, the Contract Pool had the following characteristics (unless otherwise noted, percentages are calculated by reference to Discounted Contract Balances of the related Contracts as a percentage of the Aggregate Discounted Contract Balance of the Contract Pool. The Discounted Contract Balances and the Aggregate Discounted Contract Balance utilized in clauses (i) through (vii) below were calculated utilizing the Statistical Discount Rate (as defined in this section):

                                     (i)     there were      Contracts in the
                                    Contract Pool;

                                     (ii)    the Aggregate Discounted
                                   Contract Balance, or ADCB (as defined in
                                   this "SUMMARY OF TERMS") of the Transferred
                                   Contracts was $        ;

                                     (iii)   the final scheduled payment
                                   date of the Transferred Contract with
                                   the latest maturity or expiration as
                                   of the Cutoff Date was          , 200 ;

                                     (iv)    the average Discounted Contract
                                   Balance was approximately $    ;

                                     (v)  all of the Contracts had (A)
                                   original terms to maturity of not less
                                   than     months and not more than
                                   months, with a weighted average original
                                   term to maturity of approximately
                                   months,  and (B) a remaining term to
                                   maturity of not less than     months and
                                   not more than     months, with a weighted
                                   average remaining term to maturity of
                                   approximately       months;

                                     (vi)     of such Contracts, approximately
                                   % were Vendor Loans; and

                                     (vii)     the  Obligors (as defined in
                                   this "SUMMARY OF TERMS")  on
                                   approximately      %  of  the Contracts
                                   were  located in  the state of
                                     ;  approximately     % were located in
                                             ; approximately    % were
                                   located in              ; approximately
                                     % were located in             ; and in no
                                   other   state  represented  more  than
                                   %  of  the Contracts.

                                   See "THE TRANSFER AND SALE AGREEMENT AND
                                   THE SALE AND SERVICING AGREEMENT
                                   GENERALLY--CONCENTRATION AMOUNTS" herein.

                                   For the twelve-month periods ended      and
                                   ending              , the Seller has
                                   recognized (i) delinquencies of   % and   %,
                                   respectively with respect to its portfolio
                                   and (ii) losses of   % and   % with respect
                                   to its portfolio.  See "THE CONTRACTS
                                   POOL -- DELINQUENCY AND LOAN LOSS
                                   INFORMATION".

                                   The Statistical Discount Rate is equal to
                                           (the "STATISTICAL DISCOUNT RATE").
                                   Although the Discounted Contract Balances and the Aggregate Discounted Contract Balance calculated at the Discount Rate will vary somewhat from the Discounted Contract Balances and Aggregate Discounted Contract Balance calculated at the Statistical Discount Rate, such variance will not be material.

                                   For further information regarding the
                                   Transferred Contracts, see "THE CONTRACTS
                                   POOL" and "THE CONTRACTS GENERALLY", as
                                   well as "THE TRANSFER AND SALE AGREEMENT
                                   AND SALE AND SECURITY AGREEMENT
                                   GENERALLY--REPRESENTATIONS AND WARRANTIES" and "--CONCENTRATION AMOUNTS" herein.

                                   Generally, the Contracts not constituting
                                   Leases are prepayable by their terms by
                                   the Obligors thereon; in many (but not
                                   all) instances, such terms require a
                                   prepayment penalty.  The Contracts
                                   constituting Leases generally will be
                                   non-cancellable by the Obligors.  The
                                   Seller may, under the terms of the Sale
                                   and Servicing Agreement, permit or agree to the early termination or full prepayment of any such Contract included in the Contract Pool in certain circumstances, and on the terms and subject to the conditions more fully specified in the Sale and Servicing Agreement (any prepayment of a Contract, whether pursuant to its terms or in the Servicer's discretion being an "EARLY TERMINATION", with the Contract related thereto being an "EARLY TERMINATION CONTRACT" or "PREPAID CONTRACT"). Such circumstances may include, without limitation, a full or partial buyout of the Equipment which is the subject of the Contract, or an equipment upgrade.

                                   In the event of an Early Termination which has been prepaid in full, the Trust Depositor will have the option to cause the Trust to reinvest the proceeds of such Early Termination in one or more Contracts having similar characteristics to such terminated Contract (each, an "ADDITIONAL CONTRACT").

                                   In addition, the Seller will have the
                                   option under the Transfer and Sale
                                   Agreement to cause the Trust Depositor,
                                   pursuant to the terms of the Sale and
                                   Servicing Agreement, to substitute into
                                   the Trust one or more Contracts having
                                   similar characteristics (each, a
                                   "SUBSTITUTE CONTRACT") for Defaulted
                                   Contracts (as defined in "DESCRIPTION OF
                                   NOTES - DEFAULTED CONTRACTS"), and
                                   Contracts following a material
                                   modification to or adjustment of the terms of such Contract which modification or adjustment would not otherwise be permissible under the Sale and Servicing Agreement (unless the Contract was to be prepaid in full to the Trust and refinanced by the Seller with a new, modified Contract outside the Trust) (each, an "ADJUSTED CONTRACT"). The Aggregate Discounted Contract Balance (as defined herein) of the Defaulted Contracts and Adjusted Contracts for which the Seller may cause the substitution of Substitute Contracts is limited to an amount not in excess of 15% of the Aggregate Discounted Contract

                                   Balance of the Contracts as of the Cutoff
                                   Date.  The Seller will also be permitted
                                   to substitute a Substitute Contract for a
                                   Contract which the Seller would otherwise
                                   be required to repurchase due to certain
                                   representations or warranties relating
                                   thereto proving to have been incorrect (a
                                   "WARRANTY CONTRACT"), without regard to
                                   the 15% limitation described above. For
                                   the periods reflected in the twelve-month
                                   period ended                      and
                                   ending                    ,  the Seller
                                   has recognized delinquencies of     % and
                                       %, respectively with respect to its
                                   portfolio and (ii) losses of     % and
                                   % with respect to its portfolio.  (See
                                   "THE CONTRACTS POOL -- DELINQUENCY AND
                                   LOAN LOSS INFORMATION"). With respect to replacing either a Defaulted Contract or an Adjusted Contract with a Substitute Contract (which substitution is not an obligation of the Seller but is in its sole and absolute discretion), such Substitute Contract must meet the Contracts Pool concentration limitation as described in "THE TRANSFER AND SALE AGREEMENT AND SALE AND SERVICING AGREEMENT GENERALLY" as well as the other substitution requirements described herein. See "THE TRANSFER AND SALE AGREEMENT AND THE SALE AND SERVICING AGREEMENT GENERALLY--REPRESENTATIONS AND
                                   WARRANTIES" herein.

                                   The terms of a Contract may be subjected to material modifications or adjustments for administrative reasons or at the request of the Obligor or related Vendor for such Contract due to a variety of circumstances. Such material modifications may result in adjustments to the Contract commencement date, the stated periodic payment date for payments due, the amount of the periodic payment or the equipment subject to the Contract. With respect to a Contract which has been materially modified or adjusted, such Contract will either be prepaid by the Obligor or shall be substituted for by the Seller consistent with the conditions described in the preceding paragraph. There may also occasionally be non-material adjustments or modifications in Contract terms which may be effected by the Servicer on behalf of the Trust without Noteholder consent and without affecting the Contract's status as part of the Trust.

                                   Additional Contracts and Substitute
                                   Contracts will be originated and added to the Trust using the same credit criteria and eligibility standards as the Contracts in the Contracts Pool on the Closing Date. Information with respect to such Additional Contracts or Substitute Contracts, to the extent deemed material, will be included in periodic reports under the Exchange Act filed by the Servicer with the Commission on behalf of the Trust as are required under the Exchange Act.

                                   In no event will the aggregate scheduled
                                   payments of the Contracts, after the
                                   inclusion in the Trust of the Substitute
                                   Contracts and reinvestment in Additional
                                   Contracts, be materially less than the
                                   aggregate scheduled payments of the
                                   Contracts prior to such substitution or
                                   reinvestment. In addition, either the
                                   final payment on such Substitute Contract
                                   or Additional Contract will be on or prior
                                   to       , or, to the extent the final
                                   payment on such Contract is due after
                                     , only scheduled payments due on or
                                   prior to such date may be included in the
                                   Discounted Contract Balance of such
                                   Contract for purpose of making any
                                   calculation under the Indenture or the
                                   Sale and Servicing Agreement.

                                   The Servicer is not authorized to permit an Early Termination, without the addition to the Trust of a related Additional Contract, unless the amount to be prepaid (whether by the related Obligor, or through a combination of payments from the related Obligor and from the
                                   Seller/Servicer) on such terminated
                                   Contract is equal at least to the then
                                   Discounted Contract Balance of the
                                   Contract, plus any delinquent payments
                                   (inclusive of interest) thereon.

                                   The Seller defines Contract delinquency as a payment which is not made consistent with the Contract terms and a Defaulted Contract as a Contract for which a full contractual payment has not been received from the Obligor (or the Vendor if Vendor recourse is applicable) for 120 days or such shorter period as the Seller may determine consistent with its collection policy. (See "NEWCOURT CREDIT GROUP INC. AND NEWCOURT FINANCIAL USA INC. --CONTRACT COLLECTIONS.")

B. Equipment and Other. . . . . .  All of the Seller's right, title and interest
   Financed Items                  (which may be limited to a security interest)
                                   in the Equipment, if any, subject to each Lease and the security interest of the Seller in the Equipment, if any, subject to each CSA, Secured Note, IPA, Financing
                                   Agreement and Vendor Obligation included in the Contract Pool will be transferred to the Trust. Equipment will include, but shall not be limited to, a wide variety of new and used information technology equipment (such as mainframe and mini computers, computer work stations, personal computers, data storage devices and other computer related peripheral equipment), communications equipment (such as telephone switching and networking systems), commercial business and industrial equipment (such as printing presses, machine tools and other manufacturing equipment, photocopiers, facsimile machines and other office equipment, energy savings and control equipment, automotive diagnostic and automated testing equipment), medical equipment (such as diagnostic and therapeutic examination equipment for radiology, nuclear medicine and ultrasound and laboratory analysis equipment), resources equipment (such as feller-bunchers and grapplers), and transportation and construction equipment
                                   (such as heavy and medium duty trucks and highway trailers, school buses, bulldozers, loaders, graters, excavators, forklifts and other materials handling equipment, golf carts and other road and off-road machinery). See "THE CONTRACTS
                                   GENERALLY--EQUIPMENT" and "THE CONTRACTS
                                   POOL" herein.  In the event the party
                                   obligated to make payments under any
                                   Contract (as to a Contract, the "OBLIGOR") defaults in such payments, the Servicer will follow its customary and usual collection procedures, which may include the repossession and sale of any related
                                   Equipment on behalf of the Trust.  Any
                                   Recoveries (as defined herein) from such sale shall constitute Available Amounts
                                   (as defined in "DESCRIPTION OF THE
                                   NOTES-ALLOCATIONS")  "THE CONTRACTS
                                   GENERALLY--EQUIPMENT", and "DESCRIPTION OF
                                   THE NOTES--DEFAULTED CONTRACTS" herein.

                                   Certain End-User Contracts cover Financed
                                   Items other than Equipment, including
                                   computer software ("SOFTWARE") and related
                                   support and consulting services
                                   (collectively, "SERVICES") and will
                                   represent approximately     % of the ADCB
                                   of the Contracts Pool on the Closing Date.
                                    The Trust will not have title to or a
                                   security interest in such Software
                                   licensed under or securing a Contract or the proceeds thereof nor will it own such Services, and may not be able to realize any value therefrom under a related Contract upon a default by the Obligor. See "THE CONTRACTS GENERALLY--SOFTWARE AND SERVICES" herein.

C. Collection Account. . . . . .   A trust account will be established by the
                                   Servicer in the name of and maintained by the Indenture Trustee (the "COLLECTION
                                   ACCOUNT") into which all amounts that will be collected for the Trust will be deposited in accordance with the Indenture and the Sale and Servicing Agreement. See
                                   "DESCRIPTION OF THE NOTES--COLLECTION
                                   ACCOUNT" herein.

D. Vendor Agreements . . . . . . . Each of the Seller's Vendor finance program agreements (each, a "PROGRAM
                                   AGREEMENT") are agreements with equipment manufacturers, dealers and distributors or computer software licensors or distributors as well as finance companies which extend credit to such parties ("VENDORS") which, in each case, provide the Seller with the opportunity to finance transactions relating to the acquisition or use by an End-User of a Vendor's Equipment, Software, Services or other products. Some of these Program Agreements take the form of a referral relationship, which may or may not include credit support from the Vendor. All rights (but not obligations) of the Seller under the Program Agreements with respect to the Contracts are generally assignable and will be so assigned by the Seller to the Trust Depositor and in turn conveyed by the Trust Depositor to the Trust. Such rights may include various forms of support to the Seller under such Program Agreements including representations and warranties by the Vendor in respect of the End-User Contracts assigned by the Vendor to the Seller and related Equipment, Software or Services, credit support with respect to defaults by End-Users and equipment repurchase and remarketing arrangements upon early termination of End-User Contracts upon a default by the End-User. See "THE CONTRACTS
                                   GENERALLY--VENDOR AGREEMENTS" herein.

                                   In addition to the foregoing, the Seller may enter into assignment agreements (each a "VENDOR ASSIGNMENT"; collectively, with the Program Agreements, "VENDOR AGREEMENTS") from time to time with Vendors pursuant to which individual End-User Contracts originated by Vendors are assigned to the Seller, rather than pursuant to a Program Agreement. Each Vendor Assignment will be made either with or without recourse against the Vendor for End-User defaults and will generally contain many, if not all, of the representations, warranties and covenants typically contained in Program Agreements, as well as a Vendor repurchase requirement in the event of a breach by the Vendor of such representations, warranties or covenants. Vendor Assignments may or may not provide for any Vendor remarketing support in the event of an End-User default.

E.  Reserve Fund . . . . . . . . . A trust account has been established by the Trust Depositor in the name of, and
                                   maintained by, the Indenture Trustee (the
                                   "RESERVE FUND").  On the Closing Date the
                                   Trust Depositor will deposit
                                   in the Reserve Fund which is equal to
                                   1.50% of the ADCB of the Contracts Pool as of the Cutoff Date. The Reserve Fund will be required to be maintained at the lesser of (i) 1.50% of the ADCB of the Contracts as of the Cutoff Date and (ii) the outstanding Principal Amounts of the Notes and the Subordinated Notes (the "RESERVE FUND AMOUNT"). On each Distribution Date, amounts on deposit in the Reserve Fund will be applied as described under "DESCRIPTION OF THE NOTES--ALLOCATIONS" and "--RESERVE FUND." Amounts on deposit in the Reserve Fund in excess of the Reserve Fund Amount will be paid to the Certificateholder.

Terms of the Notes . . . . . . . . The principal terms of the Notes will be as described below:

A. Interest . . . . . . . . . .  . The Class A-1 Notes will bear interest at the
                                   rate of     % per annum (the "CLASS A-1
                                   INTEREST RATE"), the Class A-2 Notes will
                                   bear interest at the rate of     % per
                                   annum (the "CLASS A-2 INTEREST RATE"), the
                                   Class B Notes will bear interest at the
                                   rate of    % per annum (the "CLASS B
                                   INTEREST RATE") and the Class C Notes will
                                   bear interest at the rate of      % per
                                   annum (the "CLASS C INTEREST RATE") and
                                   the Subordinated Notes will bear interest
                                   at the rate of     % per annum (the
                                   "SUBORDINATED NOTE INTEREST RATE" or
                                   "CLASS D INTEREST RATE"). Interest with respect to the Class A-1 Notes will be calculated on the basis of actual days elapsed over a year of 360 days; interest with respect to all other Notes will be calculated on the basis of a year of 360 days consisting of twelve 30 day months.

                                   Interest on the outstanding principal
                                   amount of the Notes will accrue from and
                                   including the most recent Distribution
                                   Date on which interest has been paid (or,
                                   in the case of the initial Distribution
                                   Date, from and including the Closing Date)
                                   to but excluding the following
                                   Distribution Date (each period for which
                                   interest accrues on the Notes, an "ACCRUAL
                                   PERIOD").   Interest on the Notes will be
                                   payable on each Distribution Date,
                                   commencing        , 199  , to the holders
                                   of record of the Class A-1 Notes (the
                                   "CLASS A-1 NOTEHOLDERS"), the holders of record of the Class A-2 Notes (the "CLASS A-2 NOTEHOLDERS") the holders of record of the Class B Notes (the "CLASS B NOTEHOLDERS") and the holders of record of the Class C Notes (the "CLASS C NOTEHOLDERS"; together with the Class A-1 Noteholders, the Class A-2 Noteholders and Class B Noteholders, the "NOTEHOLDERS") as of the related Record Date. See "DESCRIPTION OF THE NOTES--GENERAL" and "THE INDENTURE--PAYMENTS OF PRINCIPAL AND INTEREST" herein.

                                   Interest on the Class A-1 Notes is
                                   payable on a Distribution Date from
                                   Available Amounts available on such date
                                   (after application of such Available
                                   Amounts  to repay any outstanding Servicer
                                   Advances as defined herein, and  to pay
                                   the Servicing Fee, each as defined in this "SUMMARY OF TERMS"). Such Available
                                   Amounts represent primarily collections of payments due under the Contracts
                                   (including realization of amounts from
                                   Vendor recourse, if applicable and any
                                   amounts realized from Guaranteed
                                   Residuals), Late Charges, certain amounts received upon the prepayment or purchase of Contracts or liquidation of the Contracts and disposition of the related Equipment upon defaults thereunder, and proceeds of Servicer Advances (as defined herein), if any, amounts available in the Reserve Fund, if any as well as earnings on amounts held in the Collection Account. Interest on the Class A-2 Notes is payable on a Distribution Date from the Available Amounts available on such date, (after application of such Available Amounts to repay any outstanding Servicer Advances, to pay the Servicing Fee and to pay interest on the Class A-1 Notes); PROVIDED, HOWEVER, in the event a Restricting Event has occurred and is continuing or an Event of Default has occurred, interest on the Class A-1 Notes and the Class A-2 Notes
                                   (to the extent Available Amounts are
                                   insufficient to pay the entire amount of accrued interest on both the Class A-1
                                   Notes and the Class A-2 Notes) will be
                                   paid from Available Amounts pro rata based on the then outstanding Principal Amounts of such Class A-1 Notes and Class A-2
                                   Notes. Interest on the Class B Notes is
                                   payable on a Distribution Date from the
                                   Available Amounts available on such date, (after application of such Available Amounts to repay any outstanding Servicer Advances, to pay the Servicing Fee, and to pay interest on the Class A-1 Notes and Class
                                   A-2 Notes). Interest on the Class C Notes is payable on a Distribution Date from Available Amounts available on such date, (after application of such Available Amounts to repay any outstanding Servicer Advances, to pay the Servicing Fee, and to pay interest on the Class A-1 Notes, Class A-2 Notes and the Class B Notes). Interest on the Subordinated Notes is payable on a Distribution Date from Available Amounts available on such date, (after application of such Available Amounts to repay any outstanding Servicer Advances, to pay the Servicing Fee, and to pay interest on the Class A-1 Notes, Class A-2 Notes, Class B Notes and the Class C Notes). See "DESCRIPTION OF THE NOTES--ALLOCATIONS" herein.

B. Principal

   General . . . . . . . . . . . . Principal of the Class A-1 Notes will be payable on each Distribution Date in an
                                   amount equal  to the Class A-1 Principal
                                   Payment Amount (as defined in "DESCRIPTION
                                   OF THE NOTES") for such Distribution Date, to the extent Available Amounts are available therefor, but after payment of unpaid Servicer Advances, the Servicing Fee, interest payments on the Notes and the Subordinated Notes.

                                   Principal of the Class A-2 Notes will be payable on each Distribution Date in an amount equal to the Class A-2 Principal Payment Amount (as defined in "DESCRIPTION
                                   OF THE NOTES") for such Distribution Date, to the extent Available Amounts are available therefor, but after payment of unpaid Servicer Advances, the Servicing Fee, interest payments on the Notes and Subordinated Notes and the Class A-1 Principal Payment Amount.

                                   Principal of the Class B Notes will be
                                   payable on each Distribution Date in an
                                   amount equal to the lesser of the Class B
                                   Principal Payment Amount (as defined in
                                   "DESCRIPTION OF NOTES") for such
                                   Distribution Date, and the then
                                   outstanding principal amount of the Class
                                   B Notes, to the extent Available Amounts are available therefor, but after payment of unpaid Servicer Advances, the Servicing Fee, interest payments on the Notes and the Subordinated Notes, and the payment of the Class A-1 and A-2 Principal Payment Amount.

                                   Principal of the Class C Notes will be
                                   payable on each Distribution Date in an
                                   amount equal to the Class C Principal
                                   Payment Amount (as defined herein) for
                                   such Distribution Date, to the extent
                                   Available Amounts are available therefor, but after payment of unpaid Servicer Advances, the Servicing Fee, interest payments on the Notes and the Subordinated Notes, and the payment of the Class A-1 and A-2 Principal Payment Amount and Class B Principal Payment Amount. See "DESCRIPTION OF THE NOTES--ALLOCATIONS" herein.

                                   Principal of the Subordinated Notes will be payable on each Distribution Date in an amount equal to the Class D Principal Payment Amount (as defined in the "DESCRIPTION OF THE NOTES") for such Distribution Date, to the extent Available Amounts are available therefor, but after payment of unpaid Servicer Advances, the Servicing Fee, interest payments on the Notes and the Subordinated Notes, and the payment of the Class A-1 and Class A-2 Principal Payment Amount, the Class B Principal Payment Amount and the Class C Principal Payment Amount. See "DESCRIPTION OF THE NOTES--ALLOCATIONS" herein.

                                   The Class A-1 Principal Payment Amount,
                                   the Class A-2 Principal Payment Amount,
                                   Class B Principal Payment Amount and Class
                                   C Principal Payment Amount represent, in
                                   each case, a calculation of the amount to
                                   be payable from otherwise Available
                                   Amounts on a Distribution Date in respect
                                   of principal on the Class A-1 Notes, the
                                   Class A-2 Notes, Class B Notes or Class C
                                   Notes, as applicable.  Such amount
                                   generally is calculated, for the
                                   Subordinated Notes and each Class of
                                   Notes other than the Class A-1 Notes, as a
                                   fractional percentage of the amount that
                                   the ADCB of the Contract Pool has declined
                                   or been deemed to decline (whether
                                   through payment, prepayment, default and
                                   writeoff, determination of ineligibility or
                                   other mechanism as described further herein)
                                   during the most recent Collection Period
                                   (I.E., full calendar month), with the
                                   fractional percentage for each Class
                                   determined based on the proportion that
                                   the Initial Principal Balance of such
                                   Class bore to Initial Principal Balance of
                                   all Classes of Notes (excluding the Class
                                   A-1 Notes) and the Subordinated Notes as
                                   of the Cutoff Date; PROVIDED, HOWEVER, the
                                   Class A-1 Notes will receive 100% of
                                   Available Amounts with respect to their
                                   principal prior to the payment of any
                                   principal on the Class A-2 Notes, Class B
                                   Notes, Class C Notes and Subordinated
                                   Notes. Assuming payment in full of the
                                   Class A-1 Notes, (as of the Cutoff Date)
                                   such percentages are      % for the Class
                                   A-2 Notes,        % for the Class B Notes,
                                        % for the Class C Notes, and    % for
                                   Subordinated Notes.  Accordingly, if
                                   sufficient Available Amounts exist, a
                                   proportionate amount of principal would be repaid on any given Distribution Date on each of the Class A-2 Notes, the Class B Notes and the Class C Notes (as well as the Subordinated Notes); after payment of the Class A-1 Principal Payment Amount.
                                   Upon the occurrence of an Event of
                                   Default, or upon the occurrence and during the continuance of a Restricting Event
                                   (each as defined in "DESCRIPTION OF THE
                                   NOTES"), however, the formula for
                                   determining such principal payment amount, after payment in full of the Class A-1 Notes, will change with the result that, for any Distribution Date occurring after such adverse event, principal on the Class A-2 Notes, Class B Notes and Class C Notes (and also the Subordinated Notes) will be accelerated and paid sequentially, I.E., no principal will be paid on the Class B Notes, Class C Notes or the Subordinated Notes, until the Class A-2 Notes have been repaid in full; no principal will be paid on the Class C Notes or the Subordinated Notes, until the Class B Notes have been repaid in full; and no principal will be paid on the Subordinated Notes until the Class C Notes have been repaid in full.
                                   See "DESCRIPTION OF THE
                                   NOTES--ALLOCATIONS" herein.

Stated Maturity Date . . . . . . . The stated maturity date of the Class A-1
                                   Notes (the "CLASS A-1 NOTES MATURITY
                                   DATE") is the ________________
                                   Distribution Date and the stated maturity date (the "MATURITY DATE") for the other Notes and the Subordinated Securities is
                                              , 200 .

Expected Amortization . . . . . .  The expected amortization schedule for the
Schedule Notes is set forth herein under "DESCRIPTION OF THE NOTES--PAYMENTS OF PRINCIPAL". Although the Maturity Date for the Notes is ______________, the expected final payment date for the Notes is ____________.

C. Optional Redemption . . . . . . Notes remaining outstanding may be redeemed in whole, but not in part, on any
                                   Distribution Date at the Trust Depositor's option if the ADCB (as defined herein) of the Contract Pool at such time is less than 10% of the initial ADCB of the

                                   Contract Pool as of the Cutoff Date (the
                                   "CLEANUP CALL CONDITION"). The redemption price for such outstanding Notes to be redeemed in such event (the "REDEMPTION PRICE") will be equal to the unpaid principal amount of the Notes plus accrued and unpaid interest thereon through the date of redemption. The Trust Depositor will fund such redemption through concurrent receipt of a payment from the Seller pursuant to the Seller's right under the Transfer and Sale Agreement to repurchase from the Trust Depositor for the Redemption Price, and concurrently cause the Trust Depositor to redeem and repurchase from the Trust, the remaining Contracts held in the Trust when the Cleanup Call Condition has been satisfied.

Aggregate Discounted . . . . . . . The "AGGREGATE DISCOUNTED CONTRACT BALANCE"
Contract Balance                   or "ADCB" with respect to the Contracts means
                                   the sum of the Discounted Contract
                                   Balances of each Contract included in the group of Contracts for which an ADCB determination is being made.

                                   "DISCOUNTED CONTRACT BALANCE" means with respect to any Contract, (A) as of the related Cutoff Date, the present value of all of the remaining Scheduled Payments becoming due under such Contract after the applicable Cutoff Date discounted monthly at the Discount Rate, and (B) as of any other date of determination, the sum of
                                   (1) the present value of all of the
                                   remaining Scheduled Payments becoming due under such Contract on or after such date of determination discounted monthly at the Discount Rate, and (2) the aggregate amount of all Scheduled Payments due and payable under such Contract after the applicable Cutoff Date and prior to such date of determination (other than Scheduled Payments related to Defaulted Contracts and Early Termination Contracts) that have not then been received by the Servicer.

                                   The Discounted Contract Balance for each
                                   Contract shall be calculated  assuming:

                                        (a)  All payments due in any
                                             Collection Period are due on the
                                             last day of the Collection
                                             Period;

                                        (b)  Payments are discounted on a
                                             monthly basis using a 30 day
                                             month and a 360 day year; and

                                        (c)  All security deposits and
                                             drawings under letters of
                                             credit, if any, issued in
                                             support of a Contract are
                                             applied to reduce Scheduled
                                             Payments in inverse order of the
                                             due date thereof.

                                   "DISCOUNT RATE" means, at any date of
                                   determination, ___% which is equal to the
                                   sum of (i) the weighted average of the
                                   Class A-2 Interest Rate (weighted at the
                                   sum of the Initial Class A-1 Note
                                   Principal Balance and the Initial Class
                                   A-2 Note Principal Balance), Class B
                                   Interest Rate, Class C Interest Rate and
                                   the Subordinated Note Interest Rate, and
                                   (ii) the Servicing Fee Percentage.  The
                                   Statistical Discount Rate is equal to   %.
                                   See "THE CONTRACTS POOL".

                                   "SCHEDULED PAYMENTS" means, with respect to any Contract, the monthly quarterly, semi-annual or annual rent or financing (whether principal or principal and interest) payment scheduled to be made by the related Obligor under the terms of such Contract after the related Cutoff Date (it being understood that Scheduled Payments do not include any Excluded Amounts as defined herein).

Subordination. . . . . . . . . . . The Class A-1 Notes will be senior in right of payment to the Class A-2 Notes (except as to interest in certain circumstances; see --"TERMS OF THE NOTES A. INTEREST" above), Class B Notes, Class C Notes and the Subordinated Securities; the Class A-2 Notes will be senior in right of payment to the Class B Notes, the Class C Notes and the Subordinated Securities. The
                                   Class B Notes will be
                                   senior in right of payment to the Class C
                                   Notes and the Subordinated Securities; and the Class C Notes will be senior in right of payment to the Subordinated Securities; in each case to the extent described herein. See "DESCRIPTION OF THE NOTES--ALLOCATIONS" and "THE
                                   INDENTURE--PAYMENTS OF PRINCIPAL AND
                                   INTEREST" herein.

Servicing; Servicing Fee; . . . .  The Servicer will be responsible for
Servicer Advances                  servicing, managing and administering the
                                   Transferred Contracts and related
                                   interests, and enforcing and receiving
                                   collections on the Contracts.  The
                                   Servicer will be required to exercise the
                                   degree of skill and care in performing
                                   these functions that it customarily
                                   exercises with respect to similar property
                                   owned or serviced by the Servicer in its
                                   individual capacity.   The Seller has in
                                   some cases delegated servicing and
                                   collection functions to an applicable
                                   Vendor (or, in certain limited instances, to a subservicer acceptable to the Seller) with respect to End-User Contracts originated through such Vendor, but in such instances the Servicer (on behalf of the Trust, in the Trust's capacity as assignee of the Seller through the Trust
                                   Depositor) retains ultimate contractual
                                   control and responsibility over the
                                   servicing and collection functions through provisions in the applicable Vendor
                                   Agreements (or agreement with such
                                   subservicer) giving the Seller (and hence the Servicer, on behalf of the Trust as assignee) the right to determine or veto certain servicing decisions and/or to replace or take over servicing and collection functions from the Vendor in the event of the Vendor's default or non-compliance with its servicing or other obligations.

                                   The Servicer will be entitled to receive
                                   (a) a monthly fee (the "SERVICING FEE")
                                   equal to the product of (i) one-twelfth of .60% (the "SERVICING FEE RATE") and (ii) the Aggregate Discounted Contract Balance of all Contracts as of the beginning of the immediately preceding Collection Period, payable out of (a) the Collection Account and (b) certain other fees paid by the Contract Obligors ("SERVICING CHARGES"), as compensation for acting as Servicer.

                                   Under certain limited circumstances, the
                                   Servicer may resign or be removed, in
                                   which event either the Indenture Trustee or a third party meeting the requirements set forth in the Sale and Servicing Agreement will be appointed as successor Servicer. See "THE TRANSFER AND SALE AGREEMENT AND THE SALE AND SERVICING AGREEMENT GENERALLY--CERTAIN OTHER MATTERS REGARDING THE SERVICER" and "--SERVICER DEFAULT" herein.

                                   The Servicer will be required to cause
                                   amounts collected on the Contracts on
                                   behalf of the Trust to be deposited to the Collection Account maintained by the Indenture Trustee no later than two Business Days following the Servicer's determination that such amounts relate to the Contracts or the Financed Items. The Servicer may also, at its option, make advances (each, a "SERVICER ADVANCE") for delinquent Scheduled Payments, to the extent it determines in its sole discretion that such advances will be recoverable in future periods. Such Servicer Advances are reimbursable from Available Amounts as described herein.
                                   See "THE TRANSFER AND SALE AGREEMENT AND
                                   THE SALE AND SERVICING AGREEMENT
                                   GENERALLY--COLLECTION AND OTHER SERVICING
                                   PROCEDURES" herein.

Repurchase for Certain. . . . . .  The Trust Depositor under the Sale and
Breaches Of Representations        Servicing Agreement and the Seller under the
And Warranties                     Transfer and Sale Agreement will be obligated
                                   to accept the reconveyance of a Contract and the interest in the related Equipment from the Indenture Trustee and the Trust, and to deposit the corresponding Transfer
                                   Deposit Amount (as defined in "THE
                                   TRANSFER AND SALE AGREEMENT AND SALE AND
                                   SERVICING AGREEMENT GENERALLY"), if the
                                   interest of the Trust in any of the
                                   related Equipment, the related Contract, or the related Contract File (as defined in the "THE TRANSFER AND SALE AGREEMENT
                                   AND SALE AND SERVICING AGREEMENT
                                   GENERALLY") is materially adversely
                                   affected by a breach of a representation or warranty made by such party with respect to such Contract and if such breach has not been cured within thirty
                                   (30) days of discovery of such breach.

                                   See also "SUMMARY OF TERMS--PREPAYMENT
                                   CONSIDERATIONS" below.  In the
                                   alternative, and at the Trust Depositor's and Seller's option, the affected Contract may be replaced with a Substitute Contract of similar characteristics under the standards applicable generally to Substitute Contracts as described herein.

Maturity and Prepayment . . . . . .As noted above, non-Lease Contracts are
Conditions                         generally prepayable by their terms, and the
                                   Servicer will be authorized to accept
                                   prepayments on Leases in certain
                                   circumstances.  Each prepayment on a
                                   Contract, if such Contract is not replaced by the Trust's reinvestment in a comparable Additional Contract as described herein, will shorten the weighted average remaining term of the Contracts and the weighted average life of the Notes. Such prepayments of principal will be included in the Available Amounts and will be payable to Noteholders on the Distribution Date following the Collection
                                   Period in which such prepayment was
                                   received, as set forth herein. The rate of prepayments on the Contracts will also be affected under certain circumstances relating to breaches of representations, warranties or covenants with respect to the Contracts, since the Trust Depositor will be obligated to repurchase materially adversely affected Contracts from the Trust
                                   (to be funded through a corresponding
                                   obligation of the Seller to repurchase such Contracts from the Trust Depositor) unless the Seller provides a Substitute Contract for the Contract related to the breached representation or warranty. Additionally, the rate of payments on the Contracts will also be affected by the timing of Recoveries on Defaulted Contracts unless the Seller, through the Trust Depositor, provides a Substitute Contract for the Defaulted Contract, which substitution is in the sole and absolute discretion of the Seller. A higher than anticipated rate of prepayments will reduce the ADCB of the Contracts more quickly than expected and thereby reduce anticipated aggregate interest payments on the Notes. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Contracts will be borne entirely by the Noteholders and the holders of the Subordinated Securities. Such reinvestment risks include the risk that interest rates may be lower at the time such holders received payments from the Trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

Legal Risks. . . . . . . . . . . . See "RISK FACTORS" for a discussion of certain material risks that should be
                                   considered in connection with an
                                   investment in the Notes offered hereby,
                                   including certain legal risks.

Federal Income Tax . . . . . . . . In the opinion of Winston & Strawn, federal
Considerations                     tax counsel to the Trust Depositor, for
                                   federal income tax purposes, the Notes
                                   will be characterized as debt, and the
                                   Trust will not be characterized as an
                                   association (or a publicly traded
                                   partnership) taxable as a corporation.
                                   Each Noteholder, by the acceptance of a
                                   Note, will agree to treat the Notes as
                                   indebtedness.  See "CERTAIN FEDERAL INCOME
                                   TAX CONSIDERATIONS" herein.

ERISA Considerations . . . . . . . Subject to the considerations discussed under
                                   "ERISA CONSIDERATIONS" herein, the Notes
                                   will be eligible for purchase by employee
                                   benefit plans.   Any benefit plan
                                   fiduciary considering purchase of the
                                   Notes should, however, consult with its
                                   counsel regarding the consequences of such purchase under ERISA and the Code. See "ERISA CONSIDERATIONS" herein.

Rating . . . . . . . . . . . . . . It is a condition to the issuance of the
                                   Notes offered hereunder that the Class A-1
                                   Notes be rated at least "     " and "
                                   ", that the Class A-2 Notes be rated at
                                   least "    " and "     ", that the Class B
                                   Notes be rated at least "   " and "   ",
                                   and that the Class C Notes be rated at
                                   least "   and "  by a nationally
                                   recognized rating agency and a nationally recognized rating agency, respectively (collectively, the "RATING AGENCIES"). A rating is not a recommendation to purchase, hold or sell Notes inasmuch as such rating does not comment as to market price or suitability for a particular investor. Ratings address the likelihood of timely payment of interest and the ultimate payment of principal on the Notes pursuant to their terms. Ratings will not address the likelihood of an early return of invested principal. There can be no assurance that any rating will remain for a given period of time or that a rating will not be lowered or withdrawn entirely if, in the judgment of any Rating Agency, circumstances in the future so warrant. See "RATING OF THE NOTES" herein.

                                     RISK FACTORS

          Prospective investors should carefully consider the following risk factors before investing in the Notes.

ABSENCE OF PUBLIC MARKET; LIMITED LIQUIDITY

          There is currently no public market for the Notes and there is no assurance that one will develop. The Underwriters expect, but are not obligated, to make a market in the Notes. There is no assurance that any such market will be created or, if so created, will continue. If no public market develops, the Noteholders may not be able to liquidate their investment in the Notes prior to maturity.

PREPAYMENTS ON THE CONTRACTS AFFECT THE YIELD OF THE NOTES

          Because the rate of payment of principal on the Notes will depend, among other things, on the rate of payment on the Contracts, the rate of payment of principal on the Notes cannot be assured. Payments on the Contracts will include Scheduled Payments as well as partial and full prepayments (including any Scheduled Payment (or portion thereof) which the Servicer has received, and expressly permitted the related Obligor to make, in advance of its scheduled due date and which will be applied on such due date) (any such prepayment of a Scheduled Payment, an "OPTIONAL PREPAYMENT"), and any and all cash proceeds or rents realized from the sale, lease, re-lease or re-financing of Equipment under a Prepaid Contract (net of liquidation expenses), payments upon the liquidation of Defaulted Contracts, payments upon repurchases by the Seller through the Trust Depositor as a result of the breach of certain representations and warranties or covenants in the Transfer and Sale Agreement and the Sale and Servicing Agreement, and payments upon an optional termination of the Trust (any such voluntary or involuntary prepayment, purchase or termination, a "PREPAYMENT"). The occurrence of an Event of Default or a Restricting Event (as defined herein) may also result in the receipt by Noteholders of principal payments on the Notes on a Distribution Date in excess of the expected principal payment amount for such Distribution Date and result in earlier than anticipated repayment of the Notes. Noteholders may not be able to reinvest distributions of principal at yields equivalent to the yield on the Notes. SEE "DESCRIPTION OF THE NOTES--PRINCIPAL", "--ADDITIONS OF TRUST ASSETS" and "--RESTRICTING EVENTS" herein. Further, the Servicer may permit the Obligor under a Contract to make an Optional Prepayment in an amount which is less than the amount sufficient to repay the portion of such Contract financed by the Noteholders (together with accrued interest thereon) so long as the Trust is paid for any such insufficiency by the Vendor or the Seller. See "DESCRIPTION OF THE NOTES--PREPAID CONTRACTS".

         The rate of early terminations of Contracts due to Prepayments (including Prepayments caused by defaults on Contracts) is influenced by various factors, including technological change, changes in customer requirements, the level of interest rates, the level of casualty losses, and the overall economic environment. Many Prepayments occur at the request of customers, whose motivations may not be known to the Seller. No assurance can be given that Prepayments (including Optional Prepayments) on the Contracts will conform to any historical experience, and no prediction can be made as to the actual rate of Prepayments which will be experienced on the Contracts. Noteholders will bear all reinvestment risk resulting from the rate of Prepayments on the Contracts. See "PREPAYMENT AND YIELD CONSIDERATIONS."

NO ASSURANCES GIVEN AS TO CHANGES IN THE RATINGS OF THE NOTES

          A rating is not a recommendation to purchase, hold or sell Notes inasmuch as such rating does not comment as to market price or suitability for a particular investor. Ratings of Notes will address the likelihood of timely payment of interest and the ultimate payment of principal on the Notes pursuant to their terms. The ratings of Notes will not address the likelihood of an early return of invested principal. In addition, any such rating will not address the possibility of the occurrence of an Event of Default or Restricting Event. There can be no assurance that a rating will remain for a given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the
future so warrant.   In the event that the rating initially assigned to any
Note is subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support therefor. For more detailed information regarding the ratings assigned to any Class of the Notes, see "RATING OF THE NOTES."

SUBORDINATION OF THE CLASS A-2 NOTES, CLASS B NOTES, THE CLASS C NOTES AND THE SUBORDINATED SECURITIES

          To the extent described herein under "DESCRIPTION OF THE NOTES--ALLOCATIONS", (i) payments of interest and principal on the Class A-2 Notes, Class B Notes, Class C Notes and the Subordinated Securities will be subordinated in priority of payment to interest and principal, respectively on the Class A-1 Notes, (ii) payments of interest and principal on the Class B Notes, Class C Notes and the Subordinated Securities will be subordinated in priority of payment to interest and principal, respectively, on the Class A-2 Notes, (iii) payments of interest and principal on the Class C Notes and the Subordinated Securities, will be subordinated in priority of payment to interest and principal, respectively, on the

Class B Notes and (iv) payments of interest and principal on the Subordinated Securities will be subordinated in priority of payment to interest and principal, respectively on the Class C Notes. The Subordinated Notes initially will represent the right to receive principal in an amount equal to
         % of the initial ADCB, but such amount will be reduced as a result of principal payments made on the Subordinated Notes prior to an Event of Default or Restricting Event (see "DESCRIPTION OF THE NOTES--PRINCIPAL"), which will reduce the benefit to the Notes of the subordination of the Subordinated Notes.

          Delinquencies and defaults on the Contracts could eliminate the protection afforded the Noteholders by the subordination of the Subordinated Notes and the Reserve Fund, and the Class C Noteholders could incur losses on their investment as a result. Further delinquencies and defaults on the Contracts could eliminate the protection offered to the Class B Noteholders by the subordination of the Class C Notes, the Subordinated Notes and the Reserve Fund, and such Noteholders could also incur losses on their investment as a result. Additionally, delinquencies and defaults on the Contracts could eliminate the protection offered the Class A-2 Noteholders by the subordination of the Class B Notes, the Class C Notes, the Subordinated Notes and the Reserve Fund, and such Noteholders could also incur losses on their interest as a result. Furthermore, delinquencies and defaults on the Contracts could eliminate the protection offered to the Class A-1 Noteholders by the subordination of the Class A-2 Notes, the Class B Notes, the Class C Notes, the Subordinated Notes and the Reserve Fund and such Noteholders could also incur losses on their interest as a result.

CERTAIN RISKS ASSOCIATED WITH GEOGRAPHIC CONCENTRATIONS OF CONTRACTS

          The Contracts constituting the initial Contract Pool reflect
concentrations of Obligors thereon located in the States of        and
in excess of     % of the ADCB of the Contract Pool as of the Cutoff Date.  No
other State accounts for more than 5.00% of the Contract Pool. To the extent adverse events or economic conditions were particularly severe in such geographic region or in the event an Obligor under a large amount of Contracts within such region were to experience financial difficulties, the delinquency and default experience of the Contract Pool could be adversely impacted with corresponding negative implications for the timing and amount of collections on the Contracts and possible delays or insufficiencies in payments due to
Noteholders.   The Trust Depositor, however, is unable to determine and has no basis to predict, with respect to any state or region, whether any such events have occurred or may occur, or to what extent any such events may affect the Contracts or the payment of the Notes.

CERTAIN RISKS ASSOCIATED WITH CONCENTRATION OF CONTRACTS RELATING TO THE TRANSPORTATION INDUSTRY

Contracts constituting approximately          % of the Contract Pool's ADCB
as of the Closing Date relate to Equipment used in the transportation
industry.  No other industry accounts for more than        % of the Contract
Pool. To the extent the transportation industry were to experience adverse events or economic conditions, the delinquency and default experience of the Contract Pool could be adversely impacted and accordingly, the timing and amount of collections on the Contracts may be adversely effected and thus result in delays or reduced payments to the Noteholders.

RATE AT WHICH EQUIPMENT OR SOFTWARE BECOMES OBSOLETE AFFECTS PREPAYMENT RATE OF THE CONTRACTS AND THE NOTES; REINVESTMENT RISK

          Technological change could affect the Noteholders. For example, to the extent that technological change results in increased prepayment activity, it may increase Prepayments of the Contracts. Such Prepayments may result in distributions to Noteholders of amounts which would otherwise have been distributed over the remaining term of the Contracts and such distributions may require the Noteholders to reinvest such Prepayments in a less attractive interest rate environment. See "--PREPAYMENTS ON THE CONTRACTS AFFECT THE YIELD OF THE NOTES" and "THE CONTRACTS GENERALLY--EQUIPMENT", "--LEASES" and "--INSTALLMENT PAYMENT AGREEMENTS AND FINANCING AGREEMENTS".

DECLINES IN MARKET VALUE OF EQUIPMENT OR SOFTWARE; SHORTFALLS WITH RESPECT TO AVAILABLE AMOUNTS TO PAY THE NOTES

          In the event a Contract becomes a Defaulted Contract, the only source of payment for amounts expected to be paid on such Contract will be the income and proceeds from the disposition of any related Equipment and a deficiency judgment, if any, against the Obligor under the Defaulted Contract. Since the market value of the Equipment may decline faster than the Discounted Contract Balance, the Servicer may not recover the entire amount due on the Contract and might not receive any Recoveries on the Equipment. Typically, the Trust will have no interest in any software and may therefore only have a deficiency claim against the Obligor. To the extent such deficiencies deplete the Reserve Fund and the protection afforded by the Subordinated Notes, such deficiencies may create a shortfall with respect to payments on the Notes.

CERTAIN LEGAL RISKS

          LEGAL RISKS ASSOCIATED WITH SERVICER'S OR VENDOR'S RETENTION OF CONTRACT FILES. To facilitate servicing and reduce administrative costs, the Contract Files (as defined herein) will be retained in the possession of the Servicer and not be deposited with the Indenture Trustee or any other agent or custodian for the benefit of the Noteholders (except for a limited number of End-User Contracts evidenced by, in addition to a related Financing Agreement, "INSTRUMENTS" not constituting chattel paper within the meaning of the UCC, which instruments will be delivered to the custody and possession of the Indenture Trustee as pledgee of the Trust). The Servicer will, however, physically segregate the Contract Files from other similar documents that are in the Servicer's possession, and will notate on the appropriate electronic records the transfer of the Contracts to the Trust. Also, UCC financing statements will be filed reflecting the sale and assignment of the Contracts and related interests (the "TRANSFERRED PROPERTY") by the Seller, to the Trust Depositor, and by the Trust Depositor to the Trust, and the Servicer's accounting records and computer files will be marked to reflect such sales and assignments.
Because the Contract Files will remain in the Servicer's possession, if a subsequent purchaser were able to take physical possession of the Contract Files without knowledge of such assignment, the Indenture Trustee's priority interest in the Contracts (as assignee of the Seller's, Trust Depositor's and the Trust's interest) could be defeated.

          Similarly, with respect to Secondary Contracts securing Vendor Loans, in some instances the Vendor will retain the original contract files associated with the related End-User Contracts which are Secondary Contracts securing such Vendor Loan. Although UCC financing statements generally are filed reflecting the pledge of such Contracts to the Seller as security for the Vendor Loans, because these contract files will remain in the Vendor's possession, if a subsequent purchaser were able to take physical possession of such contract files without knowledge of the pledge to the Seller, the Indenture Trustee's priority security interest in the such Secondary Contracts (as assignee of the Seller's, Trust Depositor's and the Trust's interest) could be defeated. In such event, distributions to Noteholders
could be adversely affected.   Each Vendor represents, warrants and covenants
in the applicable agreement evidencing a Vendor Loan, however, that it has not and will not sell, pledge or otherwise assign or convey to any other party (other than the Seller) any interest in the Secondary Contracts securing such Vendor Loan, and agrees that it will maintain possession of the related contract files as custodian for the benefit of the Seller as secured party with respect to such Secondary Contracts.

          LEGAL RISKS ASSOCIATED WITH TRANSFERS OF INTERESTS IN FINANCED EQUIPMENT. In connection with the conveyance of the Contracts to the Trust, security interests in the related financed Equipment securing such Contracts (or, in connection with Leases that are operating leases, the Seller's ownership interest in or title to such Equipment) will be assigned by the Seller to the Trust Depositor and by the Trust Depositor to the Trust. It has been the general policy of the Seller to file or cause to be filed UCC financing statements with respect to Equipment relating to the Contracts; PROVIDED, HOWEVER, the Seller may not file UCC financing statements (i) with respect to Equipment relating to a single Obligor in a single jurisdiction with an aggregate value less than $15,000, (ii) with respect to Equipment relating to Contracts originated by a specific division of Newcourt USA to a single Obligor in a single jurisdiction with a value of less than $25,000 or
(iii) with respect to Equipment relating to a single Obligor in a single jurisdiction which relates to Contracts purchased from third parties the individual value of which is less than $30,000. _____ Contracts in the Contract Pool aggregating ____% of the ADCB are represented by the Contracts
described in the proviso of the preceding sentence.   Additionally, due  to
the administrative burden and expense associated with amending many filings in numerous states where Equipment is located, no assignments of the UCC financing statements evidencing the security interest of the Seller in the Equipment will be filed to reflect the Trust Depositor's, the Trust's or the Indenture Trustee's interests therein; provided, however, inventory filings will be made centrally in states representing ___% of the ADCB of the Contract Pool. While failure to file such assignments does not affect the Trust's interest in the Contracts (including the related Seller's security interest in the related Equipment) or perfection of the Indenture Trustee's interest in such Contracts and related Equipment, it does expose the Trust (and thus Noteholders) to the risk that the Servicer could inadvertently release its security interest in the Equipment of record, and it could complicate the Trust's enforcement, as assignee, of the Seller's security interest in the Equipment. While these risks should not affect the perfection or priority of the interest of the Indenture Trustee in the Contracts or rights to payment thereunder, they may adversely affect the right of the Indenture Trustee to receive proceeds of a disposition of the Equipment related to a Defaulted Contract. Additionally, statutory liens for repairs or unpaid taxes and other liens arising by operation of law may have priority even over prior perfected security interests in the Equipment assigned to the Indenture Trustee.

          Also, the transfer to the Trust Depositor of the Seller's security interest in motor vehicles ("VEHICLES") securing certain Contracts, or its ownership interest in Vehicles subject to Leases Loans or CSA's, and the transfer of the same as well as interests by the Trust Depositor to the Trust, is subject to state vehicle registration laws in the case of the Vehicles. Due to the significant administrative burden and expense associated with re-registering transfers of titles and of security interests with respect to the Vehicles, the certificates of title or similar instruments or registrations of title with respect to the Vehicles securing Contracts, and to Vehicles subject to Leases, will not identify the Trust as secured party or owner, as the case may be, of such Equipment. There exists a risk in not so identifying the Trust as the new secured party or owner that, through fraud or negligence, a third party could acquire an interest in the Vehicles superior to that of the Trust. In addition, statutory liens for repairs or unpaid taxes may have priority even over a perfected security interest in the Vehicles. The Seller will represent that as of the Cutoff Date, in the Seller's reasonable judgment, the Discounted Contract Balance of End-User Contracts in the
Contract Pool that are secured by Vehicles, does not exceed       % of the
ADCB of the Contract Pool.

          In addition, some of the Equipment related to the Contracts may constitute "FIXTURES" under the real estate or UCC provisions of the jurisdiction in which such Equipment is located. In order to perfect a security interest in such Equipment, the holder of the security interest must file either a "FIXTURE FILING" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the Equipment is located. These filings must be made in the real estate records office of the county in which such Equipment is located. So long as the Obligor does not permanently attach the Equipment to the real estate, a security interest in the Equipment will be governed by the UCC, and the filing of a UCC-1 financing statement will be effective to maintain the priority of the Seller's security interest in such Equipment. Except for a small portion of such Equipment, the Trust Depositor does not believe that any of the Equipment will be permanently affixed to the related real estate. If, however, any Equipment is permanently attached to the real estate in which it is located, other parties could obtain an interest in the Equipment which is prior to the security interest originally obtained by the Seller and transferred to the Trust Depositor. Based on the representation of the Seller, the Trust Depositor, however, believes that with respect to the Equipment which constitutes a "FIXTURE", it has obtained a perfected first priority security interest, through assignment of such security interest by the Seller, by virtue of the Seller's proper filing of UCC-2 financing statements naming the Seller as secured party in the real estate records office of the county in which the Equipment is located or by obtaining waivers from landlords or mortgagees . Also, the Seller will represent that as of the Cutoff Date, in the Seller's reasonable judgment, the Discounted Contract Balance of End-User Contracts in the Contract Pool that are secured
by fixtures, does not exceed      % of the ADCB of the Contract Pool.

          The Trust Depositor will be obligated to reacquire any Contract transferred to the Trust (subject to the Seller's reacquisition thereof) in the event it is determined that a first priority perfected security interest, or ownership interest in the case of Leases, in the name of the Trustee in the Equipment related to such Contract did not exist as of the date such Contract was conveyed to the Trust, if (i) such breach shall materially adversely affect such Contract and (ii) such failure or breach shall not have been cured by the last day of the second (or, if the Trust Depositor elects, the first) month following the discovery by or notice to the Trust Depositor of such breach, and the Seller will be obligated to reacquire such Contract from the Trust Depositor contemporaneously with the Trust Depositor's reacquisition from the Trust. If there is any Equipment as to which the Seller failed to perfect its security interest, the Seller's security interest, and the security interests of the Trust Depositor and the Trust (and the Indenture Trustee as assignee), would be subordinated to, among others, subsequent purchasers of the Equipment and holders of perfected security interests with respect thereto. To the extent the security interest of the Seller in the related Equipment is perfected, subject to the exceptions set forth in the following sentence, the Trust will have a prior claim over subsequent purchasers from the Obligor of such Equipment and holders of subsequently perfected security interests granted by Obligors. However, as against mechanics' liens or liens for taxes and other non-consensual liens unpaid by an Obligor under a Contract, or in the event of fraud or negligence of the Seller or Servicer, the Trust could lose the priority of its interest or its interest in such Equipment following the conveyance of such Contract to the Trust. See "CERTAIN LEGAL ASPECTS OF THE CONTRACTS" herein. Neither the Trust Depositor nor the Servicer nor the Seller will have any obligation to reacquire a Contract if any of the occurrences described in the foregoing sentence (other than fraud or negligence of the Seller) result in the Trust's losing the priority of its security interest or its security interest in such Equipment after the date such Contract is conveyed to the Trust.

          LEGAL RISKS ASSOCIATED WITH TRANSFER OF CONTRACTS. There are certain limited circumstances under the Uniform Commercial Code (the "UCC") and applicable federal law in which prior or subsequent transferees of Contracts or Secondary Contracts could have an interest in such contracts with priority over the Trust's interest. See "CERTAIN LEGAL ASPECTS OF THE
CONTRACTS--TRANSFER OF CONTRACTS."   Under each Vendor Agreement, the Vendor
(i) has or will warrant to the Seller that the Contracts transferred to the Seller thereunder will be transferred free and clear of the lien of any third party and that the interests in Secondary Contracts transferred thereunder will be transferred free and clear of the lien of any third party and (ii) has or will also covenant that it will not sell, pledge, assign, transfer or grant any lien on any Contract (or Secondary Contract) transferred thereunder to the Seller. Under the Transfer and Sale Agreement, the Seller will warrant to the Trust Depositor and, under the Sale and Servicing Agreement, the Trust Depositor will warrant to the Trust, that the Contracts and security interests in Secondary Contracts transferred thereunder will be transferred free and clear of the lien of any third party. Also, under the Transfer and Sale Agreement, the Seller will covenant to the Trust Depositor and, under the Sale and Servicing Agreement, the Trust Depositor will also covenant to the Trust, that it will not sell, pledge, assign, transfer or grant any lien on any Contract or Secondary Contract transferred to the Trust Depositor or the Trust.

         RISK OF INEFFECTIVE SALE IN VENDOR BANKRUPTCY. The Seller will either (i) originate Contracts or (ii) acquire End-User Contracts from a Vendor, which Contracts will be transferred to the Trust Depositor. If the acquisition of an End-User Contract by a Seller is treated as a sale of such Contract from the applicable Vendor to the Seller, except in certain limited circumstances, such Contract would not be part of such Vendor's bankruptcy estate and would not be available to such Vendor's creditors. If a Vendor became a debtor in a bankruptcy case and, in the case of End-User Contracts acquired as described in clause (ii) above, if an unpaid creditor of such Vendor or a representative of creditors of such Vendor, such as a trustee in bankruptcy, or such Vendor acting as a debtor-in-possession, were to take the position that the sale of such Contracts to a Seller was ineffective to remove such Contracts from such Vendor's estate (for instance, that such sale should be recharacterized as a pledge of Contracts to secure borrowings of such Vendor), then delays in payments under the Contracts to the Trust could occur or, should the court rule in favor of such creditor, representative or Vendor, reductions in the amount of such payments could result. If the transfer of End-User Contracts to a Seller as described in clause (ii) above is recharacterized as a pledge, a tax or government lien on the property of the pledging Vendor arising before the Contracts came into existence may have priority over such Seller's (and hence the Trust Depositor's, the Trust's and the Indenture Trustee's) interest in the Contracts. No law firm will, in connection with the offering of the Notes, express any opinion as to the issues discussed in this paragraph. See "CERTAIN LEGAL ASPECTS OF THE CONTRACTS--CERTAIN MATTERS RELATING TO BANKRUPTCY".

          RISK OF INEFFECTIVE SALE IN SELLER BANKRUPTCY. In the Transfer and Sale Agreement, the Seller will warrant to the Trust Depositor that the conveyance of the Contracts to the Trust Depositor thereunder is a valid sale and transfer of such Contracts to the Trust Depositor. In addition, the Seller and the Trust Depositor have covenanted that they will each treat the transactions described herein as a sale of the Contracts to the Trust Depositor, and the Seller will take all actions that are required under applicable law to perfect the Trust Depositor's ownership interest in the Contracts sold by the Seller and the Trust Depositor's security interest (as assignee of the Seller's security interest) in the Secondary Contracts securing Vendor Loans sold by the Seller. See "CERTAIN LEGAL ASPECTS OF THE CONTRACTS--TRANSFER OF CONTRACTS". Moreover, Winston & Strawn, special counsel to the Seller and the Trust Depositor, will render a reasoned opinion to the effect that in the event the Seller became a debtor under the United States Bankruptcy Code, the transfer of the Contracts from the Seller to the Trust Depositor in accordance with the Transfer and Sale Agreement would be treated as a sale and not as a pledge to secure borrowings.

          If, however, the transfer of the Contracts from a Seller to the Trust Depositor were treated as a pledge to secure borrowings by the Seller, the distribution of proceeds of the Contracts to the Trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Contracts if the proceeds of such sale could satisfy the amount of the debt deemed owed by the Seller, or the bankruptcy trustee could substitute other collateral in lieu of the Contracts to secure such debt, or such debt could be subject to adjustment by the bankruptcy court if the Seller were to file for reorganization under Chapter 11 of the United States Bankruptcy Code. A case decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by a debtor under Article 9 of the Uniform Commercial Code ("UCC") would remain property of the
debtor's bankruptcy estate.   If, following a bankruptcy of the Seller, a
court were to follow the reasoning of the Tenth Circuit and apply such reasoning to chattel paper, then similar reductions or delays in payments of collections on or in respect of the Contracts could occur. Additionally, because the Seller has purchased Contracts from Vendors located in the Tenth Circuit which could become debtors in a bankruptcy proceeding, the rationale of such case could be applicable to such Vendors' sales of End User Contracts to the Seller and the corresponding negative implications for receipt of payments with respect to such Contracts may occur.

          RISK OF REJECTION OF "TRUE LEASES". A bankruptcy trustee or debtor in possession under the United States Bankruptcy Code (Title 11 U.S.C. 101 et seq.) (the "BANKRUPTCY CODE") has the right to elect to assume or reject any executory contract or unexpired lease which is considered to be a "TRUE LEASE" (and not a financing) under applicable law. Any rejection of such a contract or lease would constitute a breach of such contract or lease, as applicable, as of the day preceding the commencement of the applicable bankruptcy case, entitling the nonbreaching party to a pre-petition claim for damages.

          Certain End-User Contracts will be "TRUE LEASES" and thus subject to rejection by the lessor under the Bankruptcy Code. Any such End-User Contract originated by the Seller or acquired by the Seller in a transaction whereby the Seller is the "LESSOR" thereunder, will be subject to rejection by the Seller, as debtor in possession, or by the Seller's bankruptcy trustee. Upon any such rejection, Scheduled Payments under such rejected End-User Contract may terminate and the Noteholders may be subject to losses if proceeds realizable from security interests in the related Equipment are insufficient to cover the losses. In addition, any End-User Contract which is a "TRUE LEASE" originated by a Vendor and transferred to the Seller in a transaction whereby such Vendor continues to be the "LESSOR" thereunder (such as a transfer by a Vendor to the Seller of a security interest in such End-User Contract or a transfer by a Vendor to the Seller of an interest in the right to payments only under any such End-User Contract), will be subject to rejection by such Vendor, as debtor in possession, or by such Vendor's bankruptcy trustee. Upon any such rejection Scheduled

Payments under such rejected End-User Contract may terminate and the Noteholders may be subject to losses if the proceeds realizable from security interests in the related Equipment are insufficient to cover the losses.

          The Seller will represent as of the Cutoff Date that, in the Seller's reasonable judgment, the Discounted Contract Balance of End-User
Contracts in the Contract Pool that are "TRUE LEASES" does not exceed      %
of the ADCB of the Contract Pool as of such date.

         RISKS ASSOCIATED WITH INSOLVENCY OF THE TRUST DEPOSITOR OR THE TRUST. Certain restrictions have been imposed on the Trust Depositor and the Trust and certain other parties to the transactions described herein which are intended to reduce the risk of an insolvency proceeding involving the Trust Depositor or the Trust. These restrictions include incorporating the Trust Depositor as a separate, special purpose corporation pursuant to a certificate of incorporation containing certain restrictions on the nature and scope of its business. Additionally, the Trust Depositor may commence a voluntary case or proceeding under any bankruptcy or insolvency law, or cause the Trust to commence a voluntary case or proceeding under any bankruptcy or insolvency law, only upon the affirmative vote of all its directors, including its independent directors, as long as the Trust Depositor is solvent and does not reasonably foresee becoming insolvent. The Trust Depositor's certificate of incorporation requires that the Trust Depositor have at all times at least two independent directors. However, no assurance can be given that insolvency proceedings involving either the Trust Depositor or the Trust will not occur. In the event the Trust Depositor becomes subject to insolvency proceedings, the Trust, the Trust's interest in the Trust Assets and the Trust's obligation to make payments on the Notes might also become subject to such insolvency proceedings. In the event of insolvency proceedings involving the Trust, the Trust's interest in the Trust Assets and the Trust's obligation to make payments on the Notes would become subject to such insolvency proceedings. No assurance can be given that insolvency proceedings involving the Seller would not lead to insolvency proceedings of either, or both, of the Trust Depositor or the Trust. In either such event, or if an attempt were made to litigate any of the foregoing issues, delays of distributions on the Notes, possible reductions in the amount of payment of principal of and interest on the Notes and limitations (including a stay) on the exercise of remedies under the Indenture and the Sale and Servicing Agreement could occur, although the Noteholders would continue to have the benefit of the Indenture Trustee's security interest in the Trust Assets under the Indenture.

         The right of the Indenture Trustee, as a secured party under the Indenture for the benefit of the Noteholders, to foreclose upon and sell the Trust Assets is likely to be significantly impaired by applicable bankruptcy laws, including the automatic stay pursuant to Section 362 of the Bankruptcy Code, if a bankruptcy proceeding were to be commenced by or against the Trust, and possibly the Trust Depositor, before or possibly even after the Indenture Trustee has foreclosed upon and sold the Trust Assets. Under the bankruptcy laws, payments on debts are not made and secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case or from disposing of security repossessed from such a debtor, without bankruptcy court approval. Moreover, the bankruptcy laws generally permit the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, provided generally that the secured creditor has the right to seek "ADEQUATE PROTECTION". The meaning of the term "ADEQUATE PROTECTION" may vary according to circumstances, but it is intended in general to protect the value of the security from any diminution in the value of the collateral as a result of the use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "ADEQUATE PROTECTION" and the broad discretionary powers of a bankruptcy court, it is impossible to predict whether or to what extent the holders of the Notes would be compensated for any diminution in value of the Trust Assets. Furthermore, in the event a bankruptcy court determines that the value of the Trust Assets is not sufficient to repay all amounts due on the Notes, the Noteholders would hold secured claims only to the extent of the value of the Trust Assets to which the holders are entitled, and unsecured claims with respect to such shortfall. The bankruptcy laws do not permit the payment or accrual of post-petition interest, costs and attorneys' fees during a debtor's bankruptcy case unless, and then only to the extent, the claims are oversecured.

          RISKS ASSOCIATED WITH INSOLVENCY OF THE VENDORS. In the event a Vendor under a Vendor Loan becomes subject to insolvency proceedings, the Secondary Contracts and other Applicable Security for such Vendor Loan as well as such Vendor's obligation to make payments thereon would also become subject to such insolvency proceedings. In such event, delays of distributions on the Notes, possible reductions in the amount of payment of principal of and interest on the Notes and limitations (including a stay) on the exercise of remedies under the Indenture and the Sale and Servicing Agreement could occur, although the Noteholders would continue to have the benefit of the Indenture Trustee's security interest in the Vendor Loans and Applicable Security therefor under the Indenture.

          The right of the Indenture Trustee, as secured party under the Indenture for the benefit of the Noteholders, to foreclose upon and sell any Secondary Contracts or Applicable Security is likely to be significantly impaired by applicable bankruptcy laws, including the automatic stay pursuant to Section 362 of the Bankruptcy Code, if a bankruptcy proceeding were to be commenced by or against a Vendor obligated on a Vendor Loan, before or possibly even after the Indenture Trustee has foreclosed upon and sold such Secondary Contracts or Applicable Security for the reasons described above in the second preceding paragraph.

          Certain Vendor Assignments and certain assignments executed under various Program Agreements (each, a "PROGRAM ASSIGNMENT") provide that the Seller has recourse to the related Vendor for all or a portion of the losses the Seller may incur as a result of a default under the End-User Contracts sold under such Vendor Assignment or Program Assignment. In the event of a Vendor's bankruptcy, a bankruptcy trustee, a creditor or the Vendor as debtor in possession might attempt to characterize sales to the Seller pursuant to such Vendor Assignments or Program Assignments as loans to the Vendor from the Seller secured by the Contracts sold thereunder. If such an attempt is successful, such Vendor Assignment or Program Assignment would be subject to the risks described herein for Vendor Loans. In such case the Contracts sold under such Vendor Assignment or Program Assignment would constitute Secondary Contracts under the recharacterized Vendor Assignment or Program Assignment.

          RISKS ASSOCIATED WITH REQUIRED SALE OF CONTRACTS RESULTING FROM TRUST DEPOSITOR BANKRUPTCY. If a conservator, receiver or liquidator of the Trust Depositor was appointed or if certain other events relating to the bankruptcy, insolvency or receivership of the Trust Depositor were to occur (an "INSOLVENCY EVENT"), then an Event of Default would occur with respect to the Notes and, pursuant to the terms of the Indenture and the Sale and Servicing Agreement, and assuming the Trust was not then a debtor in a bankruptcy case, the Indenture Trustee, at the direction of the Required Holders (as defined in "DESCRIPTION OF THE NOTES -- EVENTS OF DEFAULT"), will be required to sell the Contracts, thereby causing early termination of the Trust and a possible loss to the Noteholders if the sum of (i) the proceeds of the sale allocable to the Noteholders and (ii) the proceeds of any collections on the Contracts in the Collection Account allocable to the Noteholders, is insufficient to pay the Noteholders in full. See "CERTAIN LEGAL ASPECTS OF THE CONTRACTS--TRANSFER OF CONTRACTS" and "--CERTAIN MATTERS RELATING TO BANKRUPTCY".

          RISK OF LOSS ASSOCIATED WITH END-USER AND VENDOR BANKRUPTCY. Application of federal and state bankruptcy and insolvency laws in the event of bankruptcy of End-Users could affect the interests of the Noteholders in the Contracts and Secondary Contracts if such laws result in any such contracts being written off as uncollectible or result in delay in payments due on any Contracts. See "DESCRIPTION OF THE NOTES--DEFAULTED CONTRACTS" and "CERTAIN LEGAL ASPECTS OF THE CONTRACTS--CERTAIN MATTERS RELATING TO BANKRUPTCY". In addition, application of federal and state bankruptcy and insolvency laws in the event of bankruptcy of Vendors could affect the interests of the Noteholders in the Vendor Loans and Secondary Contracts if such laws result in any such Vendor Loans or Secondary Contracts being written off as uncollectible or result in delay in payments due on any such Vendor Loans or Secondary Contracts. See "--INSOLVENCY OF THE VENDORS". State laws impose requirements and restrictions relating to foreclosure sales and obtaining deficiency judgments following such sales. In the event that the Noteholders must rely on repossession and disposition of Equipment to recover amounts due on Defaulted Contracts, such amounts may not be realized because of the application of these requirements and restrictions. Other factors that may affect the ability of the Noteholders to realize the full amount due on a Contract or a Secondary Contract include the failure to file financing statements to perfect the Seller's, Trust Depositor's, Trust's or the Indenture Trustee's security interest, as applicable, in the Equipment or other Applicable Security and the depreciation, obsolescence, damage or loss of any item of Equipment. As a result, the Noteholders may be subject to delays in receiving payments and losses if the over collateralization represented by each Class of Notes that is subordinated thereto, the Subordinated Securities or the Reserve Fund is insufficient to absorb such losses.

          CERTAIN STATES MAY LIMIT THE ENFORCEABILITY OF CERTAIN LEASE PROVISIONS. Certain states have adopted a version of Article 2A of the UCC ("ARTICLE 2A"), which purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit enforceability of any "UNCONSCIONABLE" lease or "UNCONSCIONABLE" provision in a lease, provide a lessee with remedies, including the right to cancel the lease contract, for certain lessor breaches or defaults, and may add to or modify the terms of "CONSUMER LEASES" and leases in which the lessee is a "MERCHANT LESSEE". However, in the Transfer and Sale Agreement, the Seller will represent that
(I) no End-User Contract is a "CONSUMER LEASE" as defined in Section 2A-103(1)(e) of the UCC; and

(ii) to the best of the Seller's knowledge, each End-User has accepted the Equipment leased to it and, after reasonable opportunity to inspect and test, has not notified the Seller of any defects therein. Article 2A, moreover, recognizes typical commercial lease "HELL OR HIGH WATER" rental payment clauses (which clauses unconditionally obligate the lessee to make all scheduled payments, without setoff) and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary from the provisions of the law.

          RISK OF STATE TAXES.   Because of the inclusion of "TRUE LEASES" in
the Trust, a risk exists that certain states may attempt to impose taxes on the Trust.

CERTAIN CONTRACTS RELATING TO SOFTWARE OR SERVICES ARE NOT SECURED BY SUCH SOFTWARE OR SERVICES

          Certain Contracts will relate not to Equipment but rather to Software or Services that are not owned by the Seller (the Vendor or a licensor traditionally owns the same) and in which no related interest will be transferred to the Trust (I.E. the Trust owns solely the associated Contracts' cash flow). See "THE CONTRACTS GENERALLY". Accordingly, if any such Contract becomes a Defaulted Contract, the Trust will not realize any proceeds from the related Software or Services from which to satisfy any related outstanding Scheduled Payments. Furthermore, because Software is generally eligible for protection under the Federal copyright laws, a security interest in Software generally cannot be perfected without a filing at the U.S. Copyright Office. Some legal authority indicates that this filing requirement also extends to a sale or grant of a security interest in software licenses and the proceeds thereof, while some other legal authority suggests that where there is an outright assignment of certain payments (such as royalties) associated with copyrightable materials, the rights to receive such payments constitute property separate from the copyrightable material and that no filing in the U.S. Copyright Office is required in connection with such assignment.

RISKS ASSOCIATED WITH NON-RECOURSE NATURE OF THE OFFERED NOTES - NO RECOURSE TO THE SELLER, SERVICER OR ITS AFFILIATES; LIMITED VENDOR RECOURSE

          Neither the Seller, the Servicer nor any of their affiliates is generally obligated to make any payments in respect of the Notes or the Contracts. However, in connection with the sale of Contracts by the Seller to the Trust Depositor, and the concurrent conveyance of such Contracts by the Trust Depositor to the Trust, the Seller will make representations and warranties with respect to the characteristics of such Contracts and, in certain circumstances, the Seller may be required to repurchase Contracts from the Trust Depositor (and the Trust Depositor concurrently from the Trust) with respect to which such representations and warranties have been breached. See "THE TRANSFER AND SALE AGREEMENT AND THE SALE AND SERVICING AGREEMENT GENERALLY--REPRESENTATIONS AND WARRANTIES" herein. Because the Trust is a limited purpose trust with limited assets, the Noteholders must rely solely upon the Contracts, the Equipment and related security described herein as well as amounts in the Reserve Fund, to the extent available, for payment of principal and interest on the Notes. Moreover, in respect of Vendor Loans, the Noteholders must generally rely solely upon the Secondary Contracts securing such Vendor Loans (together with the Equipment and related security securing such Secondary Contracts, should the End-User default in its obligation to pay such Secondary Contracts), since Vendor Loans are generally non-recourse to the Vendors (I.E., the holder of such Vendor Loan is limited to recovering amounts solely from the Secondary Contracts and related security therefor) except for certain Vendor Loans which are covered by a UNL Pool (as defined herein). If payments made or realized from the Contracts (including Secondary Contracts securing Vendor Loans) and the disposition proceeds of the Equipment are insufficient to make payments on the Notes, no other assets will be available for the payment of the deficiency.

BOOK-ENTRY REGISTRATION-NOTEHOLDERS LIMITED TO EXERCISING THEIR RIGHTS THROUGH DTC, EUROCLEAR OR CEDEL

          The Notes offered hereby initially will be represented by one or more Notes registered in the name of Cede & Co. and will not be registered in the names of the beneficial owners or their nominees. As a result of this, unless and until Definitive Notes are issued, beneficial owners will not be recognized by the Issuer or the Indenture Trustee as Noteholders, as that term is used in the Indenture. Hence, until such time, beneficial owners will only be able to exercise the rights of Noteholders indirectly, through DTC, Euroclear or CEDEL and their respective participating organizations, and will receive reports and other information provided for under the Indenture only if, when and to the extent provided by DTC, Euroclear or CEDEL, as the case may be, and its participating organizations. See "DESCRIPTION OF THE NOTES--BOOK-ENTRY REGISTRATION."

                                  USE OF PROCEEDS

     The net proceeds from the sale of the Notes and the Subordinated Securities will be paid to the Trust Depositor in consideration of the transfer to the Trust of the Contracts. Such proceeds will be applied by the Trust Depositor to the purchase price of the Contracts to be sold to the Trust Depositor pursuant to the Transfer and Sale Agreement by the Seller as well as for other general corporate purposes. The Seller has previously sold certain lease and finance contracts to the Trust Depositor which has resold them (or interests therein) to Variable Funding Capital Corporation ("VFCC"). It is expected that these contracts will be repurchased from VFCC by the Trust Depositor and from the Trust Depositor by the Seller simultaneously with (and with the proceeds of) the issuance of the Notes and the Subordinated Securities contemplated hereby and that certain of such contracts will be included in the Contract Portfolio. VFCC is a special purpose company the business of which is limited, generally, to the purchase of, or the making of loans against receivables or interests in financial assets. First Union Capital Markets Corp. is the Administrator of VFCC and VFCC is not affiliated with First Union Corporation, First Union Capital Markets Corporation or any of their respective affiliates.

                                      THE TRUST

     The Notes offered hereby will be issued by the Trust which has been established by the Trust Depositor pursuant to the Trust Agreement. The Contract Pool will be formed and transferred to the Trust pursuant to the Sale and Servicing Agreement and pledged to the Indenture Trustee pursuant to the Indenture.

     The Trust will be organized as a business trust to be formed in accordance with the laws of the State of Delaware, pursuant to the Trust Agreement, solely for the purpose of effectuating the transactions described herein. Prior to formation, the Trust will have had no assets or obligations and no operating history. Upon formation, the Trust will not engage in any business activity other than (a) acquiring, managing and holding the Contracts and related interests described herein, (b) issuing the Notes and the Subordinated Securities, (c) making distributions and payments thereon and (d) engaging in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. As a consequence, the Trust is not expected to have any source of capital resources other than the Trust Assets. As of the date of this Prospectus, neither the Trust Depositor nor the Trust is subject to any legal proceedings.

                                THE CONTRACTS POOL

     THE TRANSFERRED CONTRACTS. The Transferred Contracts will consist of Contracts purchased from the Seller by the Trust Depositor on the Closing Date (and as of the Cutoff Date) under the Transfer and Sale Agreement dated
as of               , 1997 (the "TRANSFER AND SALE AGREEMENT"), as well as
any Additional Contracts or Substitute Contracts conveyed thereunder as described herein as of their applicable Cutoff Dates. The Transferred Contracts have been and will be selected by the Seller from their portfolio of Contracts based on the criteria specified in the Transfer and Sale Agreement and the Sale and Servicing Agreement. See "THE SALE AND SERVICING AGREEMENT GENERALLY--REPRESENTATIONS AND WARRANTIES" and "--CONCENTRATION AMOUNTS" herein which specifically describe the criteria for eligibility in the Contracts Pool. The representations of the Seller include a representation that no adverse selection with respect to the Contracts has occurred.. The Seller will represent that all of the Contracts are commercial, rather than consumer, leases or loans/financings, and that no adverse selection process was employed in the Seller's selection of Contracts for sale under the Transfer and Sale Agreement. As of the Cutoff Date, the
ADCB of the Transferred Contracts was $          , the weighted average
remaining term to maturity for the Transferred Contracts was approximately months, the final scheduled payment date of the Transferred Contract with
the latest maturity or expiration was          , 200    and the average
Discounted Contract Balance was approximately $         .  The Discount Rate
for the Transferred Contracts is     % per annum.

     For further information regarding the Transferred Contracts, see "THE CONTRACTS GENERALLY" herein and "THE CONTRACTS POOL--OTHER POOL DATA" below.

     OTHER POOL DATA.  Approximately      % of the ADCB of the Transferred
Contracts provide for payments by the Obligor thereunder on a basis other than monthly payments. The composition and distribution of the Transferred Contracts by remaining term, original term, Discounted Contract Balance, End-User industry, geographic distribution, type of equipment and type of End-User Contract are set forth in the following tables and are reported as of the Cutoff Date. Subschedules to Transferred Contracts reflecting amounts billed to separate billing locations are treated as separate Transferred Contracts. Classification by industry is based on Newcourt's customary procedures for determining the obligor's industry. Percentages and amounts set forth in the following tables may not total due to rounding. The largest End-User industry concentration (including End-User Obligors on Contracts originated by the Seller directly, as well as Contracts originated through Vendors with or without Vendor recourse, and Secondary Contracts securing Vendor Loans), which represents an
ADCB of $        as of the Cutoff Date, relates to          equipment.  See
"RISK FACTORS--CERTAIN RISKS ASSOCIATED WITH GEOGRAPHIC OR INDUSTRY CONCENTRATIONS OF CONTRACTS" herein, and "THE CONTRACTS POOL - CONTRACT LOSS EXPERIENCE" below.

     The statistical information concerning the Contracts set forth below is based upon information as of the opening of business on the Cutoff Date and the Statistical Discount Rate. Certain Contracts included in the pool as of the Cutoff Date may be determined not to meet the eligibility requirements for the final pool, and may not be included in the final Contract Pool. While the statistical distribution of the characteristics as of the Closing Date for the final Contract Pool and calculated at the actual Discount Rate will vary somewhat from the statistical distribution of such characteristics as of the Cutoff Date and calculated at the Statistical Discount Rate as presented in this Prospectus, such variance will not be material. The percentages and balances set forth in each of the following tables may not total due to rounding.

                           COMPOSITION OF THE CONTRACT POOL


Aggregate Discounted
 Contract Balance

 Number of Contracts

  Weighted Average
Original Term (Range)
    (in months)

  Weighted Average
Remaining Term (Range)
    (in months)

  Average Discounted
   Contract Balance

                      DISTRIBUTION OF CONTRACTS BY CONTRACT TYPE

                                                                  Percentage of
                                                    Aggregate       Aggregate
                                  Percentage of    Discounted      Discounted
                    Number of       Number of       Contract        Contract
                    Contracts       Contracts        Balance         Balance

      CSAs

   True Leases

 Finance Leases

      IPAs

  Secured Notes

    Unsecured
      Notes

      Other
    Financing
   Agreements

      Total



                            DISTRIBUTION OF CONTRACTS BY STATE IN WHICH OBLIGORS ARE LOCATED

                                                                                                                Percentage of
State       Number of     Percentage of Number     Number of    Percentage of Number   Discounted Contract    Aggregate Discounted
            Contracts        of Contracts          Obligors       of Obligors               Balance             Contract Balance

 Alabama

  Alaska

 Arizona

California

 Colorado

Connecticut

 Delaware

District of

 Columbia

  Florida

  Georgia

   Hawaii

   Idaho

 Illinois

  Indiana

   Iowa

  Kansas

 Kentucky

   Maine

 Maryland

Massachusetts

  Michigan

 Minnesota

Mississippi

  Missouri

   Montana

  Nebraska

   Nevada

New Hampshire

  New Jersey

  New Mexico

   New York

North Carolina

 North Dakota

    Ohio

  Oklahoma

   Oregon

Pennsylvania

Rhode Island

South Carolina

                                       -31-



                                                                                                                Percentage of
State       Number of     Percentage of Number     Number of    Percentage of Number   Discounted Contract    Aggregate Discounted
            Contracts        of Contracts          Obligors       of Obligors               Balance             Contract Balance


South Dakota

 Tennessee

   Texas

   Utah

  Vermont

  Virginia

  Washington

West Virginia

  Wisconsin

   Wyoming

    Total

                                       -32-

                     DISTRIBUTION OF CONTRACTS BY EQUIPMENT TYPE

                                                                  Percentage of
                                                                    Aggregate
                                  Percentage of    Discounted      Discounted
                    Number of       Number of       Contract        Contract
Equipment Type      Contracts       Contracts        Balance         Balance

 Transportation

  Construction

Computer Hardware

Computer Software

    Resources

  Manufacturing

Other/Miscellaneous

     Total

                    DISTRIBUTION OF CONTRACTS BY OBLIGOR INDUSTRY


                                                                  Percentage of
                                                                    Aggregate
                                  Percentage of    Discounted      Discounted
                    Number of       Number of       Contract        Contract
  Industry          Contracts       Contracts        Balance         Balance

 Financial

  Services

Manufacturing

  Printing

 Health Care

Transportation

 Construction

 Distribution

  Government

   Other/
Miscellaneous

    Total

                    DISTRIBUTION OF CONTRACTS BY CONTRACT BALANCE


                                                            Percentage of
                                                              Aggregate
                                       Percentage of          Discounted
   Discounted          Number of         Number of            Contract
Contract Balance       Contracts         Contracts             Balance

       $0 - 250,000

  250,001 - 500,000

  500,001 - 750,000

  750,001 - 1,000,000

1,000,001 - 1,205,000

1,250,001 - 1,500,000

1,500,001 - 1,750,000

1,750,001 - 2,000,000

greater than $2,000,000

        Total

                             DISTRIBUTION OF CONTRACTS BY
                         REMAINING MONTHS TO STATED MATURITY


                                                                  Percentage of
                                                                    Aggregate
                                  Percentage of    Discounted      Discounted
 Remaining Term     Number of       Number of       Contract        Contract
    (Months)        Contracts       Contracts        Balance         Balance

      1 - 12

     13 - 24

     25 - 36

     37 - 48

     49 - 60

     61 - 72

     73 - 84

      Total


                            DISTRIBUTIONS OF CONTRACTS BY
                                ORIGINAL CONTRACT TERM


                                                                  Percentage of
                                                                    Aggregate
                     Number       Percentage of    Discounted      Discounted
  Original Term        of           Number of       Contract        Contract
    (Months)        Contracts       Contracts        Balance         Balance

     1 - 12

    13 - 24

    25 - 36

    37 - 48

    49 - 60

    61 - 72

    73 - 84

    85 - 96

     Total

DELINQUENCY AND LOAN LOSS INFORMATION

     Set forth below is certain information regarding the delinquency and loss experience of Newcourt USA (Transportation and Construction and non-Anthem Commtech divisions) with respect to its portfolio of financing agreements (including Contracts and other financing agreements that it previously sold but continues to service) for users of a wide variety of new and used information technology equipment (such as mainframe and mini computers, computer work stations, personal computers, data storage devices and other computer related peripheral equipment), communications equipment (such as telephone switching and networking systems), commercial business and industrial equipment (such as printing presses, machine tools and other manufacturing equipment, photocopiers, facsimile machines and other office equipment, energy savings and control equipment, automotive diagnostic and automated testing equipment), medical equipment (such as diagnostic and therapeutic examination equipment for radiology, nuclear medicine and ultrasound and laboratory analysis equipment), resources equipment (such as feller-bunchers and grapplers), and transportation and construction equipment (such as heavy and medium duty trucks and highway trailers, school buses, bulldozers, loaders, graters, excavators, forklifts and other materials handling equipment, golf carts and other road and off-road machinery). There can be no assurance that the levels of delinquency and loss experience on the Contracts will be comparable to that set forth below. The contracts to which the following tables relate (the "Subject Contracts") were, prior to the end of the first quarter of 1996, serviced to a limited extent (specifically, the invoicing, cash application and sales and tax reporting with respect thereto) by Parrish Financial Servicing L.P., an unaffiliated independent servicing contractor. In addition, certain of the Subject Contracts which were purchased by Newcourt USA are or continue to be serviced by the Person (or an affiliate of the Person) that sold them to Newcourt (each, a "Third-Party Servicer") pursuant to arrangements permitting the substitution by Newcourt USA of itself as servicer with respect to the applicable Subject Contracts upon default (as prescribed under such arrangement) by the applicable Third-Party Servicer. Of the Contracts included in the Contract Portfolio, approximately ________ such Contracts, with an ADCB as of the date hereof of $ ______ are being serviced by Third-Party Servicers.

                              NEWCOURT USA PORTFOLIO
                              DELINQUENCY EXPERIENCE
                        (DOLLARS IN THOUSANDS) (a),(b) AND (c)
                                         AT
   ___________________________________________________________________________

          Six Months  Six Months   Twelve Months   Twelve Months  Twelve Months
             Ended         Ended          Ended        Ended         Ended
           June 30,       June 30,    December 31,  December 31,   December 31,
            1997(d)       1996(d)         1996          1995          1994
Portfolio
Investment

No. of
Delinquent
Days (% of
Portfolio
Investment)

31-90 days

Over 90
days

Total


(a) Portfolio Investment is equal to the outstanding funds deployed for the acquisition of the financing agreements less any associated payments made under such financing agreement relating to the principal component of such financing agreement.

(b) Newcourt USA classifies accounts as delinquent at the time a payment (or a portion thereof) remains unpaid 31 days or more following the date on which such payment is due. The amount classified as delinquent is the present value of all remaining scheduled payments discounted at the applicable contract rate and any past due amounts relating to such financing agreements. Delinquent accounts are written off in their entirety when a determination is made that the account is uncollectible.

(c)  The percentages in any column may not total due to rounding.
(d)  Annualized.

                           NEWCOURT USA CONTRACT PORTFOLIO
                         CONTRACT LOSS EXPERIENCE (a) and (b)
                                (DOLLARS IN THOUSANDS)
                                          AT
     ___________________________________________________________________________

Caption
            Six Months Six Months  Twelve Months  Twelve Months   Twelve Months
               Ended      Ended       Ended          Ended           Ended
             June 30,    June 30,   December 31,   December 31,    December 31,
             1997(b)     1996(b)       1996          1995             1994

Average
Portfolio
Investment
(before
reserves)...

Gross Losses...

Recoveries...

Net Losses...

Net Losses
as Percentage
of Average
Portfolio
Investment
(before reserves)...

(a) Portfolio Investment is equal to the outstanding funds deployed for the acquisition of the financing agreements less any associated payments made under such financing agreement relating to the principal component of such financing agreement.
(b)  Annualized.
(c) Average Portfolio Investment is the average of the Portfolio Investment at the end of each quarter.


THE DATA PRESENTED IN THE FOREGOING TABLES ARE FOR ILLUSTRATIVE PURPOSES ONLY AND THERE IS NO ASSURANCE THAT THE DELINQUENCY OR LOSS EXPERIENCE OF THE CONTRACTS WILL BE SIMILAR TO THAT SET FORTH ABOVE.

                               THE CONTRACTS GENERALLY

     The Trust will be entitled to all collections on account of the Contracts in the Contract Pool and related Equipment and Applicable Security, except for
(i) collections on deposit in the Collection Account or otherwise received by the Servicer on or with respect to the Contract Pool or related Equipment, which collections are attributable to any taxes, fees or other charges imposed by any governmental authority, and (ii) collections representing reimbursements of insurance premiums or payments for certain services that were not financed by the Seller, and (iii) any proceeds from the sale or other disposition of Equipment in excess of the difference between (x) the Discounted Contract Balance of the related Contract as of the applicable Cutoff Date, over (y) the present value as of the applicable Cutoff Date of all amounts (other than Excluded Amounts) actually received by the Trust in respect of such Contract, discounted monthly at the Discount Rate (amounts described in clauses (i), (ii) and (iii), "EXCLUDED AMOUNTS") due on or after the applicable Cutoff Date for such Contracts.

END-USER CONTRACTS

     The following discussion describes the End-User Contracts (including End-User Contracts which are Secondary Contracts). All of the End-User Contracts to be included in the Trust are CSAs, Leases, Secured Notes, IPAs and Financing Agreements in respect of Equipment, Software and Services. There is no limit on the number of Contracts in the Contract Pool which may consist of any of the foregoing types. Each Contract is required, however, to be an Eligible Contract (as defined "THE TRANSFER AND SALE AGREEMENT AND SALE AND SERVICING AGREEMENT GENERALLY") as of the Cutoff Date.

     CONDITIONAL SALE AGREEMENTS. The Seller offers financing for Equipment under CSAs assigned to the Seller by Vendors. It is expected that most of the CSAs in the Contract Pool will consist of the Seller's standard pre-printed form, or of the Vendors' standard, pre-printed forms. The CSA sets forth the description of each Financed Item and the schedule of installment payments. Generally, loans under CSAs are fixed rate and are for a one to five year term. Payments under CSAs generally are due monthly. CSA terms (i) provide for a grant by the End-User thereunder of a security interest in any related Equipment (which security interest is assigned by the Vendor to the Seller), (ii) may allow prepayment of the obligation upon payment, where allowed by applicable state law, of an additional prepayment fee, (iii) require the End-User to maintain the Equipment, keep it free and clear of liens and encumbrances and pay all taxes related to the Equipment, (iv) restrict the modification or disposal of the Equipment without the seller's, or its assignee's, consent, (v) include a disclaimer of warranties, (vi) include the End-User's indemnity against liabilities arising from the use, possession or ownership of the Equipment,
(vii) include the End-User's absolute (except as provided in clause (ii)) and unconditional obligation to pay the installment payments thereunder and (viii) include specifically identifiable events of default and remedies therefor. The CSA also requires each End-User to maintain insurance, the terms of which may vary. The terms of a CSA may be modified at its inception at the End-User's request. Such modifications must either be approved by the Seller's legal department and certain levels of management before the Seller will agree to accept an assignment of the CSA from a Vendor, or the Vendor must indemnify the Seller against any losses or damages it may suffer as a result of such modifications.

     LEASES. The Seller, either directly or by assignment from Vendors, offers financing of Equipment, Software and Services under Leases. Leases may consist of individual lease agreements relating to a single, separate transaction and Financed Item, or may consist of individual transactions written under and governed by a master lease agreement (each, an "MLA") which contains the general terms and conditions of the transaction. Specific terms and conditions, such as descriptions of the specific Equipment, Software and Services being leased or financed and the schedule of related rental payments, are contained in a supplement or schedule to the MLA (each an "MLA SUPPLEMENT"), which is signed by the End-User as lessee, and either the Vendor or the Seller, as lessor. The MLA Supplement incorporates the MLA by reference, and is treated by the Seller as a separate Lease. Each Lease is originated in the ordinary course of business by either the Seller or a Vendor (and assigned to the Seller pursuant to a Vendor Agreement).

     The initial terms of the Leases in the Contract Pool generally range from one to five years. Each Lease provides for the periodic payment by the End-User of rent in advance or arrears, generally monthly or quarterly. Such periodic payments represent the amortization, generally on a level basis, of the total amount that an End-User is required to pay throughout the term of a Lease.

     The Leases to be included in the Contract Pool are "NET LEASES" under which the End-User assumes responsibility for the Financed Items, including operation, maintenance, repair, insurance or self-insurance, return of any Equipment at the expiration or termination of the Lease and the payment of all sales and use and property taxes relating to the Financed Items during the Lease term. The End-User further agrees to indemnify the lessor for any liabilities arising out of the use or operation of the Financed Items. In most cases, the lessor is also authorized to perform the

End-User's obligations under the Lease at the End-User's expense, if it so elects, in cases where the End-User has failed to perform. In addition, the Leases generally contain "HELL OR HIGH WATER" clauses unconditionally obligating the End-User to make periodic payments, without setoff, at the times and in the amounts specified in the Lease. If the Seller is the lessor, the Lease contains no express or implied warranties with respect to the Financed Items other than a warranty of quiet enjoyment. If a Vendor is the lessor, the Lease or a related agreement may contain certain representations and warranties with respect to the Financed Items in addition to a warranty of quiet enjoyment; however, the End-User agrees not to assert any warranty claims against any assignee of the Vendor (which would include the Seller) by way of setoff, counterclaim or otherwise, and further agrees that it may only bring such claims against the Vendor. All Leases of Equipment generally require the End-User to maintain, at its expense, casualty insurance covering damage to or loss of the Equipment during the Lease term or to self-insure against such risks, if approved in advance by the Seller or Vendor, as applicable.

     The Leases include both "TRUE LEASES" and leases intended for security as defined in Section 1-201(37) of the UCC. Under a "TRUE LEASE," the lessor bears the risk of ownership (although the risk of loss of the Equipment is passed to the End-User under the Leases), takes any tax benefits associated with the ownership of depreciable property under applicable law and no title is conferred upon the lessee. The lessee under a "TRUE LEASE" has the right to the temporary use of property for a term shorter than the economic life of such property in exchange for payments at scheduled intervals during the lease term and the lessor retains a significant "RESIDUAL" economic interest in the leased property. See "RESIDUAL INVESTMENTS." End of lease options for "TRUE LEASES" include purchase or renewal at fair market value. Under leases intended for security, the lessor in effect finances the "PURCHASE" of the leased property by the lessee and retains a security interest in the leased property. The lessee retains the leased property for substantially all its economic life and the lessor retains no significant residual interest. Such leases are considered conditional sales type leases for federal income tax purposes and, accordingly, the lessor does not take any federal tax benefits associated with the ownership of depreciable property. End of lease options for such Leases depend on the terms of the related individual lease agreement or MLA Supplement, but generally such terms provide for the purchase of the Equipment at a prestated price, which may be nominal. The inclusion of "TRUE LEASES" in the Contract Pool will have no federal income tax impact on Noteholders since the Notes are treated as debt for federal income tax purposes although the inclusion of such leases may result in the imposition of state and local taxes which would reduce cash available for payment on the Notes. See "CERTAIN FEDERAL INCOME TAX MATTERS." However, "TRUE LEASES" are treated differently under the Bankruptcy Code from leases intended for security. See "CERTAIN LEGAL ASPECTS OF THE CONTRACTS--CERTAIN MATTERS RELATING TO BANKRUPTCY."

     End-Users under a Lease are either prohibited from altering or modifying the Equipment or may alter or modify the Equipment only to the extent the alterations or modifications are readily removable without damage to the Equipment. Under certain MLAs, the End-User may assign its rights and obligations under the Lease, but only upon receiving the prior written consent of the lessor, or may relocate the Equipment upon giving the lessor prompt written notice of such relocation. The right to grant or deny such consent or to receive such written notice will be exercised by the Servicer pursuant to the authority delegated to it in the Sale and Servicing Agreement. Certain Leases permit the End-User to substitute substantially identical leased Equipment for leased Equipment scheduled to be returned to the lessor under the Lease.

     While the terms and conditions of the Leases do not generally permit cancellation by the End-User, certain Leases may be modified or terminated before the end of the Lease term. Modifications to a Lease term or early Lease terminations may be permitted by the Seller, or by a Vendor, with the consent of the Seller, and are generally associated with additional financing opportunities from the same End-User. End-Users may also negotiate with the Seller, at the Seller's discretion, an early termination arrangement allowing the End-User to purchase the Equipment during the term of a Lease for an amount generally equal to or in excess of the present value of the remaining rental payments under the Lease plus the anticipated market value of the related Equipment as of the end of the Lease term. In some circumstances, early termination of a Lease may be permitted in connection with the acquisition of new technology requiring replacement of the Equipment. In such cases, the related Equipment is returned to the Vendor or Seller and an amount generally equal to the present value of the remaining rental payments under the Lease plus an early termination fee is paid by the End-User to the Seller. Modifications usually involve repricing a Lease or modification of the Lease term. Occasionally a Lease may be modified in connection with an increase in the capacity or performance of Equipment by adding additional Equipment that includes new technology. Coincident with the financing of an upgrade to such Equipment, the Seller may reprice and extend the related base Lease term to be coterminous with the desired term of the Lease relating to the upgrade. In certain cases, subject to certain conditions described under "DESCRIPTION OF THE NOTES--PREPAID CONTRACTS," such base lease extensions may remain in the Contract Pool. Newcourt USA expects, as Servicer, to continue to permit these modifications and terminations with respect to Leases included in the Contract Pool pursuant to the authority delegated to it in the Sale and Servicing Agreement, subject to certain conditions and covenants of the Servicer described under "DESCRIPTION OF THE NOTES--PREPAID CONTRACTS."

     In certain circumstances, the standard terms and conditions of the MLA are modified at the inception of a Lease at the request of the End-User. Such modifications must either be approved by the Seller's legal department and certain levels of management before the Seller will agree to enter into the Lease or accept an assignment of the Lease from a Vendor, or the Vendor must indemnify the Seller against any losses or damages it may suffer as a result of such modifications. Common permitted modifications include, but are not limited to, (i) a one dollar purchase option at the end of the Lease term, (ii) prearranged mid-Lease purchase options, early termination options and lease extension options as described above, (iii) modifications to the lessor's equipment inspection rights, (iv) modifications to the End-User's insurance requirements permitting the End-User to self-insure against casualty to the Equipment, (v) the End-User's right to assign the Lease or sub-lease the Financed Items to an affiliated entity, so long as the End-User remains liable under the Lease and promptly notifies the lessor or its assignee of such assignment or sublease and (vi) extended grace periods for late payments of rent.

     SECURED NOTES. The Seller also provides direct initial financing or refinancing of Equipment and Software under secured promissory notes (each a "SECURED NOTE"), which consist of an installment note and a separate security agreement. In an initial financing transaction, the Seller pays to the Vendor the purchase price for the Equipment and Software and in a refinancing transaction, the Seller pays off an End-User's existing financing source, and the initial financing or refinancing is documented as a direct loan by the Seller to the End-User of the Equipment or Software using a Secured Note. In the case of a refinancing transaction, upon payment to the existing financing source, the Seller obtains a release of such party's lien on the financed Equipment. In either case, the Seller records its own lien against the financed Equipment or Software and takes possession of the Secured Note. Except for the lack of references to "SALE" or "PURCHASE" of Equipment, the terms and conditions contained in a Secured Note are substantially similar to those contained in a CSA.

     INSTALLMENT PAYMENT AGREEMENTS. The Seller provides financing for certain Software license fees and related support and consulting services under installment payment supplements to software license agreements, separate IPAs as well as other forms of Financing Agreements assigned to the Seller by Vendors of Software. Each such Financing Agreement is an unsecured obligation of the End-User; generally provides for a fixed schedule of payments with no End-User right of prepayment; is noncancellable for its term and generally contains a "HELL OR HIGH WATER" clause unconditionally obligating the End-User to make periodic payments, without setoff, at the times and in the amounts specified therein (in the event a Financing Agreement does not provide for noncancellability or a "HELL OR HIGH WATER" clause such Financing Agreement will have the benefit of a Vendor Guarantee (See "THE CONTRACTS - PROGRAM AGREEMENTS WITH VENDORS"); permits the Vendor to assign the payment agreement to a third party (including the Seller) and include the End-User's agreement, upon such assignment, not to assert against such assignee any claims or defenses the End-User may have against the Vendor; and contains default and remedy provisions that generally include acceleration of amounts due and to become due and, in certain cases, the right of the Vendor, or the Seller by assignment, to terminate the underlying Software license and all related support and consulting activities.

EQUIPMENT

     The End-User Contracts and Secondary Contracts cover a wide variety of new and used equipment relating to a wide variety of new and used information technology equipment (such as mainframe and mini computers, computer work stations, personal computers, data storage devices and other computer related peripheral equipment), communications equipment (such as telephone switching and networking systems), commercial business and industrial equipment (such as printing presses, machine tools and other manufacturing equipment, photocopiers, facsimile machines and other office equipment, energy savings and control equipment, automotive diagnostic and automated testing equipment), medical equipment (such as diagnostic and therapeutic examination equipment for radiology, nuclear medicine and ultrasound and laboratory analysis equipment), resources equipment (such as feller-bunchers and grapplers), and transportation and construction equipment (such as heavy and medium duty trucks and highway trailers, school buses, bulldozers, loaders, graters, excavators, forklifts and other materials handling equipment, golf carts and other road and off-road machinery) (collectively, the "EQUIPMENT").
 All of the interests of the Seller in the Equipment subject to each related End-User Contract (which consists or will consist of either title to the Equipment or a security interest in the Equipment) will be transferred to the Trust.

SOFTWARE AND SERVICES

     Certain of the End-User Contracts cover license fees and other fees owed by the End-Users under either perpetual or term software license agreements and other related agreements in connection with the use by such End-Users of computer software programs ("SOFTWARE"), and such End-User Contracts may also cover related support and consulting services which are provided by the Vendor, an affiliate thereof or a third party contract party and which facilitate the Obligors use of such software ("SERVICES"). No interest in the Software, the Software license agreement (other than the right to collect the payment of Software license fees and, in certain cases, to exercise certain rights and remedies under the Software license agreement or other agreements related thereto) or the related Services has been or will be conveyed to the Seller by either the Vendors or licensors of the Software or by the End-Users under the related End-User Contracts. Consequently, the Trust will not have title to or a security interest in such Software, nor will it own such Services, and would not be able to realize any value therefrom under a related End-User Contract upon a default by the End-User. Equipment, Software and Services are collectively referred to as "FINANCED ITEMS". It is a condition to the issuance of the Notes that
as of the Closing Date, no more than     % of the ADCB of the Contract Pool
will consist of Software transactions.

VENDOR LOANS

     The Contracts may include limited recourse loan or repayment obligations (which may take the form of promissory notes with related security agreements) ("VENDOR LOANS") each of which is payable by a Vendor and secured by all of the Vendor's interest in an individual End-User Contract originated by such Vendor and by the Equipment related to such End-User Contract.

     Vendor Loans may be originated through, and incorporate terms and conditions of, a Program Agreement (including a Program Agreement under which End-User Contracts also are or may be originated by the Seller directly, or purchased by the Seller from the Vendor, in separate transactions not giving rise to Vendor Loans). Vendor Loans generally are non-recourse to the Vendor, I.E., the Seller may obtain repayment solely from the proceeds of the End-User Contracts and related Equipment securing the Vendor Loan. In a few instances, however, recourse to a Vendor for nonpayment of a Vendor Loan may be available through a limited recourse arrangement included in the related Program Agreement. The repayment terms under a Vendor Loan, including periodic amounts payable and schedule of payments, correspond to the payment terms of the End-User under the End-User Contract collaterally assigned under such Vendor Loan. Each Vendor Loan either includes most, if not all, of the representations and warranties regarding the End-User Contract and related Equipment typically included in a Vendor Agreement, or incorporates such representations and warranties included in any related Program Agreement by reference.

PROGRAM AGREEMENTS WITH VENDORS

     It is expected that a substantial portion of the End-User Contracts to be included in the Trust will consist of End-User Contracts originated by Vendors and assigned or pledged to the Seller pursuant to Program Agreements. Also, as described above, Vendor Loans may be originated through Program Agreements with the related Vendor. The Seller's Program Agreements are agreements with Equipment manufacturers, dealers and distributors, or Software licensors or distributors, located in the United States ("VENDORS") which provides the Seller with the opportunity to finance transactions relating to the acquisition or use by an End-User of a Vendor's Equipment, Software, Services or other products. Vendor finance arrangements provide the Seller with a steady, sustainable flow of new business, generally with lower costs of origination than asset-based financings marketed directly to end-users. Many of the Program Agreements provide various forms of support to the Seller, including representations and warranties by the Vendor in respect of the End-User Contracts assigned by the Vendor to the Seller and related Equipment, Software or Services, credit support with respect to defaults by End-Users and equipment repurchase and remarketing arrangements upon early termination of End-User Contracts upon a default by the End-User. Some of the Program Agreements take the form of a referral relationship which is less formal, and may or may not include credit or remarketing support to the Seller from the Vendor.

     Each Program Agreement (other than Program Agreements that only establish a referral relationship) generally includes the following provisions, among others:

          1. Vendor representations, warranties and covenants regarding each End-User Contract assigned to the Seller, including among other things that: the obligations of the End-User under the assigned End-User Contract are absolute, unconditional, noncancellable, enforceable in accordance with its terms and free from any rights of offset, counterclaim or defense; the Seller holds the sole original of the End-User Contract and has either title to or a first priority perfected security interest in the Equipment; the Equipment and the End-User Contract are free and clear of all liens, claims or encumbrances except for Permitted Liens; the Equipment or the Software has been irrevocably accepted by the End-User and will perform as warranted to the End-User; and the assigned End-User
     Contract was duly authorized and signed by the End-User.

          2. Remedies in the event of a misrepresentation or breach of a warranty or covenant by the Vendor regarding an assigned End-User Contract, which usually require the Vendor to repurchase the affected End-User Contract for the Seller's investment balance in the End-User Contract plus costs incurred by the Seller in breaking any underlying funding arrangement (which may or may not be calculated in accordance with a specified formula).

          3. In the case of End-User Contracts covering Equipment, remarketing support from the Vendor in the event of an End-User default and subsequent repossession or return of the Equipment under the End-User Contract (to assist the Seller in realizing proceeds from the Equipment assigned as collateral security to support the obligations of the End-User under the End-User Contract).

          4. The right of the Seller to further assign its interests in assigned End-User Contracts, all payments thereunder and any related interest in Equipment.

     In addition to the foregoing, a Program Agreement may include recourse against the Vendor with respect to End-User defaults under certain identified End-User Contracts, either by specifying that the assignment of the End-User Contract from the Vendor to the Seller is with full recourse against the Vendor, by specifying that the Vendor will absorb a limited fixed dollar or percentage amount of "FIRST LOSSES" on the Contract, or by inclusion of the End-User Contract in an "ULTIMATE NET LOSS POOL" ("UNL POOL") created under the Program Agreement as well as certain Vendor Guarantees ("Vendor Guarantees") with respect to certain End-User Contracts which are "CANCELLABLE" or which do not contain "HELL OR HIGH WATER" provisions. In the event of an End-User default under an End-User Contract which was assigned by the Vendor to the Seller subject to the UNL Pool, the Seller may draw against the UNL Pool up to the amount of the Seller's remaining unpaid investment balance in the defaulted End-User Contract, but not in excess of the UNL Pool balance then available. Drawings may also be made against the UNL Pool with respect to End-User Contracts that are not included in the Contract Pool and, accordingly, there can be no assurance that any amounts contributed by a Vendor to the UNL Pool will be available in the event of an End-User default under a End-User Contract included in the Contract Pool.

     The manner in which End-User Contracts are assigned to the Seller by the Vendors differs under each Program Agreement, depending upon the nature of the Financed Items, the form of the End-User Contract, the accounting treatment sought by the Vendor and the End-User, and certain tax considerations.

     For example, the Seller might (x) accept a Vendor Loan and collateral assignment of the End-User Contract and related Equipment (or security interest therein) from the Vendor, or (y) accept a full assignment of such End-User Contract and either (i) a collateral assignment of the related Equipment (or security interest therein) from the Vendor, which collateral assignment secures the End-User's obligations under the End-User Contract or
(ii) in the case of Leases, title to the Equipment. The Seller also may receive, from a Vendor with respect to Software, a full assignment of leases, installment payment agreements, installment payment supplements to license agreements, and other types of financing agreements used in financing Software license payments and related support and consulting services. Such assignments may include an assignment of the Software Vendor's or licensor's right, or the agreement of the Vendor or licensor (at the Seller's instructions), to terminate the software license covered by the End-User Contract and suspend related support in the event of an End-User default under the End-User Contract. In some cases, the Software Vendor also agrees not to relicense the same or similar software to a defaulted End-User for some period of time (E.G., one year) unless the End-User cures its default.

     It is also expected that some portion of the End-User Contracts included in the Contract Pool, especially in the case of CSAs, will consist of End-User Contracts originated by Vendors and assigned to the Seller pursuant to Vendor Assignments, each of which relates to an individual End-User Contract, rather than pursuant to a Program Agreement. Each Vendor Assignment will either be made with or without recourse against the Vendor for End-User defaults and will generally contain many, if not all, of the representations, warranties and covenants typically contained in Program Agreements, as well as a Vendor repurchase requirement in the event of a breach by the Vendor of such representations, warranties or covenants. Vendor Assignments may or may not provide for any Vendor remarketing support in the event of an End-User default.

RESIDUAL INVESTMENTS

     The Seller may finance all or a portion of the residual interest in the Equipment under certain Program Agreements and under direct transactions between the Obligor and the Seller. (Any investment by the Seller in such residual interest shall be referred to as a "RESIDUAL INVESTMENT".) Certain Program Agreements provide that the Seller may, at its sole discretion and in connection with the funding of a "TRUE LEASE" of Equipment make a Residual Investment in the Equipment subject to a Contract by advancing additional funds against a portion of the anticipated residual value of the Equipment, and not just against the discounted present value of the rental payments due under the End-User Contract. Such Residual Investments may take the form of an advance of the present value of some specified percentage of the anticipated residual value of the Equipment or a specified percentage (generally not greater than 10%) of the amount to be paid by the Seller in funding the present value of the rental payments due under the End-User Contract. Certain transactions involving Vendor Assignments result in the Seller advancing the entire purchase price of the Equipment subject to a "TRUE LEASE", taking title to the Equipment, and accepting an assignment of the "TRUE LEASE" Contract from a Vendor. Certain direct transactions between the Obligor under a "TRUE LEASE" Contract and the Seller also result in the Seller advancing the entire purchase price of the Equipment to the Vendor, taking title to the Equipment from the Vendor, and entering into a "TRUE
LEASE" Contract with the Obligor (with the Seller named as "LESSOR" under such Contract). In either of the two foregoing types of transactions, the Seller will have advanced more than the discounted present value of the rents payable under the "TRUE LEASE" Contracts by paying the purchase price for the Equipment, and so will have made a Residual Investment in the Equipment.

     In some Program Agreements, the Seller may make the Residual Investment in the form of a full recourse loan of additional funds to the Vendor, repayable by the Vendor at the expiration or termination of the End-User Contract with interest, secured by a security interest in the Equipment covered by the End-User Contract. In some transactions involving Vendor Assignments or direct transactions with Obligors under "TRUE LEASE" Contracts, the Seller may obtain the obligation of either the Vendor or the Obligor to purchase the Equipment at the end of the Lease term for the full amount of the Seller's Residual Investment in such Equipment with interest thereon. (Any such transaction in which the Seller may look to either the Vendor or the Obligor, and not just the value of Equipment itself, to recover its Residual Investment with interest shall be referred to as a "GUARANTEED RESIDUAL INVESTMENT"). It is a condition to the issuance of the Notes that as of the related Closing Date, after giving effect to any Addition on such date, the aggregate amount of Guaranteed Residual Investments included in the Contract Pool will not exceed __% of the ADCB of the Contract Pool. Other than Guaranteed Residual Investments, a Residual Investment is not included in the Discounted Contract Balance of any End-User Contract and, therefore, is not financed with the proceeds of the Notes.

     Other than a Guaranteed Residual Investment, the Residual Investment associated with any End-User Contract included in the Contract Pool has not been and will not be purchased by the Trust Depositor from the Seller under the Transfer and Sale Agreement, and, accordingly, will not be sold to the Trust under the Pooling Agreement. The Trust's interest in End-User Contracts with associated Residual Investments (other than Guaranteed Residual Investments) will be limited to the discounted present value of the rental payments due under the End-User Contract and a security interest in the related Equipment. Seller may assign its Residual Investment (other than a Guaranteed Residual Investment) to a third party (a "RESIDUAL ASSIGNEE"), including the security interest in the Equipment in respect of such Residual Investment (the "SUBORDINATED RESIDUAL INTEREST"), either prior to the inclusion of the related End-User Contract in the Contract Pool or thereafter. Under the Transfer and Sale Agreement, the Seller will warrant to the Trust Depositor and under the Sale and Servicing Agreement the Trust Depositor will warrant and covenant to the Trust, that any Subordinated Residual Interest will be subordinated to the interests of the Seller and the Trust, respectively, and that any Residual Assignee will bear the full risk of any deficiency in respect of the Residual Investment as a result of prior satisfaction of the Trust's interest in the End-User Contract and the related Equipment.

CONTRACT FILES

     The Seller will indicate in the appropriate computer files relating to the Transferred Contracts that such Contracts have been transferred to the Trust for the benefit of the Noteholders. The Seller will also deliver to the Indenture Trustee a computer file or microfiche or written list containing a true and complete list of all Contracts which have been transferred to the Trust, identified by account number and by the Discounted Contract Balance as of the Cutoff Date.

COLLECTIONS ON CONTRACTS

     All collections received with respect to the Contracts will be allocated as described herein. See "DESCRIPTION OF THE NOTES--ALLOCATIONS". Prepayments will be given effect as of the last day of the Collection Period in which they are received and Scheduled Payments of principal made in advance of their due date will be given effect on their due date.

                         PREPAYMENT AND YIELD CONSIDERATIONS

     The rate of principal payments on the Notes, the aggregate amount of each interest payment on the Notes and the yield to maturity of the Notes are directly related to the rate of payments on the underlying Contracts. The payments on such Contracts may be in the form of Scheduled Payments, Prepayments or liquidations due to default, casualty and other events, which cannot be specified at present. Any such payments may result in distributions to Noteholders of amounts which would otherwise have been distributed over the remaining term of the Contracts. In general, the rate of such payments may be influenced by a number of factors, including general economic conditions. The rate of principal payments with respect to any Class may also be affected by any repurchase by the Trust Depositor pursuant to the Sale and Servicing Agreement (and contemporaneously therewith by the Seller from the Trust Depositor pursuant to the Transfer and Sale Agreement), whether as a result of a breach of representation or warranty as to such Contract constituting a Warranty Contract as defined herein, or at the Trust Depositor's and Seller's option upon satisfaction of the Cleanup Call Condition (and, in the case of Warranty Contracts, such rate of prepayment would also be influenced by the Trust Depositor's decision not to repurchase such Warranty Contract and instead, to accept a Substitute Contract therefor as described below). In the event of a repurchase, the repurchase price will decrease the Discounted Contract Balance of the Contracts, leading to a principal repayment and causing the corresponding weighted average life of the Notes to decrease. See "RISK FACTORS -- PREPAYMENTS ON THE CONTRACTS AFFECT THE YIELD OF THE NOTES."

     In the event a Contract becomes a Defaulted Contract, an Adjusted Contract or a Warranty Contract (each as defined herein), the Seller will have the option to substitute for the affected Contract another of similar characteristics (a "SUBSTITUTE CONTRACT"), subject to an overall limitation, in respect of Defaulted Contracts or Adjusted Contracts only, of an aggregate amount not to exceed 15% of the ADCB of the Contracts as of the Cutoff Date.
 In addition, in the event of an Early Termination Contract (as defined herein) which has been prepaid in full, the Seller will have the option to transfer to the Trust through the Trust Depositor, and the Trust Depositor may cause the Trust to reinvest such prepayment proceeds in, an additional Contract of similar characteristics (an "ADDITIONAL CONTRACT"). The Substitute Contracts and Additional Contracts will have a Discounted Contract Balance equal to or greater than that of the Contracts being modified and/or replaced and the monthly payments on the Substitute Contracts or Additional Contracts will be at least equal to those of the replaced Contracts through the term of such replaced Contracts and shall provide for a last scheduled payment which is not in excess of the Contract substituted for unless the Servicer discounts the Substitute Contract's cash flows up to and including such last scheduled payment. In the event that an Early Termination is allowed by the Servicer and an Additional Contract is not provided, the amount prepaid (whether by the related Obligor, or through a combination of payments from the related Obligor and the Seller/Servicer) will be equal to at least the Discounted Contract Balance of the terminated Contract, plus any delinquent payments.

     The effective yield to holders of the Notes will depend upon, among other things, the amount of and rate at which principal is paid to such Noteholders. The after-tax yield to Noteholders may be affected by lags between the time interest income accrues to Noteholders and the time the related interest income is received by the Noteholders.

     The following chart sets forth the percentage of the Initial Principal Amount of the Class A-1 Notes, Class A-2 Notes, Class B Notes and Class C Notes which would be outstanding on the Distribution Dates set forth below assuming a conditional payment rate (a "Conditional Payment Rate" or "CPR") of 0.00%, 5.00%, 10.0% and 15.0%, respectively. Such information is hypothetical and is set forth for illustrative purposes only. The CPR assumes that a fraction of the outstanding Contract Pool is prepaid on each Distribution Date, which implies that each Contract in the Contract Pool is equally likely to prepay. The CPR measures prepayments based on the outstanding Discounted Contract Balances of the Contracts, after the payment of all Scheduled Payments on the Contracts during such Collection Period. The CPR further assumes that all Contracts are the same size and amortize at the same rate and that each Contact will be either paid as scheduled or prepaid in full.
The amounts set forth below are based upon the timely receipt of scheduled monthly Contract payments as of the Cutoff Date, assumes that the Trust Depositor does not exercise its option to cause a redemption of the Notes in connection with the Cleanup Call Conditon, and assumes the Closing Date is _______________________, 1997.

           PERCENTAGE OF THE INITIAL CLASS A-1, CLASS A-2 PRINCIPAL AMOUNT,
                          INITIAL CLASS B PRINCIPAL AMOUNT,
                         AND INITIAL CLASS C PRINCIPAL AMOUNT
                        AT THE RESPECTIVE CPR SET FORTH BELOW

                      0.00% CPR                       5.00% CPR


  Issuance   Class    Class   Class  Class    Class  Class    Class   Class
    Date      A-1      A-2      B      C       A-1    A-2       B       C




                      10.0% CPR                       15.0% CPR


  Issuance   Class    Class   Class  Class    Class  Class    Class   Class
    Date      A-1      A-2      B      C       A-1    A-2       B       C





                            WEIGHTED AVERAGE LIFE (YEARS)

     If the Trust Depositor exercises its option to cause a redemption of the Notes in connection with the Cleanup Call Condition, the average life of the Class A -1 Notes would be ____ years and ____ years, the average life of the Class A-2 Notes would be ___ years and ___ years, the average life of the Class B Notes would be ____ years and ____ years, and the average life of the Class C Notes would be ____ years
     and ____ years for the     % CPR and    % CPR scenarios, respectively.

     The weighted average life of a Class A-1 Note, a Class A-2 Note, a Class B Note or a Class C Note is determined by (a) multiplying the amount of cash distributions in reduction of the outstanding Class A-1 Principal Amount, outstanding Class A-2 Principal Amount, outstanding Class B Principal Amount or outstanding Class C Principal Amount, as the case may be, on any given Distribution Date by the number of months from the Closing Date to such Distribution Date on which each such principal payment is made, (b) adding the results, and (c) dividing the sum by the Initial Class A-1 Principal Amount, Initial Class A-2 Principal Amount, Initial Class B Principal Amount or Initial Class C Principal Amount, as the case may be.

                              NEWCOURT CREDIT GROUP INC.
                             NEWCOURT FINANCIAL USA INC.


NEWCOURT USA

     Newcourt USA was incorporated on January 8, 1992 in Delaware and is a wholly-owned subsidiary of Newcourt Credit Group USA, Inc. Newcourt USA originates and acquires conditional sales agreements, leases, secured promissory notes, installment purchase agreements and other similar types of financing agreements through various vendor programs covering a variety of transportation, construction, information technology, communications, commercial and industrial, and resource equipment. The company's vendor financing arrangements are typically structured as (i) direct originations with customers and end-users of a vendor's products, either with or without recourse, or (ii) assignments of contracts, either with or without recourse, by a vendor to Newcourt USA.

     Newcourt USA's principal executive offices are located at Bank One Tower, 111 Monument Circle, Suite 2700, Indianapolis, Indiana 46204 and its telephone number is (317) 767-0077. At September 30, 1997, Newcourt USA had __ full-time employees and serviced approximately ____ accounts, including approximately $____ in owned and managed assets. Newcourt USA is a one-hundred percent (100%) owned subsidiary of Newcourt Credit Group USA, which is a one-hundred percent (100%) owned subsidiary of Newcourt.

NEWCOURT

     Newcourt is an independent financial services company which originates and manages asset-based financings. Newcourt was formed in 1984 as an investment bank which originated and structured asset based financings for the corporate and institutional asset finance market and syndicated such financings to Canadian financial institutions. In 1988, Newcourt broadened its activities to include vendor and direct equipment financing. With owned and managed assets in excess of Canadian $__________, Newcourt is one of North America's leading non-bank financial institutions.

     Newcourt and its subsidiaries originate their asset-based financings by providing services to specific segments of the vendor asset finance market and corporate and institutional asset finance market. Newcourt's strategy has been to sell and manage, rather than own, the majority of the finance assets it and its subsidiaries originate, thereby reducing its capital requirements. Consequently, Newcourt's consolidated revenues are generated primarily by gains and fees earned from the sale of financings it and its subsidiaries originate and by management fees earned following such sales.

     Newcourt's principal executive offices are located at BCE Place, 181 Bay Street, Suite 3500, P.O. Box 827, Toronto, Ontario, Canada M5J 2T3 and its telephone number is (416) 594-2400. Newcourt has 24 North American offices and one overseas office. The servicing obligations of Newcourt USA as Servicer under the Sale and Servicing Agreement will be guaranteed by Newcourt.

     As of June 30, 1996, Newcourt had total assets of $______ compared with $______ as of June 30, 1996, total liabilities of $______ compared with $________ as of June 30, 1996, shareholder's equity of $______ compared with $_______ as of June 30, 1996 and total revenues and net income of $________ and $________, respectively, for the period ended June 30, 1997, compared with $_______ and $________, respectively, for the period ended June 30, 1996. For the fiscal year ended December 31, 1997, Newcourt had total assets of $_________ compared with $_________ as of December 31, 1996, total liabilities of $_________ compared with $_________ as of December 31, 1996, shareholder's equity of $_________ compared with $_________ as of December 31, 1996 and total revenues and net income of $_________ and $_________, respectively, for the fiscal year ended December 31, 1997 compared with $_________ and $_________, respectively, for the fiscal year ended December 31, 1996.

CREDIT UNDERWRITING PROCESS

     As part of its credit underwriting procedures (which procedures in all material respects are the same procedures utilized by Newcourt), Newcourt USA reviews the creditworthiness of the End-User, the value of the Financed Items and the creditworthiness of the Vendor. Newcourt has designed and Newcourt USA uses specific credit philosophies, credit standards and processes for each of its marketing units, which are enumerated in Newcourt's Credit Manual. Newcourt's philosophy is that credit adjudication policies and procedures require strict adherence to the Credit Manual. The underwriting policies detailed in Newcourt's Credit Manual include, but are not limited to, (i) clearly defined underwriting criteria for each business segment, (ii) within each individual business segment, strict guidelines for certain equipment types and End-User types, (iii) the use of two forms of credit rating (as described below) on every approved transaction that quantify the financial strength of the End-User and the overall perceived risk rating of the transaction being approved and (iv) a requirement that asset financings must normally carry a credit rating of BBB or better on the covenant-based rating system and a credit rating of 3 or better on the asset-based rating system.

     If a potential End-User is publicly rated by an independent ratings agency for a similarly structured debt instrument, the public rating is used as the covenant-based rating. If a potential End-User is not publicly rated, it will be scored on a covenant-based rating system with six categories ranging from AAA to single B. This system is based on the methods commonly used to rate public and private debt issues which Newcourt USA has adapted to suit equipment financing and leasing transactions. The system is based on four key financial ratios: return on assets, long-term debt to equity, cash flow to long-term debt and interest coverage. Qualitative considerations include the reputation of the Vendor as well as existing vendor recourse agreements. Allowance is also made for being fully secured on the transaction. Newcourt USA and its subsidiaries will limit new financing commitments with potential End-Users.

that are rated a single B. With potential End-Users rated BB or lower, significant credit enhancements would be required, such as an extremely strong security position or full corporate guarantees from creditworthy companies, for any credit exposure to be considered. Newcourt USA's goal is to maintain a credit quality of its portfolio of End-Users of BBB or better.

     In addition, an asset-based rating system has been developed by Newcourt and used by Newcourt USA to score every potential transaction in five categories ranging from 1 to 5. This system takes into account a broader range of factors than the covenant-based rating system, combining certain key financial ratios with collateral and business considerations. The evaluation of collateral examines the remarketability of the assets as well as the length of the finance term relative to the economic life of the assets. Newcourt USA will not, under normal circumstances, enter into any new transaction with a potential End-User rating a 5 and will enter into a new transaction with a potential End-User rating a 4 only in special circumstances. Newcourt USA's goal is to maintain an overall credit quality of 3 or better throughout its portfolio.

     Credit review procedures require the preparation of a credit application outlining the structure and purpose of the transaction, the background and business of the proposed End-User and the reasons of the source account executive for recommending approval. Newcourt's credit guidelines require financial statements covering three fiscal years and interim financial information if the most recent year-end financial statement is more than six months out of date. If the assigned credit officer makes an initial determination that the request has sufficient merit to consider an approval and sufficient information is provided, the credit officer will prepare a full credit report and financial analysis which includes expanded basic information, an analysis of the financial condition, performance and covenants of the proposed End-User, a review of the proposed End-User's banking facilities and contacts with credit agencies, and collateral and exposure analyses. The transaction will be assigned a grade based on the two credit rating systems described above. If a favorable credit report approved by the credit officer is completed, approval of the new business is made at the appropriate level, depending on the size of the transaction. In cases in which credit approval is permitted to be made by a senior credit manager, such approvals are reviewed on a regular basis by a corporate vice president to ensure adherence to the appropriate approval policies. Credit authorization levels are reviewed at least annually by a committee of Newcourt's Board of Directors and approved by the Board of Directors.

     Newcourt's current policy is to perform a written annual review on every account with an outstanding book value equal to or in excess of $500,000 (Canadian). In addition, standard documentation requires the End-User to provide annual financial statements within 120 days of its fiscal year-end and certain transactions may require quarterly or semi-annual financial statements as a condition of approval. If, based upon such financial statements, a credit officer determines that there appears to be a financial impairment in the End-User's repayment ability, a formal review will also be performed for accounts with an outstanding book value less than $500,000 (Canadian).

     In initially establishing a Program Agreement or other form of financing arrangement with a Vendor, Newcourt USA completes a formal underwriting review of such Vendor to ensure that the Vendor can perform the financial and other obligations contained in any Vendor Agreement. This review encompasses a financial review, a product review (including an analysis of market acceptance of the Vendor's products) and a general operational and managerial review of the Vendor.

     Vendors must be established in their field and must market industry-accepted Equipment or other products. The Vendor must have a history of success, maintain a substantial market position and have sufficient financial resources to support the financing relationship contemplated by Newcourt USA.

     Program Agreements are continually monitored by Newcourt USA. Formal annual reviews are undertaken on each Vendor which cover general financial, operating and performance review as well as performance under the Program Agreement.

CONTRACT COLLECTIONS

     Newcourt USA's portfolio management unit will be responsible for the ongoing management of portfolios.

     Newcourt USA will generate and mail to the End-Users monthly invoices and statements summarizing the account activity and current invoicing details. The invoiced amount will represent the contracted repayment amount under the End-User Contract inclusive of applicable taxes, if any. Copies of the invoices and statements will also be distributed to the appropriate offices of Newcourt USA for review.

     Newcourt USA's portfolio management unit will also be responsible for the preparation of monthly reports on past due, delinquent and problem accounts, the collection and administration of such accounts, the preparation and recommendation of requests for account restructuring and/or payment rescheduling, and asset remarketing in cases of repossession or end of lease equipment returns. The approval required in the case of End-User requests for account restructuring and/or payment rescheduling will be the same as that required for a new transaction, as set forth in Newcourt USA's Credit Manual. Such restructuring and/or rescheduling generally will only be approved in cases where it is believed that an End-User's financial difficulties are only temporary and that the security value will not be seriously impaired by such undertaking. Newcourt USA has no set policy on the timing of repossession, but its practice is to proceed to repossess as soon as required and usually no later than when an account is 120 days past due. In such situations, Vendors may decide to make payments on behalf of an End-User or, under certain Vendor Agreements, Vendors may be responsible for remarketing the repossessed Equipment.

CASH COLLECTIONS

     Payments by End-Users of amounts payable under their respective Contracts are made by check mailed to a Newcourt USA's post office box or wire transfer to a Newcourt USA's lock-box account. Invoices mailed to an End-User instruct the End-User to forward payment to a post office box for processing by a lock-box bank. End-Users that wish to remit by wire transfer are provided with wire transfer instructions to remit to a lock-box account.

     Invoices sent to End-Users contain a remittance advice. The lock-box bank processes the deposits and credits the appropriate Newcourt bank accounts daily. A daily summary of deposits received by the lock box bank is forwarded to Newcourt USA, together with copies of the remittance advices and any other information passed along with the payment. Newcourt USA then matches the remittance advices to the cash deposits and applies the payments to the End-Users' accounts. Amounts received from an End-User with respect to a Secondary Contract are applied to the related Vendor Loan and reduce, on a dollar-for-dollar basis, amounts due under such Secondary Contract and related Vendor Loan. Unmatched deposits are recorded as unapplied cash for further review and processing after investigation by Newcourt USA.

WRITE-OFF POLICY

     When the recoverability of an account is in question, or if the underlying collateral with respect to an account has been repossessed, Newcourt USA generally will suspend the accrual of income on that account for Newcourt USA's own accounting purposes.

     Upon the repossession of collateral, an evaluation of the collateral involved is immediately undertaken in order to establish a liquidation value. After a liquidation value has been established, the difference between the net book value of the account at the time of income suspension and the liquidation value, if less than the net book value of the account, is stated as a "LIKELY LOSS." The "LIKELY LOSS" amount may change, upward or downward, over a period of time as more current or detailed information on the collateral is obtained. When the collateral is sold, the difference between the net book value of the account and the actual net sales proceeds, if less than the net book value of the account, will be written off. If, however, there is any potential for future recovery, the account will continue to be followed for the recovery of any deficiency balance.

                                 THE TRUST DEPOSITOR

     The Trust Depositor is a wholly-owned bankruptcy-remote subsidiary of Newcourt Credit Group USA, formed solely for the purpose of acquiring from the Seller Contracts and Equipment as well as certain other financial assets from time to time and either issuing debt securities secured by, or selling interests in, identifiable fixed or revolving pools of such assets, or conveying or depositing the same into trusts or other securitization vehicles. As a bankruptcy-remote entity, the Trust Depositor's operations will be restricted so that (a) it does not engage in business with, or incur liabilities to, any other entity (other than the Indenture Trustee on behalf of the Noteholders and the trustees or collateral agents on behalf of other securityholders under indentures, security agreements, pooling agreements or similar agreements or undertakings which provide for essentially nonrecourse, asset-backed financings) which may bring bankruptcy proceedings against the Trust Depositor and (b) the risk that it will be consolidated into the bankruptcy proceedings of any other entity is diminished. The Trust Depositor will have no other assets available to pay amounts owing under the Indenture except the Trust Assets, including the Contracts and the interests in the Equipment, the proceeds thereof and the amounts on deposit in the Collection Account and the Reserve Fund. The Trust Depositor's address is 111 Monument Circle, Suite 2700, Indianapolis, Indiana 46204, and its phone number is
(317) 767-0077.

     As of the Cutoff Date, the Trust Depositor will convey to the Trust, pursuant to the Sale and Servicing Agreement, Contracts which were sold to the Trust Depositor pursuant to the Transfer and Sale Agreement.

     The Trust Depositor has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by Newcourt Credit Group USA or Newcourt USA under the United States Bankruptcy Code or similar applicable state laws or applicable laws of other countries ("INSOLVENCY LAWS") will not result in the consolidation of the assets and liabilities of the Trust Depositor with those of Newcourt Credit Group USA or Newcourt USA and its affiliates. These steps include incorporating the Trust Depositor as a separate, special purpose company pursuant to a certificate of incorporation containing certain restrictions on the nature of its business and its ability to commence a voluntary case or proceeding under any bankruptcy or insolvency law, or to cause the Trust to commence a voluntary case or proceeding under any bankruptcy or insolvency law, without the affirmative vote of all of its directors, including its independent directors, and the requirement, set forth in the Trust Depositor's certificate of incorporation, that at all times no less than one member of the Board of Directors of the Trust Depositor will be an individual who has not been, within the previous five years, affiliated with Newcourt or any of its affiliates other than the Trust Depositor, the Trust and other trusts formed for similar operations (Newcourt and each of its affiliates other than the Trust Depositor, the Trust and other trusts formed for similar operations, a "NEWCOURT ENTITY"). However, there can be no assurance that the activities of the Trust Depositor would not result in a court concluding that the assets and liabilities of the Trust Depositor should be consolidated with those of Newcourt Credit Group USA or Newcourt USA in a proceeding under any Insolvency Law. See "Risk Factors-Certain Legal Risks" and "Certain Legal Risks of the Contacts-Certain Matters Relating to Bankruptcy". In such event there is no assurance that the Trust would not become a debtor in such a bankruptcy case as well.

     The Trust Depositor will receive, on the Closing Date, a reasoned opinion from its counsel concluding (although there is no case litigated on the merits directly in point) that, subject to certain assumptions and qualifications specified therein, in the event a Newcourt Entity were to become a debtor in a case under the Bankruptcy Code, a bankruptcy court would not, on motion of such Newcourt Entity, as debtor-in-possession, or any other party in interest in such case, (a) substantively consolidate the Trust Depositor and Newcourt Credit Group USA or Newcourt USA or (b) substantively consolidate the Trust and Newcourt Credit Group USA or Newcourt USA. The opinion assumes, among other things, that (a) the Trust Depositor and the Trust will adhere to specified operating procedures including, without limitation, (i) that at all times no less than one member of the Board of Directors of the Trust Depositor will be an individual who has not been, within the previous five years, affiliated with any Newcourt Entity, (ii) the Trust's business will be run by officers and employees of the Indenture Trustee, (iii) the Trust Depositor will maintain its own payroll and separate books of account and will maintain an office space separate from any Newcourt Entity, (iv) neither the Trust Depositor nor the Trust will, except as provided in the Sale and Servicing Agreement, commingle any of its money or other assets with those of any Newcourt Entity, (v) the Trust Depositor and the Trust will maintain separate bank accounts in its own name or in the name of the Trust Depositor and (vi) except for the obligations under the Transfer and Sale Agreement and similar obligations under similar agreements, neither the Trust Depositor nor the Trust will acquire obligations or seucrities of, or make loans or advances to, any Newcourt Entity, (b) the Trust Depositor and the Trust will maintain an arm's-length relationship in all transactions with each Newcourt Entity, (c) the purchase price for the Contracts set forth in the Transfer and Sale Agreement represents fair and reasonably equivalent value for the sale of the Contracts transferred thereunder to the Trust Depositor, (d) the financing provided by the issuance of the Notes constitutes a practical and reasonable course of action designed to improve the financial position of Newcourt without impairing the rights of its creditors and (e) the financing provided by the issuance of the Notes is being effected in furtherance of Newcourt's ongoing business operations and not in contemplation of bankruptcy. The opinion is not binding on any court. Accordingly, there can be no assurance that a court will not reach a different conclusion. If a court concluded otherwise, or if an attempt were made to litigate any of the foregoing issues, delays of distributions on the Notes and possible reductions in the amount of payments of principal of and interest on the Notes could occur.

     The Trust Depositor will not acquire any assets other than Trust Assets and other assets transferred to the Trust Depositor pursuant to the Transfer and Sale Agreement or other equipment and contracts transferred to the Trust Depositor pursuant to similar agreements, including operating and finance leases, loans, installment payment obligations, receivables and other obligations received from Newcourt or its affiliates.

                               DESCRIPTION OF THE NOTES

     The statements under this caption are summaries, do not purport to be complete and are subject to and qualified in their entirety by reference to the Sale and Servicing Agreement and the Indenture ( the "OPERATIVE DOCUMENTS"). Copies of the Sale and Servicing Agreement and the Indenture have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

GENERAL

     The Notes will consist of four Classes, the Class A-1 Notes, the Class A-2 Notes, the Class B Notes and the Class C Notes. The Notes will be issued pursuant to the Indenture between the Trust and the Indenture Trustee. Another class of Notes, the Subordinated Notes, will also be issued but are not being offered pursuant to this Prospectus. The following summary describes the material terms of the Notes and is qualified in its entirety by reference to the Sale and Servicing Agreement and the Indenture.

     The Class A-1 Notes, Class A-2 Notes, Class B Notes and Class C Notes will initially be represented by one or more certificates registered in the name of the nominee of DTC (together with any successor depositary selected by the Trust Depositor, the "Depositary"), except as set forth below. The Notes will be available for purchase in minimum denominations of $1,000 and in integral multiples thereof in book-entry form. The Trust Depositor has been informed by DTC that DTC's nominee will be Cede. See "--BOOK-ENTRY REGISTRATION" and "--DEFINITIVE NOTES" below. Only the Notes will be offered hereby.

     The Indenture Trustee will be granted a first priority lien on the Trust Assets to secure the Notes; PROVIDED, that distributions on the Notes (and each Class thereof) will be allocated as provided herein. The Notes are nonrecourse obligations of the Trust only and do not represent interests in or obligations of either the Seller, the Servicer or the Trust Depositor, or any affiliate thereof.

INTEREST

     Interest on the Notes will be payable on each of the Distribution Dates occurring on or prior to the earlier of (i) the date of payment in full of such Notes and (ii) the Maturity Date for the Notes. Interest will accrue at the applicable Class A-1 Interest Rate, Class A-2 Interest Rate, Class B Interest Rate or Class C Interest Rate, for the period from and including the most recent Distribution Date on which interest has been paid (or, in the case of the initial Distribution Date, from and including the Closing Date) to but excluding the following Distribution Date (each period for which interest accrues on the Notes, an "ACCRUAL PERIOD") on the outstanding principal amount of such Notes as of the first day of such Accrual Period.

     Interest on the Class A-1 Notes is payable on a Distribution Date from Available Amounts on such date (and after application of such Available Amounts to repay any outstanding Servicer Advances and to pay the Servicing Fee) subject to the limitation described in the next succeeding paragraph. Such Available Amounts represent primarily collections of payments due under the Contracts, certain amounts received upon the prepayment or purchase of Contracts or liquidation of the Contracts and disposition of the related Equipment upon defaults thereunder, proceeds of Servicer Advances, if any, as well as amounts in the Reserve Fund, if any.

     Interest on the Class A-2 Notes is payable on a Distribution Date from Available Amounts on such date, but after the application of such Available Amounts to repay any outstanding Servicer Advances, to pay the Servicing Fee, and to pay interest on the Class A-1 Notes; provided, however, after the occurrence of an Event of Default, or after the occurrence of, and during the continuance of a Restricting Event, interest on the Class A-2 Notes will be paid pro rata with the Class A-1 Notes.

     Interest on the Class B Notes is payable on a Distribution Date from Available Amounts on such date, but after the application of such Available Amounts to repay any outstanding Servicer Advances, to pay the Servicing Fee, and to pay interest on the Class A-1 Notes and Class A-2 Notes.

     Interest on the Class C Notes is payable on a Distribution Date from Available Amounts on such date, but after the application of such Available Amounts to repay any outstanding Servicer Advances, to pay the Servicing Fee, and to pay interest on the Class A-1 Notes, the Class A-2 and the Class B Notes.

PRINCIPAL

     The stated maturity of the Class A-1 Notes is the          Distribution
Date (the "Class A-1 Maturity Date").  The Class A-2 Notes, the Class B Notes
and the Class C Notes will have a stated maturity of            , 200    (the
"MATURITY DATE").

However, if all payments on the Contracts are made as scheduled, final payment with respect to the Notes would occur prior to stated maturity.

     Principal of the Class A-1 Notes will be payable on each Distribution Date in an amount equal to the Class A-1 Principal Payment Amount for such Distribution Date to the extent Available Amounts are available therefor, but after payment from such Available Amounts of unpaid Servicer Advances, the Servicing Fee and interest payments on the Notes and the Subordinated Notes.

     Principal of the Class A-2 Notes will be payable on each Distribution Date in an amount equal to the Class A-2 Principal Payment Amount for such Distribution Date to the extent Available Amounts are available therefor, but after payment from such Available Amounts of unpaid Servicer Advances, the Servicing Fee, interest payments on the Notes and the Subordinated Notes and the payment of the Class A-1 Principal Payment Amount. See "--ALLOCATIONS" herein.

      Principal of the Class B Notes will be payable on each Distribution Date in an amount equal to the Class B Principal Payment Amount for such Distribution Date to the extent Available Amounts are available therefor, but after payment from such Available Amounts of unpaid Servicer Advances, the Servicing Fee, interest payments on the Notes and the Subordinated Notes, and the payment of the Class A-1 Principal Payment Amount and the Class A-2 Principal Payment Amount. See "--ALLOCATIONS" herein.

     Principal of the Class C Notes will be payable on each Distribution Date in an amount equal to the Class C Principal Payment Amount for such Distribution Date to the extent Available Amounts are available therefor, but after payment from such Available Amounts of unpaid Servicer Advances, the Servicing Fee, interest payments on the Notes and the Subordinated Notes, and the payment of the Class A -1 Principal Payment Amount, the Class A-2 Principal Payment Amount, and the Class B Principal Payment Amount. See "--ALLOCATIONS" herein.

     The Notes will mature and be due and payable on their respective
Maturity Dates. Prior thereto, amounts to be applied in reduction of the outstanding Principal Amount of any Note, including the payment of the Class A-1 Principal Payment Amount, Class A-2 Principal Payment Amount, Class B Principal Payment Amount or Class C Principal Payment Amount payable on any Distribution Date, will not be due and payable, although the failure of the Trust Depositor or Servicer to remit any Available Amounts (including
Available Amounts to be used to make a Class A-1 Principal Payment Amount, a Class A-2 Principal Payment Amount, a Class B Principal Payment Amount or a Class C Principal Payment Amount) will, after the applicable grace period, constitute an Event of Default under the Indenture. See "--EVENTS OF DEFAULT".

     As used herein, the following terms shall have the following meanings:

          The "ADCB" or "AGGREGATE DISCOUNTED CONTRACT BALANCE" with respect to the Contracts means the sum of the Discounted Contract Balances of each Contract included in the group of Contracts for which an ADCB determination is being made.

          "AGGREGATE PRINCIPAL AMOUNT" means, for any group of Notes at any date of determination, the sum of the Principal Amounts of such Notes at such date.

          "APPLICABLE CLASS PERCENTAGE" means (a) prior to the occurrence of an Event of Default, or prior to the occurrence and during the continuance of a Restricting Event, for any outstanding Class of Notes for which a determination of Applicable Class Percentage is required to be made hereunder (i) prior to the payment in full of the Class A-1 Notes, 0%; and (ii) thereafter, the ratio (expressed as a percentage) that the Initial Principal Amount of such Class of Notes or Subordinated Notes bears to the sum of the Initial Principal Amount of all Classes of Notes and Subordinated Notes (other than the Class A-1 Notes); and (b) following the occurrence of an Event of Default, or following the occurrence and during the continuance of a Restricting Event (i) for the Class A-2 Notes, 0% until all outstanding principal of the Class A-1 Notes has been paid in full, then 100% until all outstanding principal of the Class A-2 Notes has been paid in full and thereafter 0%; (ii) for the Class B Notes, 0% until all outstanding principal of the Class A-1 Notes and Class A-2 Notes has been paid in full, then 100% until all outstanding principal of the Class B Notes has been paid in full, and thereafter 0%; (iii) for the Class C Notes, 0% until all outstanding principal of the Class A-1 Notes, Class A-2 Notes and Class B Notes has been paid in full, then 100% until all outstanding principal of the Class C Notes has been paid in full, and thereafter 0%; and (iv) for the Class D Notes, 0% until all outstanding principal of the Class A-1 Notes, Class A-2 Notes, Class B Notes and Class C Notes has been paid in full, then 100% until all outstanding principal of the Class D Notes has been paid in full, and thereafter 0%.

          "CLASS A-1 PRINCIPAL PAYMENT AMOUNT" means, with respect to any Distribution Date and the Class A-1 Notes the lesser of (i) the outstanding Principal Amount of the Class A-1 Notes, and (ii) the sum of (A) the excess of (x) the ADCB for all Contracts held by the Trust as of the last day of the second Collection Period preceding such Distribution Date (or, in the case of Contracts that were first added to the Contract pool during the Collection Period immediately preceding such Distribution Date, as of the applicable Cutoff Date for such Contracts) over (y) the ADCB for all Contracts held by the Trust as of the last day of the Collection Period immediately preceding such Distribution Date (such amount described in this clause (A) being, the "EXPECTED CLASS A-1 PAYMENT"), plus (B) the aggregate amount of Expected Class A-1 Payments which were not paid on each preceding Distribution Date.

          "CLASS A-2 PRINCIPAL PAYMENT AMOUNT" means, with respect to any Distribution Date and the Class A-2 Notes, the lesser of (i) the outstanding Principal Amount of the Class A-2 Notes, and (ii) the difference between (A) the Principal Amount of the Class A-2 Notes immediately prior to such Distribution Date, and (B) the product of
     (x) the Applicable Class Percentage for such Notes and (y) the ADCB for all Contracts held by the Trust as of the last day of the Collection Period immediately preceding such Distribution Date.

          "CLASS B PRINCIPAL PAYMENT AMOUNT" means, with respect to any Distribution Date and the Class B Notes, the lesser of (i) the outstanding Principal Amount of the Class B Notes, and (ii) the difference between (A) the Principal Amount of the Class B Notes immediately prior to such Distribution Date, and (B) the product of
     (x) the Applicable Class Percentage for such Notes and (y) the ADCB for all Contracts held by the Trust as of the last day of the Collection Period immediately preceding such Distribution Date.

          "CLASS C PRINCIPAL PAYMENT AMOUNT" means, with respect to any Distribution Date and the Class C Notes, the lesser of (i) the outstanding Principal Amount of the Class C Notes, and (ii) the difference between
     (A) the Principal Amount of the Class C Notes immediately prior to such Distribution Date, and (B) the product of (x) the Applicable
     Class Percentage for such Notes and (y) the ADCB for all Contracts held by the Trust as of the last day of the Collection Period immediately preceding such Distribution Date.

          "CLASS D PRINCIPAL PAYMENT AMOUNT" means, with respect to any Distribution Date and the Class D Notes, the lesser of (i) the outstanding Principal Amount of the Class D Notes, and (ii) the difference between
     (A) the Principal Amount of the Class D Notes immediately prior to such Distribution Date, and (B) the product of (x) the Applicable
     Class Percentage for such Notes and (y) the ADCB for all Contracts held by the Trust as of the last day of the Collection Period immediately preceding such Distribution Date.

          "DISCOUNTED CONTRACT BALANCE" means with respect to any Contract,
     (A) as of the related Cutoff Date, the present value of all of the remaining Scheduled Payments becoming due under such Contract after the applicable Cutoff Date discounted monthly at the Discount Rate and
     (B) as of any other date of determination, the sum of (1) the present value of all of the remaining Scheduled Payments becoming due under such Contract on or after such date of determination discounted monthly at the Discount Rate, and (2) the aggregate amount of all Scheduled Payments due and payable under such Contract after the applicable Cutoff Date and prior to such date of determination (other than Scheduled Payments related to Contracts that have become Defaulted Contracts or Prepaid Contracts, and which have not been replaced with an Additional Contract or Substitute Contract) that have not then been received by the Servicer.

          The Discounted Contract Balance for each Contract shall be calculated assuming:

          (a) All payments due in any Collection Period are due on the last day of the Collection Period;

          (b) Payments are discounted on a monthly basis using a 30 day month and a 360 day year; and

          (c) All security deposits and drawings under letters of credit, if any, issued in support of a Contract are applied to reduce Scheduled Payments in inverse order of the due date thereof.

          "DISCOUNT RATE" means,     % which is equal to the sum of  (i)
     the weighted average of the Class A-2 Interest Rate (weighted at the sum of the Initial Class A-1 Note Principal Balance and the Initial Class

     A-2 Note Principal Balance), the Class B Interest Rate, the
     Class C Interest Rate, and the Subordinated Note Interest Rate, and
     (ii) the Servicing Fee Percentage.

          "PRINCIPAL AMOUNT" of a Class of Notes or Subordinated Notes means the aggregate initial principal amount thereof reduced by
     (i) the aggregate amount of any Distributions applied in reduction of such principal amount and (ii) the aggregate amount of any Distributions then on deposit in the note or certificate payment account, if any, for such Class of Notes or Subordinated Notes established in accordance with the Indenture or the Sale and Servicing Agreement and to be applied in reduction of such principal amount in accordance therewith.

          "SCHEDULED PAYMENTS" means, with respect to any Contract, the monthly or quarterly or semi-annual or annual rent or financing (whether principal or principal and interest) payment scheduled to be made by the related Obligor under the terms of such Contract after the related Cutoff Date (it being understood that Scheduled Payments do not include any Excluded Amounts).

ALLOCATIONS

     PRIOR TO AN EVENT OF DEFAULT OR RESTRICTING EVENT. On the third Business Day prior to each Distribution Date (each, a "DETERMINATION DATE"), prior to the occurrence of an Event of Default or the occurrence and continuance of a Restricting Event, the Servicer shall instruct the Indenture Trustee to withdraw, and on the succeeding Distribution Date the Indenture Trustee acting in accordance with such instructions shall withdraw, the amounts required to be withdrawn from the Collection Account in order to make the following payments or allocations from the Available Amounts for the related Distribution Date (in each case, such payment or transfer to be made only to the extent funds remain available therefor after all prior payments and transfers for such Distribution Date have been made), in the following order of priority:

          (A) pay to the Servicer, the amount of any unreimbursed Servicer Advances;

          (B) pay to the Servicer, the monthly Servicing Fee for the preceding monthly period together with any amounts in respect of the Servicing Fee that were due in respect of prior monthly periods that remain unpaid;

          (C) pay to the Indenture Trustee, on behalf of the Class A-1 Notes, an amount equal to interest accrued in respect of such Class A-1 Notes for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made;

          (D) pay to the Indenture Trustee, on behalf of the Class A-2 Notes, an amount equal to interest accrued in respect of such Class A-2 Notes for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made;

          (E) pay to the Indenture Trustee, on behalf of the Class B Notes, an amount equal to the interest accrued thereon for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made;

          (F) pay to the Indenture Trustee, on behalf of the Class C Notes, an amount equal to interest accrued thereon for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made;

          (G) pay to the holders of the Subordinated Notes an amount equal to interest accrued in respect of the Subordinated Notes Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made;

          (H) pay to the Indenture Trustee, on behalf of the Class A-1 Notes, the lesser of (i) the Class A-1 Principal Payment Amount for such Distribution Date, and (ii) the remaining outstanding Principal Amount of the Class A-1 Notes; PROVIDED, if the amount to be allocated pursuant to this clause exceeds the amount needed to repay the Class A-1

               Principal Payment Amount in full, then such excess shall be applied in repayment of principal on the Class A-2 Notes;

          (I) pay to the Indenture Trustee, on behalf of the Class A-2 Notes, the lesser of (i) the Class A-2 Principal Payment Amount for such Distribution Date, and (ii) the remaining outstanding Principal Amount of the Class A-2 Notes; PROVIDED, if the amount to be allocated pursuant to this clause exceeds the amount needed to repay the Class A-2 Principal Payment Amount in full, then such excess shall be applied in repayment of principal on the Class B Notes;

          (J) pay to the Indenture Trustee, on behalf of the holders of the Class B Notes, the lesser of (i) the Class B Principal Payment Amount for such Distribution Date, and (ii) the remaining outstanding Principal Amount of the Class B Notes; PROVIDED, if the amount to be allocated pursuant to this clause exceeds the amount needed to repay the Class B Principal Payment Amount in full, then such excess shall be applied in repayment of principal on the Class C Notes;

          (K) pay to the Indenture Trustee, on behalf of the holders of the Class C Notes, the lesser of (i) the Class C Principal Payment Amount for such Distribution Date, and (ii) the remaining outstanding Principal Amount of the Class C Notes; PROVIDED, if the amount to be allocated pursuant to this clause exceeds the amount needed to repay the Class C Principal Payment Amount in full, then such excess shall be applied in repayment of principal on the Subordinated Notes;

          (L)  pay to the holders of the Subordinated Notes the lesser of
               (i) the Class D Principal Payment Amount for such Distribution Date and (ii) the remaining outstanding Principal Amount of the Subordinated Notes; PROVIDED, if the amount to be allocated pursuant to this clause exceeds the amount needed to repay the Subordinated Notes principal in full then such excess shall be allocated consistent with the next succeeding paragraph;

          (M) pay to the Indenture Trustee for deposit into the Reserve Funds any Available Amounts not necessary to make the payments described in paragraph (A) through (L) above to the extent that such amount is necessary to meet the Reserve Fund Amount; and

          (N)  any excess shall be paid to the holder of the Certificates.

     As used herein,"AVAILABLE AMOUNTS" means as of any Distribution Date, the sum of (i) all amounts on deposit in the Collection Account as of the immediately preceding Determination Date on account of Scheduled Payments inclusive of such payments received through Vendor recourse or support and agreements, but excluding the Excluded Amounts due on or before, as well as Prepayments received on or before, the last day of the Collection Period immediately preceding such Distribution Date (other than Excluded Amounts);
(ii) Recoveries on account of previously Defaulted Contracts received as of the immediately preceding Determination Date; (iii) such amounts as from time to time may be held in the Collection Account, together with earnings on funds therein, (iv) the rights of the Trust Depositor under the Transfer and Sale Agreement, (v) any late charges relating to a Contract provided such late charges were included in the Contract's terms as of the Cutoff Date ("LATE CHARGES") (vi) any amounts received with respect to the Guaranteed Residuals, and (vi) proceeds of any of the foregoing.

     Pursuant to the Indenture, the Indenture Trustee will distribute amounts received from the Indenture Trustee in accordance with the foregoing to the Class A-1 Noteholders, Class A-2 Noteholders, Class B Noteholders, Class C Noteholders and the holders of the Subordinated Notes represented thereby PRO RATA in accordance with the respective amounts owed thereto.

     FOLLOWING AN EVENT OF DEFAULT OR RESTRICTING EVENT. On each Determination Date after the occurrence of an Event of Default, or after the occurrence of, and during the continuance of, a Restricting Event, the Servicer shall instruct the Indenture Trustee to withdraw, and on the succeeding Distribution Date the Indenture Trustee acting in accordance with such instructions shall withdraw, the amounts required to be withdrawn from the Collection Account in order to make the following payments or allocations from the Available Amounts for the related Distribution Date (in each case, such payment or transfer to be made only to the extent funds remain available therefor after all prior payments and transfers for such Distribution Date have been made), in the following order of priority:

          (A) pay to the Indenture Trustee, the amount of any unpaid fees, expenses, late charges or other losses;

          (B) pay to the Servicer, the amount of any unreimbursed Servicer Advance;

          (C) pay to the Servicer, the monthly Servicing Fee for the preceding monthly period together with any amounts in respect of the Servicing Fee that were due in respect of prior monthly periods that remain unpaid;

          (D) pay to the Indenture Trustee, on behalf of the Class A-1 Notes and the Class A-2 Notes, an amount equal to interest accrued in respect of such Class A-1 Notes and the Class A-2 Notes for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made; PROVIDED, that if the Available Amounts remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Available Amounts shall be allocated to each Class A-1 Note and the Class A-2 Note PRO RATA based on the outstanding principal amount thereof;

          (E) pay to the Indenture Trustee, on behalf of the Class B Notes, an amount equal to the interest accrued thereon for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made; PROVIDED, that if the Available Amount s remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Available Amounts shall be allocated to each Class B Note PRO RATA based on the outstanding principal amount thereof;

          (F) pay to the Indenture Trustee, on behalf of the Class C Notes, an amount equal to interest accrued in respect of the Class C Notes for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made; PROVIDED, that if the Available Amounts remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Available Amounts shall be allocated to each Class C Note PRO RATA based on the outstanding principal amount thereof;

          (G) pay to the Indenture Trustee, on behalf of the Subordinated Notes, an amount equal to interest accrued in respect of the Subordinated Notes for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made; PROVIDED, that if the Available Amounts remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Available Amounts shall be allocated to each Subordinated Note PRO RATA based on the outstanding principal amount thereof;

          (H) pay to the Indenture Trustee, on behalf of the Class A-1 Notes the Class A-1 Principal Payment Amount for such Distribution Date; PROVIDED (i) that if the Available Amounts remaining to be allocated pursuant to this clause is less than the full amount required to be so allocated, such remaining Available Amounts shall be allocated to each Class A-1 Note pro rata based on the outstanding principal amount thereof, and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay the outstanding Class A-1 Note principal in full, then such excess shall be applied in repayment of principal on the Class A-2 Notes;

          (I) pay to the Indenture Trustee, on behalf of the Class A-2 Notes the Class A-2 Principal Payment Amount for such Distribution Date; PROVIDED (i) that if the Available Amounts remaining to be allocated pursuant to this clause is less than the full amount required to be so allocated, such remaining Available Amounts shall be allocated to the Class A-2 Note, respectively pro rata based on the outstanding principal amount thereof, and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay the outstanding Class A-2 Note principal in full, then such excess shall be applied in repayment of principal on the Class B Notes;

          (J) pay to the Indenture Trustee, on behalf of the holders of the Class B Notes, the lesser of (i) the Class B Principal Payment Amount for such Distribution Date, and (ii) the remaining outstanding Principal Amount of the Class B Notes; PROVIDED
               (i) that if the Available Amounts remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Available Amounts shall be allocated to each Class B Note PRO RATA based on the outstanding principal amount thereof, and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay outstanding Class B Note principal in full, then such excess shall be applied in repayment of principal on the Class C Notes;

          (K) pay to the Indenture Trustee, on behalf of the holders of the Class C Notes, the lesser of (i) the Class C Principal Payment Amount for such Distribution Date, and (ii) the remaining outstanding Principal Amount of the Class C Notes; PROVIDED (i) that if the

               Available Amounts remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Available Amounts shall be allocated to each Class C Note PRO RATA based on the outstanding principal amount thereof, and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay outstanding Class C Note principal in full, then such excess shall be applied in repayment of principal on the Prior Certificates; and

          (L)  pay to the holders of the Subordinated Notes the lesser of
               (i) the Class D Principal Payment Amount for such Distribution Date and (ii) the remaining outstanding Principal Amount of the Subordinated Notes; PROVIDED
               (i) that if the Available Amounts remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Available Amounts shall be allocated to each Subordinated Notes PRO RATA based on the outstanding principal amount thereof, and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay outstanding Subordinated Notes principal in full, then such excess shall be paid to the holder of the Certificates.


RESERVE FUND

GENERAL

     The Reserve Fund will be an account in the name of the Indenture Trustee on behalf of the Noteholders and the holders of the Subordinated Notes. The Reserve Fund will be created with an initial deposit by the Trust Depositor on the Closing Date of an amount equal to the Reserve Fund Amount.

     If the amount on deposit in the Reserve Fund on any Distribution Date (after giving effect to all deposits thereto or withdrawals therefrom on such Distribution Date) is greater than the Reserve Fund Amount, the Indenture Trustee will distribute any excess to the holder of the Certificates. Upon any such distributions to the holder of the Certificates, the Noteholders and the holders of the Subordinated Notes will have no further rights in, or claims to, such amounts.

     If on any Distribution Date the principal balance of the Subordinated Notes equals zero and amounts on deposit in the Reserve Fund have been depleted as a result of losses in respect of the Contracts, the protection afforded to the Noteholders by the Subordinated Notes and by the Reserve Fund will be exhausted and the Noteholders will bear directly the risks associated with the ownership of the Contracts.

     None of the Noteholders, the Indenture Trustee, the Owner Trustee, the Seller nor the Trust Depositor will be required to refund any amounts properly distributed or paid to them whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the Noteholders.

     The Servicer may, from time to time after the date of this Prospectus request each Rating Agency that rated the Notes to, at the request of the Trust Depositor, approve a formula for determining the Reserve Fund Amount that is different from the formula described above and would result in a decrease in the amount of the Reserve Fund Amount or the manner by which the Reserve Fund is funded. If each Rating Agency delivers a letter to the Indenture Trustee and the Owner Trustee to the effect that the use of any such new formulation will not in and of itself result in a qualification, reduction or withdrawal of its then-current rating of any Class of Notes then the Reserve Fund Amount will be determined in accordance with such new formula. The Agreement will accordingly be amended to reflect such new calculation without the consent of any Noteholder.

WITHDRAWALS FROM THE RESERVE FUND

     Amounts held from time to time in the Reserve Fund will continue to be held for the benefit of the Noteholders and the holders of the Subordinated Notes.
On each Distribution Date, funds will be withdrawn from the Reserve Fund to the extent that Available Amounts with respect to any Distribution Date are less than the amount necessary to pay interest on the Notes and the Subordinated Notes; provided, however, upon the occurrence of an Event of Default or upon the occurrence and continuance of Restricting Event amounts in the Reserve Fund shall be available to pay the principal on the most senior outstanding Class of Notes or if no Notes are outstanding the Subordinated Notes; provided further, in the event the Available Amounts are insufficient to pay outstanding principal on the Class A-1 Notes on the Class A-1 Maturity Date amounts in the Reserve Fund may be utilized to make principal payments on the Class A-1 Notes. Additionally, to the extent monies are present in the Reserve Fund as of the Maturity Date, to the extent necessary, such monies shall be applied to pay the principal of the most senior outstanding Class of Notes, or if no Notes are outstanding, the Subordinated Notes.

DEFAULTED CONTRACTS

     A Contract will automatically be deemed to be in default (a "DEFAULTED CONTRACT") if (i) it is more than 120 days past due; or (ii) if at any time the Servicer determines, in accordance with its customary and usual practices, that such Contract is not collectible (and taking into account any available Vendor recourse). The current policy of the Servicer with respect to writing off Contracts is described in "NEWCOURT CREDIT GROUP USA INC. - WRITE-OFF POLICY" above.

         Upon classification as a Defaulted Contract, the Servicer shall accelerate all payments due thereunder or take such other action as the Servicer reasonably believes will maximize the amount of Recoveries in respect thereof and shall otherwise follow its customary and usual collection procedures, which may include the repossession and sale of any related Equipment or other Applicable Security on behalf of the Trust. Any recoveries on account of a previously Defaulted Contract (including proceeds of repossessed Equipment or other Applicable Security or other property, Insurance Proceeds, amounts representing late fees and penalties and amounts subsequently received pursuant to a Program Agreement with a Vendor, but net of amounts representing costs and expenses of liquidation incurred by the Servicer; such recoveries net of such amounts, "RECOVERIES") shall be deemed to be Available Amounts.

COLLECTION ACCOUNT

         The Servicer, for the benefit of the Noteholders, shall cause to be established and maintained in the name of the Indenture Trustee, with an office or branch of a depository institution or trust company (which may include the Indenture Trustee) organized under the laws of the United States of America or any one of the states thereof and located in the state designated by the Servicer, a non-interest bearing segregated corporate trust account (the "COLLECTION ACCOUNT") bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Noteholders; provided, however, that at all times such depository institution or trust company shall be (a) the corporate trust department of the Indenture Trustee or, (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i)(A) which has either
(1) a long-term unsecured debt rating acceptable to the Rating Agencies or
(2) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies, (B) the parent corporation of which has either (1) a long-term unsecured debt rating acceptable to the Rating Agencies or (2) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (C) is otherwise acceptable to the Rating Agencies and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation (the "FDIC"; any such depository institution or trust company, a "QUALIFIED INSTITUTION"). Funds in the Collection Account generally will be invested in (i) obligations fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies having commercial paper with the highest rating from each Rating Agency, (iii) commercial paper (or other short term obligations) having, at the time of the Trust's investment therein, the highest rating from each Rating Agency, (iv) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC, (v) notes or bankers' acceptances issued by any depository institution or trust company described in (ii) above, (vi) money market funds which have the highest rating from, or have otherwise been approved in writing by, each Rating Agency, (vii) time deposits with an entity, the commercial paper of which has the highest rating from the Rating Agency, (viii) eligible repurchase agreements, and (ix) any other investments approved in writing by the Rating Agency (collectively, "ELIGIBLE INVESTMENTS"). Such funds may be invested in debt obligations of Newcourt or its affiliates so long as such obligations qualify as Eligible Investments. Any earnings (net of losses and investment expenses) on funds in the Collection Account will be held therein and be treated as Available Amounts. The Servicer will have the revocable power to instruct the Indenture Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Sale and Servicing Agreement.

REPLACEMENT ACCOUNTS

     If any institution with which any of the accounts established pursuant to the Sale and Servicing Agreement or the Indenture are established ceases to be a Qualified Institution, the Servicer or the Owner Trustee (as the case may be) shall within ten Business Days establish a replacement account at a Qualified Institution after notice thereof.

EVENTS OF DEFAULT

     Allocations of Available Amounts will be made as described above under "--ALLOCATIONS; PRIOR TO AN EVENT OF DEFAULT OR RESTRICTING EVENT" unless and until an Event of Default or Restricting Event has occurred, in which case allocations of Available Amounts will be made as described above under
"--ALLOCATIONS; FOLLOWING AN EVENT OF DEFAULT OR RESTRICTING EVENT".   An "EVENT
OF DEFAULT"  refers to any of the following events:

          (a) failure to pay the then outstanding principal amount of any Note, if any, on its related Maturity Date;

          (b) (i) failure on the part of any Seller to make any payment or deposit required under the Sale and Servicing Agreement or Transfer and Sale Agreement within three Business Days after the date the payment or deposit is required to be made, or (ii) failure on the part of any Seller, the Trust Depositor, the Trust or the Owner Trustee to observe or perform any other covenants or agreements of such entity set forth in the Transfer and Sale Agreement, Sale and Servicing Agreement or the Indenture, which failure has a material adverse effect on the Noteholders and which continues unremedied for a period of 60 days after written notice; PROVIDED, that no such 60-day cure period shall apply in the case of a failure by the Seller to perform their joint and several agreement to accept reassignment of Ineligible Contracts, and FURTHER PROVIDED, that only a five day cure period shall apply in the case of a failure by any Seller, the Trustee or the Owner Trustee to observe their respective covenants not to grant a security interest in or otherwise intentionally create a lien on the Contracts;

          (c) any representation or warranty made by any Seller, the Trust Depositor, the Trustee or the Owner Trustee in the Sale and Servicing Agreement or the Indenture or any information required to be given by any Seller or the Trust Depositor to the Indenture Trustee to identify the Contracts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Noteholders are materially and adversely affected; PROVIDED, HOWEVER, that an Event of Default shall not be deemed to occur thereunder if the Seller has repurchased the related Contracts through the Trust Depositor during such period in accordance with the provisions of the Sale and Servicing Agreement and the Transfer and Sale Agreement;

          (d) the occurrence of an Insolvency Event relating to the Seller, the Trust Depositor or the Trust; or

          (e) the Trust becomes an "INVESTMENT COMPANY" within the meaning of the Investment Company Act of 1940, as amended.

      In the case of any event described in clause (a), (b), (c), (d), or (e) above, an Event of Default with respect to the Notes will be deemed to have occurred provided such Event of Default may be waived if the Required Holders provide written notice to the Trust Depositor and the Servicer of such waiver. In the event the Indenture Trustee has actual knowledge of an Event of Default, it will be required to notify, among others, the Trust Depositor, each Seller, the Servicer and the Owner Trustee.

     If an Insolvency Event relating to the Trust Depositor occurs, pursuant to the Sale and Servicing Agreement, on the day of such Insolvency Event, the Trust Depositor will promptly give notice to the Indenture Trustee of the Insolvency Event, and the Indenture Trustee will, if directed by the Required Holders (as defined in the next succeeding paragraph), promptly act to sell, dispose of or otherwise liquidate the Contracts in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of Contracts will be deposited in the Collection Account and allocated as described in the Sale and Servicing Agreement and herein. If the proceeds of any collections on Contracts in the Collection Account allocated to Noteholders of any Class is not sufficient to pay the Principal Amount of the Notes of such Class in full, such Noteholders will incur a loss.

     As used herein, "REQUIRED HOLDERS" means (i) prior to the payment in full of the Class A-1 Notes and Class A-2 Notes outstanding, Class A-1 Noteholders and Class A-2 Noteholders voting as a single class evidencing more than 66 2/3% of the Aggregate Principal Amount of the Class A-1 Notes and Class A-2 Notes, (ii) from and after the payment in full of the Class A Notes outstanding, Class B Noteholders holding Class B Notes evidencing more than 66 2/3% of the Aggregate Principal Amount of the Class B Notes outstanding, (iii) from and after the payment in full of the Class B Notes outstanding, Class C Noteholders holding Class C Notes evidencing more than 66 2/3% of the Aggregate Principal Amount of the Class C Notes outstanding and (iv) from and after the payment in full of the Class C Notes outstanding, Class D Notes evidencing more than 66 2/3% of the Aggregate Principal Amount of the Class D Notes.

RESTRICTING EVENTS

     Prior to the occurrence of a Restricting Event, allocations of Available Amounts will be made as described above under "--ALLOCATIONS; PRIOR TO AN EVENT OF DEFAULT OR RESTRICTING EVENT" unless a Restricting Event has occurred and is continuing in which case allocations will be made as described above under
"--ALLOCATIONS; FOLLOWING AN EVENT OF DEFAULT OR RESTRICTING EVENT".   A
"RESTRICTING EVENT" refers to any of the following events:

          (a) As of any Distribution Date, the weighted average ADCB of all Contracts in respect to which, during the three preceding Collection Periods, a scheduled payment is more than sixty (60) days past due exceeds 3.0% of the weighted average of ADCB of all Contracts in the Contracts Pool during such three Collection Periods; or

          (b) As of any Distribution Date, the product of (i) two (2) multiplied by (ii) the difference between (x) the ADCB of the sum of (A) all Contracts which were charged off by the Servicer as uncollectible in accordance with its usual and customary practices during the six preceding Collection Periods (whether or not such Contract was a Defaulted Contract) and (B) all Contracts under which the related End-User was the subject of an Insolvency Event during such six Collection Periods (Contracts which are the subject of an event described in clauses (A) or (B) being referred to as "CHARGE-OFFS") and (y) Recoveries received during the preceding six Collection Periods on account of Charge-Offs, exceeds 1% of the weighted average ADCB of all Contracts in the Contract Pool during such six Collection Periods.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Servicer's compensation with respect to its servicing activities and reimbursement for its expenses for any Collection Period will be a servicing fee (the "SERVICING FEE") calculated monthly, and payable on each Distribution
Date, in an amount equal to the product of (i) one-twelfth, (ii) .60% (such percentage, the "SERVICING FEE PERCENTAGE") and (iii) the ADCB of the Contract Pool as of the beginning of the related Collection Period. The Servicing Fee will be funded from Available Amounts and will be paid on the Distribution Date with respect to each Collection Period from the Collection Account.

     The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Contracts including, without limitation, expenses related to the enforcement of the Contracts, payment of the fees and disbursements of the Indenture Trustee and Owner Trustee and independent accountants, casualty insurance on Equipment (to the extent the Contracts provide for the Seller to pay such insurance) and other fees which are not expressly stated in the Sale and Servicing Agreement to be payable by the Trust, the Noteholders or the Trust Depositor (other than federal, state, local and foreign income, franchise or other taxes based on income, if any, or any interest or penalties with respect thereto, imposed upon the Trust). In the event that Newcourt USA is acting as Servicer and fails to pay the fees and disbursements of the Indenture Trustee or Owner Trustee (the "TRUSTEES"), such Trustee will be entitled to receive the portion of the Servicing Fee that is equal to such unpaid amounts. In no event will the Noteholders be liable to the Trustees for the Servicer's failure to pay such amounts, and any such amounts so paid to the Trustees will be treated as paid to the Servicer for all other purposes of the Sale and Servicing Agreement.

RECORD DATE

     Payments on the Notes will be made as described herein to the Noteholders in whose names the Notes were registered (expected to be Cede, as nominee of DTC) at the close of business on the Record Date. However, the final payment on the Notes offered hereby will be made only upon presentation and surrender of such Notes. All payments with respect to the principal of and interest on the Notes (each, a "DISTRIBUTION") will be made to DTC in immediately available funds. See "DESCRIPTION OF THE NOTES--BOOK-ENTRY REGISTRATION".

OPTIONAL TERMINATION

     On any Distribution Date occurring on or after the date on which the ADCB of the Contract Pool is less than 10% of the initial ADCB of the Contract Pool as of the Cutoff Date (the "CLEANUP CALL CONDITION"), the Trust Depositor will have the option to cause the Trust to purchase (without penalty) all, but not less than all, of the remaining outstanding Notes and Subordinated Securities. The redemption price will be equal to the sum of the outstanding principal amount of the Notes and Subordinated Securities, together with accrued interest thereon through the date of redemption, and shall be payable to the holders of the Notes and Subordinated Securities on such Distribution Date from the proceeds of the Trust's sale to the Trust Depositor (and the Trust Depositor's concurrent resale to the Seller), for a repurchase price equal to such redemption price, of the remaining Contracts Pool and other Trust Assets held by the Trust. Following any redemption, the Noteholders will have no further rights with respect to the Trust Assets.

REPORTS

     No later than the second Business Day prior to each Distribution Date, the Servicer will forward to the Indenture Trustee and each Rating Agency a statement (the "MONTHLY REPORT") prepared by the Servicer setting forth certain information with respect to the Trust and the Notes and Subordinated Securities, including: (i) the ADCB (A) as of the end of the related Collection Period and (B) as of the end of the second Collection Period preceding such Distribution Date (or, in the case of Contracts that were first added to the Contract Pool during the related Collection Period, as of the Cutoff Date for such Contracts); (ii) the Class A Principal Payment Amount, Class B Principal Payment Amount, Class C Principal Payment Amount, Class D Principal Payment Amount (including the calculations utilized in the determination thereof); (iii) the ADCB of Contracts held by the Trust which were 30, 60, 90 and 120 days or more delinquent as of the end of such Collection Period; (iv) the Discounted Contract Balance of each Contract in the Contract Pool that became a Defaulted Contract during such Collection Period and cumulatively for each preceding Collection Periods; (v) the monthly Servicing Fee for such Collection Period; and (vi) the Available Amounts with respect to the related Collection Period (including the calculation utilized in the determination thereof).

     With respect to each Distribution Date, the Monthly Report also will include the following information with respect to the Notes: (i) the total amount distributed; (ii) the amount allocable to principal on the Notes and each Class thereof; (iii) the amount allocable to interest on the Notes and each Class thereof; and (iv) the amount, if any, by which the unpaid principal amount of the Notes of each Class exceeds the Principal Amount of such Class as of the Record Date with respect to such Distribution Date. On each Distribution Date, the Indenture Trustee (or an agent on its behalf), will forward to each Noteholder of record a copy of the Monthly Report.

     On or before January 31 of each calendar year, commencing January 31, 1998, the Indenture Trustee (or an agent on its behalf) will furnish (or cause to be furnished) to each person who at any time during the preceding calendar year was a Noteholder of record, a statement containing the information required to be provided by an issuer of indebtedness under the Code for such preceding calendar year or the applicable portion thereof during which such person was a Noteholder, together with such other customary information as is necessary to enable the Noteholders to prepare their tax returns. See "CERTAIN FEDERAL INCOME TAX MATTERS".

LIST OF NOTEHOLDERS

     At such time, if any, as Definitive Notes have been issued, upon written request of any Noteholder or group of Noteholders of record holding Notes evidencing not less than 10% of the aggregate unpaid principal amount of the Notes, the Indenture Trustee will afford such Noteholders access during normal business hours to the current list of Noteholders for purpose of communicating with other Noteholders with respect to their rights under the Indenture, the Sale and Servicing Agreement or the Notes. While the Notes are held in book-entry form, holders of beneficial interests in the Notes will not have access to a list of other holders of beneficial interests in the Notes, which may impede the ability of such holders of beneficial interests to communicate with each other. See "--BOOK-ENTRY REGISTRATION" below.

ADMINISTRATION AGREEMENT

     Newcourt USA, in its capacity as administrator (in such capacity, the "ADMINISTRATOR" ), will enter into an agreement (the "ADMINISTRATION AGREEMENT") with the Trust, the Trust Depositor and the Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in the Administration Agreement, to provide the notices and to perform other administrative obligations required to be provided or performed by the Trust or the Owner Trustee under the Indenture. The Administrator in the Administration Agreement agrees to perform certain accounting functions of the Trust which the Owner Trustee is required to perform pursuant to the Trust Agreement, including but not limited to maintaining the books of the trust, filing tax returns for the trust, and delivering tax related reports to each Noteholder (except the Owner Trustee shall retain responsibility for distributing the Schedule K-1s). As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee (the "ADMINISTRATION FEE"), which fee will be paid by the Servicer out of the Servicing Fee, if available.

BOOK-ENTRY REGISTRATION

     Noteholders may only hold their Notes through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     Cede, as nominee for DTC, will hold the global Class A-1 Note or Notes, the global Class A-2 Note or Notes, the global Class B Note or Notes, and the global Class C Note or Notes. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective Depositaries (as defined herein) which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL and Morgan Guaranty Trust will act as depositary for Euroclear (in such capacities, the "DEPOSITARIES").

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "CLEARING CORPORATION" within the meaning of the UCC and a "CLEARING AGENCY" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("PARTICIPANTS") and facilitate the settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of notes. Participants include the Underwriter, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS").

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants (as defined in this section) and Euroclear Participants (as defined in this section) will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its Depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes, see "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS."

     Noteholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Notes may do so only through Participants and Indirect Participants. In addition, Noteholders will receive all distributions of principal and interest on the Notes from the Indenture Trustee through DTC and its Participants. Under a book-entry format, Noteholders will receive payments after the related Distribution Date, as the case may be, because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or holders of beneficial interests in the Notes. It is anticipated that the only "CLASS A-1 NOTEHOLDER" , "CLASS A-2 NOTEHOLDER", "CLASS B NOTEHOLDER" and "CLASS C NOTEHOLDER" will be Cede, as nominee of DTC, and that holders of beneficial interests in the Class A-1 Notes, Class A-2 Notes, Class B Notes or Class C Notes, respectively, under the Indenture will only be permitted to exercise the rights of Class A-1 Noteholders, Class A-2 Noteholders, Class B Noteholders or Class C Noteholders, respectively, under the Indenture indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit distributions of principal of and interest on the Notes. Participants and Indirect Participants with which holders of beneficial interests in the Notes have accounts similarly are required to make book-entry transfers and receive and transmit such payments on behalf of these respective holders.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of holders of beneficial interests in the Notes to pledge Notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Notes, may be limited due to the lack of a Definitive Note for such Notes.

     DTC has advised the Issuer that it will take any action permitted to be taken by a Class A-1 Noteholder, Class A-2 Noteholder, Class B Noteholder or Class C Noteholder under the Indenture only at the direction of one or more Participants to whose account with DTC the Class A-1 Notes, Class A-2 Notes, Class B Notes or Class C Notes are credited. Additionally, DTC has advised the Issuer that it may take actions with respect to percentage interests in any particular Class of the Notes represented by holders of beneficial interests evidencing that percentage, which actions may conflict with other of its actions with respect to other percentage interests therein.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriter. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "EUROCLEAR OPERATOR"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policies for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriter. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Notes held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS." CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by an Noteholder under the Indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Except as required by law, none of the Servicer, any Seller, the Owner Trustee, the Trust Depositor or the Indenture Trustee will have any liability for any aspect of the records relating to, actions taken or implemented by, or payments made on account of, beneficial ownership interests in the Notes held through DTC, or for maintaining, supervising or reviewing any records or actions relating to such beneficial ownership interests.

DEFINITIVE NOTES

     The Notes will be issued in fully registered, authenticated form to beneficial owners or their nominees (the "DEFINITIVE NOTES"), rather than to DTC or its nominee, only if (a) the Trust advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such Notes, and the Indenture Trustee or the Issuer is unable to locate a qualified successor or (b) the Issuer at its option elects to terminate the book-entry system through DTC.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee is required to notify all beneficial owners for each Class of Notes held through DTC of the availability of Definitive Notes for such Class. Upon surrender by DTC of the Definitive Note representing the Notes and instructions for reregistration, the Indenture Trustee will issue such Definitive Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Noteholders under the Indenture (the "HOLDERS"). The Indenture Trustee will also notify the Holders of any adjustment to the Record Date with respect to the Notes necessary to enable the Indenture Trustee to make distributions to Holders of the Definitive Notes for such Class of record as of each Distribution Date.

     Additionally, upon the occurrence of any such event described above, distribution of principal of and interest on the Notes will be made by the Indenture Trustee directly to Holders in accordance with the procedures set forth herein and in the Indenture. Distributions will be made by check, mailed to the address of such Holder as it appears on the Note register. Upon at least 10 days' notice to Noteholders for such Class, however, the final payment on any Note (whether the Definitive Notes or the Note for such Class registered in the name of Cede representing the Notes of such Class) will be made only upon presentation and surrender of such Note at the office or agency specified in the notice of final distribution to Noteholders.

     Definitive Notes of each Class will be transferable and exchangeable at the offices of the Indenture Trustee or its agent in New York, New York, which the Indenture Trustee shall designate on or prior to the issuance of any Definitive Notes with respect to such Class. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

                                THE SUBORDINATED NOTES

     On the Closing Date, the Trust will also issue the       % Class D
Receivables-Backed Notes (the "SUBORDINATED NOTES") with an aggregate
principal balance of $              .  The Subordinated Notes will be issued
pursuant to the Indenture.

     The Subordinated Notes are not being offered and sold hereunder. Distributions with respect to the Subordinated Notes will be subordinated to the rights of the Noteholders to the extent described herein. See "DESCRIPTION OF THE NOTES--ALLOCATIONS" herein.






















                                   THE CERTIFICATES

     On the Closing Date, the Trust will also issue the Certificates with an
initial certificate balance of $            (the  "CERTIFICATES").  The
Certificates will represent fractional undivided beneficial equity interests in the Trust, and will be issued pursuant to the Trust Agreement.

     The Certificates are not being offered and sold hereunder.   The Trust
Depositor is expected initially to retain the Certificates, although the Certificates could be transferred at some later date in a transaction separate from this offering provided the Owner Trustee and Indenture Trustee receive an opinion of Independent Counsel that such transfer will not cause the Trust to become a taxable entity or otherwise adversely affect the Noteholders or Certificateholders.

Distributions with respect to the Certificates will be subordinated to the rights of the Noteholders and the holders of the Subordinated Notes to the extent described herein. See "DESCRIPTION OF THE NOTES--ALLOCATIONS" herein.

                         THE TRANSFER AND SALE AGREEMENT AND
                        SALE AND SERVICING AGREEMENT GENERALLY

         The following is a summary of the material terms of the Transfer and Sale Agreement and the Sale and Servicing Agreement, the forms of which were filed as exhibits to the Registration Statement of which this Prospectus is a part, and this summary is qualified in its entirety by reference to the Transfer and Sale Agreement and Sale and Servicing Agreement, respectively.

TERMINATION OF TRUST

     Unless the Trust Depositor instructs the Owner Trustee otherwise, the Trust will terminate only on the earliest to occur of (i) the day following the day on which the Aggregate Principal Amount of all Notes and Certificates is zero (provided, that the Trust Depositor shall have delivered a written
notice to the Owner Trustee electing to terminate the Trust), (ii)       ,or
(iii) if the Contracts are sold, disposed of or liquidated following the occurrence of an Insolvency Event as described under "DESCRIPTION OF THE NOTES--EVENTS OF DEFAULT", immediately following such sale, disposition or liquidation (the "TRUST TERMINATION DATE"). Upon termination of the Trust, all right, title and interest in the Trust Assets (other than amounts in accounts maintained by the Trust for the final payment of principal and interest to Noteholders or Certificateholders) will be conveyed and transferred to the holder of the Certificate and any permitted assignee.

CONVEYANCE OF CONTRACTS

     The Contracts, and interests in the Equipment and other Applicable Security, to be sold or contributed to the Trust by the Trust Depositor will be acquired by the Trust Depositor from the Seller pursuant to the Transfer and
Sale Agreement dated as of            , 1997 by and between the Trust Depositor
and Newcourt USA (the "TRANSFER AND SALE AGREEMENT").   A form of Transfer and
Sale Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

         Under the Transfer and Sale Agreement, the Seller will sell to the Trust Depositor, to the extent of the Seller's interest therein, (i) the Contracts and its interest in any related Equipment and Applicable Security as of the Cutoff Date, and (ii) the proceeds thereof (except Excluded Amounts). Pursuant to the Sale and Servicing Agreement, such interests in the related Contracts, the Equipment, the Applicable Security and the proceeds thereof will then be sold by the Trust Depositor to the Trust, and pursuant to the Indenture a lien thereon will be granted by the Trust in favor of the Indenture Trustee, and the Trust Depositor will also assign its rights in, to and under the Transfer and Sale Agreement with respect to the Contracts and Equipment and Applicable Security to the Trust and the Trust will assign such rights to the Indenture Trustee.

      Pursuant to the Transfer and Sale Agreement, the Seller will sell, transfer, assign, set over and otherwise convey to the Trust Depositor, without recourse (except as expressly set forth in such Transfer and Sale Agreement) all of the Seller's right, title and interest in and to (i) specified Contracts and all monies due or to become due in payment of such Contracts on or after the related Cutoff Date, including all Scheduled Payments thereunder due on or after such Cutoff Date, any Prepayment Amounts, any payments in respect of a casualty or early termination, and any Recoveries received with respect thereto but excluding any Scheduled Payments due prior to the Cutoff Date or any Excluded Amounts, (ii) the related Equipment and, in the case of any Vendor Loan, Applicable Security, including all proceeds from any sale or other disposition of such Equipment or Applicable Security, (iii) any documents delivered to the Trust Depositor or held by the Servicer on its behalf with respect to each such Contract (the "CONTRACT FILES"), (iv) all payments made or to be made in the future with respect to each such Contract and the Vendor thereunder under any Vendor Agreements with the Seller and under any other guarantee or similar credit enhancement with respect to such Contracts, (v) all payments made with respect to each such Contract under any insurance policy covering physical damage to the related Equipment (the "INSURANCE PROCEEDS") and (vi) all income and proceeds of the foregoing (the foregoing are referred to collectively as the "TRANSFERRED ASSETS"). As of the Cutoff Date the Trust Depositor will transfer and assign, among other things, the Transferred Assets to the Trust for the benefit of the Noteholders and the holders of the Subordinated Securities and the Trust will grant a lien on such Transferred Assets in favor of the Indenture Trustee, pursuant to the Sale and Servicing Agreement and the Indenture.

     Newcourt USA, as Servicer under the Sale and Servicing Agreement, will retain custody of (but not title to) the Contracts, the Contract Files and any related evidence of insurance payments, Scheduled Payments and any other similar payments under the Contracts. Prior to the conveyance of any Contracts to the Trust Depositor, Newcourt USA caused (in the case of the Contracts sold under the Transfer and Sale
Agreement on the Closing Date) or will cause (in the case of Additional Contracts or Substitute Contracts conveyed after the Closing Date) its and/or Newcourt USA's computer accounting systems to be marked to show that the Contracts transferred thereunder have been conveyed to the Trust Depositor, and prior to each transfer of any Trust Assets to the Trust pursuant to the Sale and Servicing Agreement, Newcourt USA or the Trust Depositor, as appropriate, will file UCC financing statements reflecting (A) the conveyance of the Transferred Assets to the Trust Depositor, (B) each sale of Trust
Assets to the Trust pursuant to the Sale and Servicing Agreement and (C) the grant of a lien thereon in favor of the Indenture Trustee (except that financing statements will be filed with respect to each conveyance of an interest in Equipment to the Trust Depositor by Newcourt and each sale of an interest in Equipment to the Trust by the Trust Depositor, and each transfer of an interest in Equipment to the Indenture Trustee by the Trust, in each case, only to the extent the same may be viewed as inventory of Newcourt, the Trust Depositor and the Trust, respectively). The Seller and the Trust Depositor will notate in the appropriate computer files relating to the Contracts, that all interests in the Contracts have been conveyed (i) to the Trust Depositor, (ii) by the Trust Depositor to the Trust, and (iii) by the Trust to the Indenture Trustee. See "CERTAIN LEGAL ASPECTS OF THE CONTRACTS".

REPRESENTATIONS AND WARRANTIES

     The Seller has made certain representations and warranties in the Transfer and Sale Agreement with respect to the Contracts transferred thereunder as of the Cutoff Date, and the Seller will similarly make or be deemed to have made certain representations and warranties with respect to each Additional Contract or Substitute Contract transferred by either of them as of its related Cutoff Date, including that: (i) the information with respect to the Contract, any Secondary Contract securing the obligations under such Contract, and the Equipment, if any, subject to the Contract delivered under the Transfer and Sale Agreement is true and correct in all material respects; (ii) immediately prior to the transfer of a Contract and any related Equipment (or security interest therein) or Applicable Security (or security interest therein) to the Trust Depositor, such Contract was owned by the Seller free and clear of any adverse claim; (iii) the Contract, as of the Cutoff Date, did not have a Scheduled Payment that was a delinquent payment for more than 60 days, and the Contract is not otherwise a Defaulted Contract; (iv) no provision of the Contract has been either waived, altered or modified in any respect, except by instruments or documents contained in the Contract File (other than payment delinquencies permitted under clause (iii) above); (v) the Contract is a valid and binding payment obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by applicable insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors' rights generally and the availability of equitable remedies); (vi) the Contract is not and will not be subject to rights of rescission, setoff, counterclaim or defense and, to the Seller's knowledge, no such rights have been asserted or threatened with respect to the Contract; (vii) the Contract, at the time it was made, did not violate the laws of the United States or any applicable state, except for any such violations which do not materially and adversely affect the collectibility of the Contracts in the Contract Pool taken as a whole; (viii) (x) the Contract and any related Equipment have not been sold, transferred, assigned or pledged by the Seller to any other person (other than the sale of the Equipment to the End-User in connection with CSAs, Secured Notes and "NON-TRUE LEASES" and, with respect to a Contract which is a "TRUE LEASE", any Equipment related to such true lease is free and clear of any liens or encumbrances of any third parties (except for Permitted Liens) and (y) either
(A) such Contract is secured by a fully perfected lien of the first priority on the related Equipment or, in the case of any Vendor Loan, related Applicable Security or (B) in the case of a Contract secured by Vehicles, (1) within 30 calendar days of the origination or acquisition of such Contract by the Seller an application was filed in the appropriate state office to note Newcourt USA's interest on the certificate of title for such vehicle, and in any case such interest will be so noted or recorded within 180 days of such acquisition or origination or (2) a certificate of title or similar evidence or recordation on which the Seller's interest has been noted has been obtained; (ix) if the Contract constitutes either an "INSTRUMENT" or "CHATTEL PAPER" for purposes of the UCC, there is not more than one "SECURED PARTY'S ORIGINAL" counterpart of the Contract; (x) all filings necessary to evidence the conveyance or transfer of the Contract to the Trust Depositor have been made in all appropriate jurisdictions; (xi) the Obligor is not to the Seller's knowledge, subject to bankruptcy or other insolvency proceedings; (xii)the Contract is a U.S. dollar-denominated obligation and the related Equipment is located in the United States; (xiii) the Contract does not require the prior written consent of an Obligor or contain any other restriction on the transfer or assignment of the Contract (other than a consent or waiver of such restriction that has been obtained prior to the date of such Contract's conveyance to the Trust); (xiv) either (A) the obligations of the related Obligor under such Contract are irrevocable and unconditional and non-cancelable (or, if prepayable by its terms, such Contract meets the criteria described in clause (xxiv) below or if not irrevocable and unconditional has the benefit of a Vendor Guarantee or (B) with respect to certain Leases with Lessees that are governmental entities or municipalities, if such Lease is cancelled in accordance with its terms, either
(1) the Vendor which assigned such Lease to the Seller is unconditionally obligated to repurchase such Lease from the Seller for a purchase price not less than the Discounted Contract Balance of such Lease (as of the date of purchase) plus interest thereon at the Discount Rate through the Distribution Date following such date of repurchase or (2) pursuant to the Transfer and Sale Agreement, the Seller has indemnified the Trust Depositor against such cancellation in an amount equal to the Discounted Contract Balance of such Lease (as of the date of purchase) plus interest thereon at the Discount Rate through the Distribution Date following such cancellation less any amounts paid by the Vendor pursuant to clause (1); (xv) the Contract has an original maturity of not greater than the term specified in the Sale and Servicing Agreement; (xvi) no adverse selection procedure was used in selecting the Contract for transfer;
(xvii) the Obligor under the Contract is required to maintain casualty insurance with respect to the related Equipment or to self-insure against casualty with respect to the related Equipment in accordance with the Servicer's normal requirements; (xviii) the Contract constitutes chattel paper, an account, an instrument or a general intangible as defined under the UCC; (xix) no Lease is a "CONSUMER LEASE" as defined in Section 2A-103(1)(e) of the UCC; (xx) each Lessee has represented to the Seller or the Vendor that it has accepted the related Equipment and that it has had a reasonable opportunity to inspect and test such Equipment and the Seller has not been notified of any defects therein; (xxi) the Contract is not subject to any guarantee by any Seller nor has the Seller established any specific credit reserve with respect to the related Obligor;
(xxii) each Lease is a "TRIPLE NET LEASE" under which the Obligor is responsible for the maintenance of the related Equipment in accordance with general industry standards applicable to such item of Equipment; (xxiii) each Vendor Loan is secured by an Eligible Secondary Contract having an aggregate Discounted Contract Balance for such Eligible Secondary Contract equal to the outstanding principal amount of such Vendor Loan (and assuming the interest rate specified in such Vendor Loan is the "DISCOUNT RATE" for purposes of calculating such Discounted Contract Balance); and (xxiv) no provision of such Contract provides for a Prepayment Amount less than the amount calculated in accordance with the definition thereof (unless otherwise indemnified by the Vendor or the Seller in an amount equal to the excess of the "PREPAYMENT AMOUNT" as calculated in accordance with the definition thereof over the amount otherwise payable upon a prepayment under such Contract).

     The foregoing representations and warranties, as appropriate, will be reaffirmed by the Seller with respect to any Additional Contract or Substitute Contract transferred by any Seller to the Trust Depositor. A Contract which satisfies all of the above representations and warranties shall be termed an "ELIGIBLE CONTRACT" and Contracts with respect to which the representations in clauses (iii), (xv) and (xxiv) are not true shall also be Eligible Contracts if the Trust Depositor shall have received confirmation from each Rating Agency that the discrepancy will not result in a Ratings Effect. In addition, the Seller will represent and warrant to the Trust Depositor that the conveyance pursuant to the Transfer and Sale Agreement constitutes a valid sale and assignment to the Trust Depositor of all right, title and interest of the Seller in the related Contracts, whether then existing or thereafter created, and the proceeds thereof, which is effective as of the date of conveyance of such Contract.

      As used above, "PERMITTED LIENS" shall mean (a) with respect to Contracts in the Contract Pool: (i) liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable or if the Trust Depositor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto, (ii) liens in favor of the Trust Depositor created pursuant to the Transfer and Sale Agreement and transferred to the Trust pursuant to the Sale and Servicing Agreement, (iii) liens in favor of the Trust created pursuant to the Sale and Servicing Agreement, and (iv) liens in favor of the Indenture Trustee created pursuant to the Sale and Servicing Agreement and the Indenture; and (b) with respect to the related Equipment: (i) materialmen's, warehousemen's, mechanics' and other liens arising by operation of law in the ordinary course of business for sums not due, (ii) liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable or if the Trust Depositor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto, (iii) liens in favor of the Trust Depositor created pursuant to the Transfer and Sale Agreement and transferred to the Trust pursuant to the Sale and Servicing Agreement, (iv) liens in favor of the Trust created pursuant to the Sale and Servicing Agreement; (v) liens in favor of the Indenture Trustee created pursuant to the Sale and Servicing Agreement and the Indenture, (vi) other subordinated liens which are subordinated to the prior payment of the Notes and the Subordinated Notes on terms described in the Sale and Servicing Agreement, (viii) subordinated interests relating to the Guaranteed Residuals and (ix) liens granted by the End-Users or Vendors which are subordinated to the interest of the Trust in such Equipment.

     In addition to the foregoing, the Seller will represent and warrant in the Transfer and Sale Agreement with respect to each Secondary Contract securing a Vendor Loan transferred by the Seller under the Transfer and Sale Agreement as of the related Cutoff Date (unless otherwise indicated), among other things, (i) that each such Secondary Contract satisfies the representations set forth in the second preceding paragraph (other than the representations set forth in clauses
(ii), (viii) (with respect to ownership by the Seller of the Contract) and (xxiii), and except that the term "OBLIGOR" shall be deemed to be "END-USER" in all such representations), (ii) that the Seller holds a duly perfected lien of the first priority on such Secondary Contract and (iii) that the transfer of the Seller's security interest in such Secondary Contract and the proceeds thereof to the Trust Depositor is effective to create in favor of the Trust Depositor a lien thereon and that such lien has been duly perfected (Secondary Contracts which satisfy all of the foregoing representations shall be termed "ELIGIBLE SECONDARY CONTRACTS").

     The Trust Depositor will represent and warrant in the Sale and Servicing Agreement, among other things, (i) that the transfer, assignment and pledge of the related Contracts, whether then existing or thereafter created will provide a first perfected security interest therein and that all filings necessary to evidence the same to the Trust have been made in all appropriate jurisdictions; (ii) that each Contract transferred by it to the Trust is an "ELIGIBLE CONTRACT"; (iii) that each

Secondary Contract (or interest therein) transferred by it to the Trust is an "ELIGIBLE SECONDARY CONTRACT"; (iv) that the security interest granted on the related Contracts, whether then existing or thereafter created, and the proceeds thereof by the Trust to the Indenture Trustee is effective to create in favor of the Indenture Trustee a lien thereon and that such lien has been duly perfected; (v) that the Trust Depositor holds a duly perfected lien of the first priority on each Secondary Contract and (vi) that the transfer of the Trust Depositor's security interest in each Secondary Contract and the proceeds thereof by the Trust to the Indenture Trustee is effective to create in favor of the Indenture Trustee a lien thereon and that such lien has been duly perfected.

     None of the Indenture Trustee, the Trust, the Owner Trustee or any of them in their individual capacities (in such capacity, the "TRUST COMPANY"), shall make or be deemed to have made any representations or warranties, express or implied, regarding the Trust Assets or the transfers thereof by the Seller, the Trust Depositor or the Trust.

     Under the terms of the Transfer and Sale Agreement and the Sale and Servicing Agreement, each Contract must be an Eligible Contract as of its date of transfer to the Trust. The Indenture Trustee shall reassign to the Trust Depositor, and the Seller's will be concurrently obligated to purchase from the Trust Depositor, any Contract transferred by a Seller and any interest in Equipment transferred that is subject to such Contract no later than 90 days after any Seller becomes aware, or receives written notice from the Servicer or the Trust Depositor, of the breach of any representation or warranty made by the Seller in the Transfer and Sale Agreement that materially adversely affects the interests of the Trust Depositor or the Trust or their successors or assigns in any Contract or the related Contract File, which breach has not been cured or waived in all material respects (an "INELIGIBLE CONTRACT"). This purchase obligation will constitute the sole remedy against the Seller available to the Trust Depositor, the Indenture Trustee and the Noteholders or Certificateholders for a breach of a representation or warranty under the Transfer and Sale Agreement made by the Seller with respect to such a Contract. This purchase obligation also will constitute the sole remedy against the Trust Depositor available to the Indenture Trustee and the Noteholders or Certificateholders for a breach of a representation or warranty under the Sale and Servicing Agreement made by the Trust Depositor with respect to such a Contract.

     Pursuant to the Sale and Servicing Agreement, an Ineligible Contract shall be reassigned to the Trust Depositor and the Trust Depositor shall make a deposit in the Collection Account in immediately available funds in an amount equal to the sum of the Discounted Contract Balance of the Ineligible Contract (utilizing, for purposes of calculating the Discounted Contract Balance, the Discount Rate at the time such Ineligible Contract was transferred to the Trust) and any outstanding Servicer Advances thereon. Any amount deposited into the Collection Account in connection with the reassignment of an Ineligible Contract (the amount of such deposit being referred to herein as a "TRANSFER DEPOSIT AMOUNT") shall be considered payment in full of the Ineligible Contract. Any such Transfer Deposit Amount shall be treated as an Available Amount. In the alternative, the Trust Depositor may instead cause the Seller, or either of them, to convey to the Trust Depositor, for concurrent conveyance to the Trust and concurrent pledge to the Indenture Trustee, a Substitute Contract (otherwise satisfying the terms and conditions generally applicable to Substitute Contracts in other situations described herein) in replacement for the affected Ineligible Contract, which shall thereupon be deemed released by the Trust (and Indenture Trustee) and reconveyed through the Trust Depositor to the Seller thereof.

CONCENTRATION AMOUNTS

     In addition to the representations and warranties made by the Seller and the Trust Depositor with respect to the Contracts as described above under "--REPRESENTATIONS AND WARRANTIES", the Trust Depositor will represent and warrant as of the initial Cutoff Date as follows:

     (i)    the ADCB of all End-User Contracts with Obligors that are
            governmental entities or municipalities does not exceed      % of
            the ADCB of the Contract Pool;

     (ii)   the ADCB of all End-User Contracts which finance, lease or are
            related to Software will not exceed      % of the ADCB of the
            Contract Pool;

     (iii)  the ADCB of all End-User Contracts with Obligors who comprise the three (3) largest Obligors (measured by ADCB as
            of the date of determination) does not exceed      % of the
            ADCB of the Contract Pool;

     (iv) the ADCB of all End-User Contracts with Obligors who comprise the twenty (20) largest Obligors (measured by ADCB as of the date of
            determination) does not exceed      % of the ADCB of the Contract
            Pool;

     (v) the ADCB of all End-User Contracts related to a single Vendor, or representing a Vendor Loan of such Vendor or affiliate thereof
            does not exceed      % of the ADCB of the Contract Pool;

     (vi) the ADCB of all End-User Contracts with Obligors or affiliates thereof located in a single State of the United States does not
            exceed      % of the ADCB of the Contract Pool;

     (vii) in the Trust Depositor's reasonable judgment, the Discounted Contract Balance of End-User Contracts in the Contract Pool
            that are "TRUE LEASES" does not exceed       % of the ADCB
            of the Contract Pool.

     On the date an Additional Contract or a Substitute Contract is added to the Contract Pool and the Trust Depositor will make the foregoing representations and warranties as if such transfer occurred on the Closing Date PROVIDED, THAT, for the purposes thereof (i) the Contract Pool on the Closing Date shall be deemed to include such Additional Contract or Substitute Contract in lieu of the Contract being replaced or substituted and (ii) the Discounted Contract Balance of such Additional Contract or Substitute Contract shall be equal to the Discounted Contract Balance thereof as of the related Cutoff Date.

     The Indenture Trustee shall reassign to the Trust Depositor, and the Seller's will be obligated to purchase from the Trust Depositor, any Contract transferred by a Seller (and any related Equipment or Applicable Security) (an "EXCESS CONTRACT"; any such Contract, together with any Ineligible Contract as described and defined above, being sometimes referred to herein, collectively, as a "WARRANTY CONTRACT") selected by the Servicer at such time as there is a breach of any of the foregoing representations or warranties, which breach has not been cured or waived in all material respects, the removal of which shall remedy such breach. Such purchase shall occur no later than 90 days after the Trust Depositor or any Seller becomes aware, or receives written notice from the Servicer or the Trust Depositor, of such breach. This purchase obligation will constitute the sole remedy against the Seller available to the Trust Depositor, the Indenture Trustee and the Noteholders or Certificateholders for a breach of one of the foregoing representations or warranties.

     Pursuant to the Sale and Servicing Agreement, an Excess Contract shall be reassigned to the Trust Depositor and the Trust Depositor shall make a deposit in the Collection Account in immediately available funds in an amount (an "EXCESS CONCENTRATION AMOUNT") equal to the sum of the Discounted Contract Balance of the Excess Contract (together with accrued interest thereon at the Discount Rate) and any outstanding Servicer Advances thereon. Any amount deposited into the Collection Account in connection with the reassignment of an Excess Contract shall be considered payment in full of the Ineligible Contract. Any such amount shall be considered a Transfer Deposit Amount and shall be treated as an Available Amount. In the alternative, the Trust Depositor may instead cause the Seller, to convey to the Trust Depositor, for concurrent conveyance to the Trust and concurrent pledge to the Indenture Trustee, a Substitute Contract (otherwise satisfying the terms and conditions generally applicable to Substitute Contracts in other situations described herein) in replacement for the affected Excess Contract, which shall thereupon be deemed released by the Trust (and Indenture Trustee) and reconveyed through the Trust Depositor to the Seller thereof.

INDEMNIFICATION

         The Sale and Servicing Agreement provides that the Servicer will indemnify the Trust Depositor, the Trust, the Owner Trustee, and the Indenture Trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of the Servicer's actions or omissions with respect to the Trust pursuant to the Sale and Servicing Agreement except where arising out of Indemnified Party's bad faith, willful misconduct or gross negligence. Pursuant to the Sale and Servicing Agreement, the Servicer, irrevocably and unconditionally, (i) submits for itself and its property in any legal action arising out of the Sale and Servicing Agreement and the other Operative Documents, to the nonexclusive general jurisdiction of the courts of the United States of America for the Northern District of Illinois, and appellate courts therefrom and (ii) waives any objection it may have that any action therein was brought in an inconvenient court. Notwithstanding the foregoing, a court may determine, on its own motion, that an action brought against the Servicer in any such court was brought in an inconvenient forum.

     Except as provided in the preceding paragraph, the Sale and Servicing Agreement provides that none of the Trust Depositor, the Servicer or any of their directors, officers, employees or agents will be under any other liability to the Trust, the Owner Trustee, the Indenture Trustee, the holders of Notes or Certificates or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Sale and Servicing Agreement. However, none of the Trust Depositor, the Servicer or any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

     In addition, the Sale and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Sale and Servicing Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of holders of Notes or Certificates with respect to the Sale and Servicing Agreement and the rights and duties of the parties thereto and the interest of Noteholders or Certificateholders thereunder.

COLLECTION AND OTHER SERVICING PROCEDURES

     Pursuant to the Sale and Servicing Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the Contracts in accordance with its customary and usual procedures for servicing contracts comparable to the Contracts.

     The Servicer pursuant to the Sale and Servicing Agreement also may advance Scheduled Payments with respect to any Contract (a "SERVICER ADVANCE") which were due in a Collection Period and were not received and identified to a Contract by the close of business on the Determination Date, to the extent that the Servicer, in its sole discretion, expects to recover the Servicer Advance from subsequent payments on or with respect to the Contract. The Servicer shall be entitled to reimbursement of Servicer Advances from subsequent payments on or with respect to the Contract, including collections of any Prepayment Amount, Transfer Deposit Amount or Recoveries with respect to such Contract, and, if the Servicer determines that Servicer Advances will not be recovered from the Contracts to which the Servicer Advances were related, from other Contracts included in the Trust.

CERTAIN OTHER MATTERS REGARDING THE SERVICER

     The Servicer may not resign from its obligations and duties under the Sale and Servicing Agreement, except upon determination that such duties are no longer permissible under applicable law. No such resignation will become effective until the Indenture Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Sale and Servicing Agreement.

     Any person into which, in accordance with the Sale and Servicing Agreement, Newcourt USA or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which Newcourt USA or the Servicer is a party, or any person succeeding to the business of Newcourt USA or the Servicer, will be the successor to Newcourt, as the Servicer, under the Sale and Servicing Agreement.

SERVICER DEFAULT

     In the event of any Servicer Default, either the Indenture Trustee or the Required Holders, by written notice to the Servicer and the Owner Trustee (and to the Indenture Trustee, if given by the Noteholders) (a "TERMINATION NOTICE"), may terminate all of the rights and obligations of the Servicer, as servicer, under the Sale and Servicing Agreement. If the Indenture Trustee within 60 days of receipt of a Termination Notice is unable to obtain any bids from eligible Servicers and the Servicer delivers an officer's certificate to the effect that the Servicer cannot in good faith cure the Servicer Default which gave rise to the Termination Notice, then the Indenture Trustee shall offer the Trust Depositor the right at its option to accept retransfer of the Trust Assets. The purchase price for such a retransfer shall be equal to the sum of the Aggregate Principal Amount of all Notes and Certificates on such Distribution Date plus accrued and unpaid interest thereon at the applicable interest rate (together with, if applicable, interest on interest amounts that were due and not paid on a prior date), through the date of such retransfer.

     The Indenture Trustee shall, as promptly as possible after giving a Termination Notice, appoint a successor Servicer (a "SERVICE TRANSFER"), and if no successor Servicer has been appointed by the Indenture Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all rights, authority, power and obligations of the Servicer under the Sale and Servicing Agreement shall pass to and be vested in the Indenture Trustee. Prior to any Service Transfer, the Indenture Trustee will seek to obtain bids from potential Servicers meeting certain eligibility requirements set forth in the Sale and Servicing Agreement to serve as a successor Servicer for servicing compensation not in excess of the Servicing Fee. The rights and interest of the Trust Depositor under the Sale and Servicing Agreement as holder of the Subordinated Certificate will not be affected by any Termination Notice or Service Transfer.

     A "SERVICER DEFAULT" refers to any of the following events:

     (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Owner Trustee or the Indenture Trustee to make any payment, transfer or deposit pursuant to the Sale and Servicing Agreement on or before the date occurring three Business Days after the date such payment, transfer, deposit, or such instruction or notice is required to be made or given, as the case may be, under the terms of the Sale and Servicing Agreement; or

     (b) failure on the part of the Servicer to duly observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Sale and Servicing Agreement which has a material adverse effect on the Noteholders or Certificateholders, which continues unremedied for a period of 30 days after the first to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by the Noteholders or Certificateholders or the Indenture Trustee on behalf of such Noteholders of Notes or holders of Certificates aggregating not less than 25% of the Principal Amount of any Class or the Certificates adversely affected thereby and (ii) the date on which a responsible officer of the Servicer becomes aware thereof and such failure continues to materially adversely affect such Noteholders or Certificateholders for such period; or

     (c) any representation, warranty or certification made by the Servicer in the Sale and Servicing Agreement or in any certificate delivered pursuant to the Sale and Servicing Agreement shall prove to have been incorrect when made, which has a material adverse effect on the Noteholders or Certificateholders and which continues to be incorrect in any material respect for a period of 30 days after the first to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Servicer and the Owner Trustee by the Indenture Trustee, or to the Servicer, the Owner Trustee and the Indenture Trustee by Noteholders or Certificateholders or by the Indenture Trustee on behalf of Noteholders of Notes or holders of Certificates aggregating not less than 25% of the Principal Amount of any Class adversely affected thereby and (ii) the date on which a responsible of the Servicer becomes aware thereof, and such incorrectness continues to materially adversely affect such Holders for such period; or

     (d)  an Insolvency Event shall occur with respect to the Servicer.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for a period of five Business Days or referred to under clause (b) or (c) for a period of 60 days (in addition to any period provided in (a), (b) or (c)) shall not constitute a Servicer Default until the expiration of such additional five Business Days or 60 days, respectively, if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrences. Upon the occurrence of any such event the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Sale and Servicing Agreement and the Servicer shall provide the Owner Trustee, the Indenture Trustee and the Trust Depositor prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Indenture Trustee in writing of any Servicer Default.

EVIDENCE AS TO COMPLIANCE

     The Sale and Servicing Agreement provides that on or before March 31 of each calendar year the Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Trust Depositor) to furnish a report to the effect that such firm has applied certain procedures agreed upon with the Servicer and enumerated in the Sale and Servicing Agreement and examined certain documents and records relating to the servicing of the related Contracts all as described in the Sale and Servicing Agreement and that, on the basis of such procedures, nothing came to the attention of such firm that caused them to believe that such servicing was not conducted in compliance with the Sale and Servicing Agreement except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

     The Sale and Servicing Agreement provides for delivery to the Indenture Trustee and each Rating Agency on or before March 31 of each calendar year of a statement signed by an officer of the Servicer to the effect that, to the best of such officer's knowledge, the Servicer has performed its obligations in all material respects under the Sale and Servicing Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

     Copies of all statements, certificates and reports furnished to the Indenture Trustee may be obtained by a request in writing delivered to the Indenture Trustee.

AMENDMENTS

     The Sale and Servicing Agreement may be amended from time to time by agreement of the Owner Trustee, the Indenture Trustee and the Trust Depositor without the consent of the Noteholders or Certificateholders (or the Indenture

Trustee) (i) to cure any ambiguity or (ii) to add any consistent provisions; provided, that such action shall not adversely affect the then existing ratings of the Notes as evidenced in writing by the Rating Agencies.

     The Sale and Servicing Agreement may also be amended from time to time by the Trust Depositor, the Servicer, the Indenture Trustee and the Owner Trustee with the consent of the Noteholders holding Notes evidencing not less than 66 2/3% of the Principal Amount of the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Sale and Servicing Agreement or of modifying in any manner the rights of Noteholders. No such amendment, however, may

     (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Note or Certificate without the consent of each Noteholder or Certificateholder affected thereby;

     (ii) change the definition of (or that of any definition included within the definition of) or the manner of calculating the "APPLICABLE CLASS PERCENTAGE", the "CONTROLLING PARTY", the "CLASS A-1 PRINCIPAL PAYMENT AMOUNT", the "CLASS A-2 PRINCIPAL PAYMENT AMOUNT", the "CLASS B PRINCIPAL PAYMENT AMOUNT", the "CLASS C PRINCIPAL PAYMENT AMOUNT", the "CLASS D PRINCIPAL PAYMENT AMOUNT", the "DISCOUNTED CONTRACT BALANCE", the "PRINCIPAL AMOUNT", or the "AVAILABLE AMOUNT" without the consent of each Noteholder and Certificateholder; or

     (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Noteholder or Certificateholder affected thereby; or

     (iv) modify, amend or supplement the provisions of the Sale and Servicing Agreement relating to the allocation of Available Amounts (see "DESCRIPTION OF THE NOTES--ALLOCATIONS") without the consent of each Noteholder and Certificateholder;

     (v) make any Note or Certificate payable in money other than Dollars without the consent of each Noteholder or Certificateholder affected thereby; or

     (v) affect the Owner Trustee's or Indenture Trustee's, as appropriate, rights or obligations under the Trust Agreement, Sale and Servicing Agreement or Indenture without the Owner Trustee's or Indenture Trustee's Consent.

     Promptly following the execution of any such amendment (other than an amendment described in the preceding paragraph), the Owner Trustee will furnish written notice of the substance of such amendment to each affected Noteholder and Certificateholder.

THE OWNER TRUSTEE

                       will be the Owner Trustee under the Sale and Servicing Agreement. Newcourt USA and its affiliates may from time to time enter into banking and trustee relationships with the Owner Trustee and its affiliates. Newcourt USA and its affiliates may hold Notes in their own names; however, any Notes so held shall not be entitled to participate in any decisions made or instructions given to the Owner Trustee by the Noteholders as a group. The
Owner Trustee's address is               , Wilmington, Delaware           ,
Attention: Trust Department.

     For purposes of meeting the legal requirements of any jurisdictions in which any part of the Trust Assets may at the time be located, the Owner Trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the Trust Assets. To the extent permitted by law, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee will be conferred or imposed upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Owner Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Owner Trustee.

     The Owner Trustee may resign at any time, in which event a successor Owner Trustee will be appointed as provided in the Sale and Servicing Agreement. The Servicer may also remove the Owner Trustee if such Owner Trustee ceases to be eligible to continue as such under the Sale and Servicing Agreement. In such circumstances, a successor Owner Trustee will be appointed as provided in the Sale and Servicing Agreement. Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee shall not become effective until acceptance of the appointment by the successor Owner Trustee.

                                THE INDENTURE

GENERAL

     The Notes will be issued pursuant to an Indenture between the Trust and the Indenture Trustee. Pursuant to the Sale and Servicing Agreement the Indenture Trustee will obtain the benefits of the Sale and Servicing Agreement for itself and the Noteholders represented thereby.

PAYMENTS OF PRINCIPAL AND INTEREST

         Pursuant to the Indenture, each payment received by the Indenture Trustee as described above under "DESCRIPTION OF THE NOTES--ALLOCATIONS; PRIOR TO AN EVENT OF DEFAULT OR RESTRICTING EVENT" shall be promptly distributed in the following order of priority:

          FIRST, so much of such installment or payment as shall be required to pay in full the aggregate amount of interest then due on or in respect of the Class A-1 Notes shall be distributed to the Class A-1 Noteholders ratably, without priority of any one Class A-1 Note over any other Class A-1 Note, in the proportion that the aggregate amount of all accrued but unpaid interest to the date of distribution on each Class A-1 Note bears to the aggregate amount of all accrued but unpaid interest to the date of distribution on all Class A-1 Notes;

          SECOND, so much of such installment or payment as shall be required to pay in full the aggregate amount of interest then due on or in respect of the Class A-2 Notes shall be distributed to the Class A-2 Noteholders ratably, without priority of any one Class A-2 Note over any other Class A-2 Note, in the proportion that the aggregate amount of all accrued but unpaid interest to the date of distribution on each Class A-2 Note bears to the aggregate amount of all accrued but unpaid interest to the date of distribution on all Class A-2 Notes;

          THIRD, so much of such installment or payment as shall be required to pay in full the aggregate amount of interest then due on or in respect of the Class B Notes shall be distributed to the Class B Noteholders ratably, without priority of any one Class B Note over any other Class B Note, in the proportion that the aggregate amount of all accrued but unpaid interest to the date of distribution on each Class B Note bears to the aggregate amount of all accrued but unpaid interest to the date of distribution on all Class B Notes;

          FOURTH, so much of such installment or payment as shall be required to pay in full the aggregate amount of interest then due on or in respect of the Class C Notes shall be distributed to the Class C Noteholders ratably, without priority of any one Class C Note over any other Class C Note, in the proportion that the aggregate amount of all accrued but unpaid interest to the date of distribution on each Class C Note bears to the aggregate amount of all accrued but unpaid interest to the date of distribution on all Class C Notes;

          FIFTH, so much of such installment or payment as shall be required to pay in full the aggregate amount of interest then due on or in respect of the Subordinated Notes shall be distributed to the Subordinated Noteholders ratably, without priority of any one Subordinated Note over any other Subordinated Note, in the proportion that the aggregate amount of all accrued but unpaid interest to the date of distribution on each Subordinated Note bears to the aggregate amount of all accrued but unpaid interest to the date of distribution on all Subordinated Notes;

          SIXTH, the balance, if any, of such installment or payment remaining thereafter shall be distributed ratably to the Class A-1
          Noteholders to pay in full the aggregate amount of the Class A-1 Principal Payment then due pursuant to or in respect of the Class A-1 Notes, without priority of any one Class A-1 Note over any other Class A-1 Note, in the proportion that the aggregate unpaid principal amount of each Class A-1 Note bears to the aggregate unpaid principal amount of all Class A-1 Notes;

          SEVENTH, the balance, if any, of such installment or payment remaining thereafter shall be distributed ratably to the Class A-2 Noteholders to pay in full the aggregate amount of the Class A-2 Principal Payment then due pursuant to or in respect of the Class A-2 Notes, without priority of any one Class A-2 Note over any other Class A-2 Note, in the proportion that the aggregate unpaid principal amount of each Class A-2 Note bears to the aggregate unpaid principal amount of all Class A-2 Notes;

          EIGHTH, the balance, if any, of such installment or payment remaining thereafter shall be distributed ratably to the Class B Noteholders to pay in full the aggregate amount of the Class B Principal Payment then due pursuant to or in respect of the Class B Notes, without priority of any one Class B Note over any other Class B Note, in the proportion that the aggregate unpaid principal amount of each Class B Note bears to the aggregate unpaid principal amount of all Class B Notes; and

          NINTH, the balance, if any, of such installment or payment remaining thereafter shall be distributed ratably to the Class C Noteholders to pay in full the aggregate amount of the Class C Principal Payment then due pursuant to or in respect of the Class C Notes, without priority of any one Class C Note over any other Class C Note, in the proportion that the aggregate unpaid principal amount of each Class C Note bears to the aggregate unpaid principal amount of all Class C Notes.

          TENTH, the balance, if any, of such installment or payment remaining thereafter shall be distributed ratably to the Subordinated Noteholders to pay in full the aggregate amount of the Subordinated Principal Payment then due pursuant to or in respect of the Subordinated Notes, without priority of any one Subordinated Note over any other Subordinated Note, in the proportion that the aggregate unpaid principal amount of each Subordinated Note bears to the aggregate unpaid principal amount of all Subordinated Notes.

     Pursuant to the Indenture, each payment received by the Indenture Trustee as described above under "DESCRIPTION OF THE NOTES--ALLOCATIONS; FOLLOWING AN EVENT OF DEFAULT OR RESTRICTING EVENT" shall be promptly distributed in the following order of priority:


          FIRST, so much of such payment as shall be required to reimburse the Indenture Trustee for any tax, expense, charge or other loss incurred by the Indenture Trustee (to the extent not previously reimbursed), (including, without limitation, the expense of sale, taking or other proceeding, attorneys' fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by the Indenture Trustee in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by the Indenture Trustee, liquidated or otherwise, upon the Indenture Event of Default giving rise to such expenditures or advances) shall be applied by the Indenture Trustee in reimbursement of such expenses;

          SECOND, so much of such payment remaining as shall be required to reimburse the Noteholders in full for certain indemnity payments, if any, made by such Noteholders to the Indenture Trustee (to the extent not previously reimbursed) shall be distributed to the Noteholders, and, if the aggregate amount remaining shall be insufficient to reimburse all such payments in full, it shall be distributed ratably, without priority of any Noteholder over any other, in the proportion that the aggregate amount of such unreimbursed indemnity payments made by each such Noteholder bears to the aggregate amount of such unreimbursed indemnity payments made by all Noteholders;

          THIRD, so much of such payment remaining as shall be required to pay in full the aggregate amount of all accrued but unpaid interest to the date of distribution on the Class A-1 Notes and the Class A-2 Notes shall be distributed to the Class A-1 Noteholders and the Class A-2 Noteholders, and, if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one Class A-1 Note and one Class A-2 Note over any other Class A-1 Note or over any other Class A-2 Note, in the proportion that the aggregate amount of all accrued but unpaid interest to the date of distribution on each Class A-1 Note or Class A-2 Note bears to the aggregate amount of all accrued but unpaid interest to the date of distribution on all Class A-1 Notes and Class A-2 Notes;

          FOURTH, so much of such payment remaining as shall be required to pay in full the aggregate amount of all accrued but unpaid interest to the date of distribution on the Class B Notes shall be distributed to the Class B Noteholders, and, if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one Class B Note over any other Class B Note, in the proportion that the aggregate amount of all accrued but unpaid interest to the date of distribution on each Class B Note bears to the aggregate amount of all accrued but unpaid interest to the date of distribution on all Class B Notes;

          FIFTH, so much of such payment remaining as shall be required to pay in full the aggregate amount of all accrued but unpaid interest to the date of distribution on the Class C Notes shall be distributed to the Class C Noteholders, and, if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one Class C Note over any other Class C Note, in the proportion that the aggregate amount of all accrued but unpaid interest to the date of distribution on each Class C Note bears to the aggregate amount of all accrued but unpaid interest to the date of distribution on all Class C Notes;

          SIXTH, so much of such payment remaining as shall be required to pay in full the aggregate amount of all accrued but unpaid interest to the date of distribution on the Subordinated Notes shall be distributed to the Subordinated Noteholders, and, if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one Subordinated Note over any other Subordinated Note, in the proportion that the aggregate amount of all accrued but unpaid interest to the date of distribution on each Subordinated Note bears to the aggregate amount of all accrued but unpaid interest to the date of distribution on all Subordinated Notes;

          SEVENTH, the balance, if any, of such payment remaining thereafter shall be distributed to the Class A-1 Noteholders in order to pay in full the outstanding aggregate amount of principal of the Class A-1 Notes, and if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one Class A-1 Note over any other Class A-1 Note, in the proportion that the aggregate unpaid principal amount of each Class A-1 Note bears to the aggregate unpaid principal amount of all Class A-1 Notes;

          EIGHTH, the balance, if any, of such payment remaining thereafter shall be distributed to the Class A-2 Noteholders in order to pay in full the outstanding aggregate amount of principal of the Class A-2 Notes, and if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one Class A-2 Note over any other Class A-2 Note, in the proportion that the aggregate unpaid principal amount of each Class A-2 Note bears to the aggregate unpaid principal amount of all Class A-2 Notes;

          NINTH, the balance, if any, of such payment remaining thereafter shall be distributed to the Class B Noteholders in order to pay in full the outstanding aggregate amount of principal of the Class B Notes, and if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one Class B Note over any other Class B Note, in the proportion that the aggregate unpaid principal amount of each Class B Note bears to the aggregate unpaid principal amount of all Class B Notes;

          TENTH, the balance, if any, of such payment remaining thereafter shall be distributed ratably to the Class C Noteholders to pay in full the aggregate amount of principal of the Class C Notes, then due pursuant to or in respect of the Class C Notes, and if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one Class C Note over any other Class C Note, in the proportion that the aggregate unpaid principal amount of each Class C Note bears to the aggregate unpaid principal amount of all Class C Notes; and

          ELEVENTH, the balance, if any, of such payment remaining thereafter shall be distributed ratably to the Subordinated Noteholders to pay in full the aggregate amount of principal of the Subordinated Notes, then due pursuant to or in respect of the Subordinated Notes, and if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one Subordinated Note over any other Subordinated Note, in the proportion that the aggregate unpaid principal amount of each Subordinated Note bears to the aggregate unpaid principal amount of all Subordinated Notes.

EVENTS OF DEFAULT AND RESTRICTING EVENTS; REMEDIES

     If an Event of Default referred to in subparagraphs (d) or (e) (see "DESCRIPTION OF THE NOTES--EVENTS OF DEFAULT") has occurred, then and in every such case the unpaid principal of the Notes, together with interest accrued but unpaid thereon, and all other amounts due to the Noteholders under the Indenture, shall immediately and without further act become due and payable.

     If any other Event of Default shall have occurred and be continuing, then and in every such case, the Notes shall be accelerated with accrued but unpaid interest thereon; PROVIDED, HOWEVER, such Event of Default may be waived if the Required Holders may provide the Trustee and the Trust Depositor written notice of such waiver.

THE INDENTURE TRUSTEE

     The Indenture Trustee with respect to the Notes is              .
Newcourt USA and its affiliates may from time to time enter into banking and trustee relationships with the Indenture Trustee and its affiliates. Newcourt USA and its affiliates may hold Notes in their own names; however, any Notes so held shall not be entitled to participate in any decisions made or instructions given to the Indenture Trustee by the Noteholders as a group.

     The Indenture Trustee's responsibilities will be generally ministerial in nature, consisting principally of the distribution of monies received pursuant to the Sale and Servicing Agreement, the authentication and registration of transfer of Notes under the Indenture, and the delivery of certain information received from the Trust Depositor.

     For purposes of meeting the legal requirements of any jurisdictions in which any part of the Trust Assets may at the time be located, the Indenture Trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the Trust Assets. To the extent permitted by law, all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee will be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Indenture Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Indenture Trustee.

The Indenture Trustee may resign at any time, in which event a successor Indenture Trustee which meets the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended (the "TIA"), will be appointed by the Servicer. The Servicer may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture. In such circumstances, a successor Indenture Trustee which meets the requirements of
Section 310(a) of the TIA will be appointed by the Servicer. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee does not become effective until acceptance of the appointment by the successor Indenture Trustee.

GOVERNING LAW

     The Indenture will be governed by the laws of the State of New York.

AMENDMENTS

     At any time and from time to time, (i) the Owner Trustee, the Trust Depositor, and the Indenture Trustee, with the written consent of a Majority in Interest (as defined in the Indenture) of the Noteholders represented thereby, may execute a supplement to the Indenture for the purpose of adding provisions to, or changing or eliminating provisions of, the Indenture (including any appendix or schedule hereto) and (ii) the Indenture Trustee, with the written consent of a Majority in Interest of the Noteholders represented thereby, may consent to or execute a written amendment of or supplement to, or waiver or consent under, the Sale and Servicing Agreement; PROVIDED, HOWEVER, that, without the consent of each Noteholder under the Indenture, no such amendment, supplement, waiver or consent shall

               (i) reduce the amount or extend the time of payment of any amount owing or payable under any Note or (except as provided in the Indenture) increase or reduce the interest payable on any Note (except that only the consent of the affected Noteholder shall be required for any decrease in an amount of or the rate of interest payable on such Note or any extension for the time of payment of any amount payable under such Note), or alter or modify the provisions of the Sale and Servicing Agreement with respect to the order of priorities in which distributions thereunder shall be made or with respect to the amount or time of payment of any such distribution,

               (ii) reduce, modify or amend any indemnities in favor of any Noteholder or in favor of or to be paid by the Trust Depositor, or alter the definition of "INDEMNITEES" to exclude any Noteholder (except as consented to by each Person adversely affected thereby),

               (iii)      make any Note payable in money other than U.S.
          dollars,

               (iv) modify, amend or supplement the provisions of the Sale and Servicing Agreement relating to amendments, waivers and supplements to the Indenture, the Sale and Servicing Agreement or any other document, or

               (v) modify the definition of "MAJORITY IN INTEREST" (as defined in the Indenture) or the percentage of Noteholders required to effect any modification of the Indenture.


                        CERTAIN LEGAL ASPECTS OF THE CONTRACTS

     TRANSFER OF CONTRACTS.   As of the Cutoff Date, Newcourt USA, as Seller,
will sell the Contracts to the Trust Depositor, which Contracts will be immediately conveyed to the Trust pursuant to the Sale and Servicing Agreement. Under commercial law, the transfer of the Contracts to the Trust is either a sale of the Contracts to the Trust or a grant of a security interest in such property to the Trust. The Trust Depositor has taken and will take all actions that are required under applicable law to perfect the Trust's interest in the Contracts in the event the transfer by the Trust Depositor to the Trust is deemed to be a loan for commercial law purposes, and it is the intent of the Trust Depositor that the Trust will at all times have a first priority perfected security interest in the Contracts and in the proceeds thereof, with certain
exceptions.   The Trust Depositor will represent and warrant to the Trust that, in the event the sale of such Contracts by the Trust Depositor to the Trust is deemed to create a security interest under the UCC, there will exist a valid, subsisting and enforceable first priority perfected security interest in the Contracts, in existence at the time of the formation of the Trust with respect to Contracts conveyed on the Closing Date or at the date of conveyance of any Additional Contracts or Substitute Contracts, in favor of the Trust. For a discussion of the Trust's rights arising from these representations and warranties not being satisfied, see "THE TRANSFER AND SALE AGREEMENT AND THE SALE AND SERVICING AGREEMENT GENERALLY--REPRESENTATIONS AND WARRANTIES".


     Financing statements covering the Contracts will be filed under the UCC by the Trust Depositor, the Trust and the Indenture Trustee to perfect their respective interests in the Contracts and continuation statements will be filed as required to continue the perfection of such interests. In addition, the Seller will indicate in the appropriate computer files relating to the Contracts, that such Contracts have been transferred by the Seller to the Trust Depositor, by the Trust Depositor to the Trust and by the Trust to the Indenture Trustee, and the Seller will notate in the appropriate computer records that such Contracts have been transferred to the Trust and assigned to the Indenture Trustee, and deliver to the Indenture Trustee a computer file or microfiche or written list containing a true and complete list of all Contracts then being transferred to the Trust and all Secondary Contracts in which a security interest is then being transferred to the Trust, identified by account number and by the Discounted Contract Balance as of the related Cutoff Date. To facilitate servicing and reduce administrative costs, however, the Contract Files (as defined herein) will be retained in the possession of the Servicer and not deposited with the Indenture Trustee or any other agent or custodian for the benefit of the Noteholders. Because the Contract Files will remain in the Servicer's possession, if a subsequent purchaser were able to take physical possession of the Contract Files without knowledge of such assignment, the Indenture Trustee's priority interest in the Contracts (as assignee of the Seller's, Trust Depositor's and the Trust's interest) could be defeated. In such event, distributions to Noteholders could be adversely affected. The notation in the computer records, however, mitigate this risk.

     Similarly, with respect to Secondary Contracts securing Vendor Loans, in some instances the Vendor will retain the original contract files associated with the related End-User Contracts which are Secondary Contracts securing such Vendor Loan. Although UCC financing statements are filed reflecting the pledge of such Contracts to the Seller as security for the Vendor Loans, because these contract files will remain in the Vendor's possession, if a subsequent purchaser were able to take physical possession of such contract files without knowledge of the pledge to the Seller, the Indenture Trustee's priority security interest (as assignee of the Seller's, Trust Depositor's and the Trust's interest) in the such Secondary Contracts, as security for the related Vendor Loan, could be defeated. In such event, distributions to Noteholders could be adversely
affected.   Each Vendor represents, warrants and covenants in the applicable agreement evidencing a Vendor Loan, however, that it has not and will not sell or otherwise convey, unless subordinated to the Trust, or otherwise pledge, assign or convey to any other party (other than the Seller) any interest in the Secondary Contracts securing such Vendor Loan, and agrees that it will maintain possession of the related contract files as custodian for the benefit of the Seller as secured party with respect to such Secondary Contracts.

     There are also certain limited circumstances under applicable federal or state law in which prior transferees of Contracts or Secondary Contracts could have an interest in such contracts with priority over the Indenture Trustee's interest. A tax or other government lien on property of the Seller or the Trust Depositor arising prior to the time a Contract or interest in a Secondary Contract is conveyed to the Trust may also have priority over the interest of
the Trust and the Indenture Trustee in such contract.   Under the Transfer and
Sale Agreement, the Seller will warrant to the Trust

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

Depositor, and, under the Sale and Servicing Agreement, the Trust Depositor will warrant to the Indenture Trustee, that the Contracts have been transferred free and clear of the lien of any third party other than Permitted Liens (other than the Subordinated Residual Interest, if any, assigned to any Residual Assignee) and that the interests in Secondary Contracts transferred thereunder have been transferred free and clear of the lien of any third party other than Permitted Liens. Each Seller, the Trust Depositor, the Owner Trustee and the Trust will also covenant that it will not sell, pledge, assign, transfer or grant any lien on any Contract or Secondary Contract included in the Trust, other than transfers to the Trust and by the Trust to the Indenture Trustee. In addition, as described above under "THE TRUST DEPOSITOR", the Trust Depositor has been organized as a "BANKRUPTCY-REMOTE" entity which is not engaged in any business or activities unrelated to the transactions described herein.

     Because Software is generally eligible for protection under the Federal copyright laws, a security interest in Software generally cannot be perfected without a filing at the U.S. Copyright Office. Some legal authority indicates that this filing requirement also extends to a sale or grant of a security interest in Software licenses and the proceeds thereof, while some other legal authority suggests that where there is an outright assignment of certain payments (such as royalties) associated with copyrightable materials, the rights to receive such payments constitute property separate from the copyrightable material and that no filing in the Copyright Office is required in connection with such assignment. The Seller believes that the receivables arising from Contracts that are Software licenses or purport to be secured by Software licenses constitute property separate from those Software licenses and that no filing at the U.S. Copyright office is required in order to perfect any transfers of those receivables that have occurred prior to, or will occur on, the Closing Date, and no filings have been, or will be, made at the U.S. Copyright office in connection with those transfers. While the Seller believes, and will represent, that the Trust will have a perfected ownership or security interest in those Receivables (and appropriate UCC filings will be made relating to those Receivables), no assurance can be given that a court would concur with that conclusion in light of the split in legal authorities referred to above. The Seller will not make any representation or warranty as to its interest in any Software underlying any Contract or any Software license securing or purporting to secure any Contract.

     TRANSFERS OF INTERESTS IN FINANCED EQUIPMENT. In connection with the conveyance of the Contracts to the Trust, security interests in the related financed Equipment securing such Contracts (or, in connection with Leases, the Seller's ownership interest in or title to such Equipment) will be assigned by the Seller to the Trust Depositor and by the Trust Depositor to the Trust and by the Trust or the Indenture Trustee. It has been the general policy of the Seller to file or cause to be filed UCC financing statements with respect to the Equipment relating to the Contracts. Due to the administrative burden and expense associated with amending many filings in numerous states where Equipment is located, no assignments of the UCC financing statements evidencing the security interest of the Seller in the Equipment will be filed to reflect the Trust Depositor's, the Trust's or the Indenture Trustee's interests therein. While failure to file such assignments does not affect the Trust's interest in the Contracts or perfection of the Indenture Trustee's interest in such Contracts (including the related Seller's security interest in the related Equipment), it does expose the Trust (and thus Noteholders) to the risk that the Servicer could inadvertently release its security interest in the Equipment of record, and it could complicate the Trust's enforcement, as assignee, of the Seller's security interest in the Equipment. While these risks should not affect the perfection or priority of the interest of the Indenture Trustee in the Contracts or rights to payment thereunder, they may adversely affect the right of the Indenture Trustee to receive proceeds of a disposition of the Equipment related to a Defaulted Contract. Additionally, statutory liens for repairs or unpaid taxes and other liens arising by operation of law may have priority even over prior perfected security interests in the Equipment assigned to the Indenture Trustee.

     In addition, some of the Equipment related to the Contracts may constitute "FIXTURES" under the real estate or UCC provisions of the jurisdiction in which such Equipment is located. In order to perfect a security interest in such Equipment, the holder of the security interest must file either a "FIXTURE FILING" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the Equipment is located. These filings must be made in the real estate records office of the county in which such Equipment is located. So long as the Obligor does not permanently attach the Equipment to the real estate, a security interest in the Equipment will be governed by the UCC, and the filing of a UCC-1 financing statement will be effective to maintain the priority of the
Seller's security interest in such Equipment. Except for a small portion of such Equipment, the Trust Depositor does not believe that any of the
Equipment will be permanently affixed to the related real estate.  If, however, any Equipment is permanently attached to the real estate in which it is located, other parties could obtain an interest in the Equipment which is prior to the security interest originally obtained by the Seller and transferred to the Trust Depositor.  Based on the representation of the
Seller, the Trust Depositor, however, believes that with respect to Equipment which constitutes a "FIXTURE", it has obtained a perfected first priority security interest, through assignment of such security interest by the
Seller, by virtue of the Seller's proper filing of UCC-2 financing statements naming the Seller as secured party in the real estate records office of the county in which the Equipment is located or by obtaining waivers from landlords or mortgagees. Also, the Seller will represent that as of the
Cutoff Date, in the Seller's reasonable judgment, the Discounted Contract Balance of End-User Contracts in the Contract Pool that are secured by
fixtures, does not exceed       % of the ADCB of the Contract Pool.

     The Trust Depositor will be obligated to reacquire any Contract transferred to the Trust (subject to the Seller's reacquisition thereof) in the event it is determined that a first priority perfected security interest, or ownership interest in the case of Leases, in the name of the Seller in the Equipment related to such Contract did not exist as of the date such Contract was conveyed to the Trust, if (i) such breach shall materially adversely affect such Contract and (ii) such failure or breach shall not have been cured by the last day of the second (or, if the Trust Depositor elects, the first) month following the discovery by or notice to the Trust Depositor of such breach, and the Seller will be obligated to reacquire such Contract from the Trust Depositor contemporaneously with the Trust Depositor's reacquisition from the Trust. If there is any Equipment as to which the Seller failed to perfect its security interest, such Seller's security interest, and the security interests of the Trust Depositor and the related Trust (and the Indenture Trustee as assignee), would be subordinated to, among others, subsequent purchasers of the Equipment and holders of perfected security interests with respect thereto. To the extent the security interest of the Seller in the related Equipment is perfected, subject to the exceptions set forth in the following sentence, the Trust will have a prior claim over subsequent purchasers from the Obligor of such Equipment and holders of subsequently perfected security interests granted by Obligors. However, as against Mechanics' Liens or liens for taxes and other non-consensual liens unpaid by an Obligor under a Contract, or in the event of fraud or negligence of the Seller or Servicer, the Trust could lose the priority of its interest or its interest in such Equipment following the conveyance of such Contract to the Trust. Neither the Trust Depositor, the Servicer nor the Seller will have any obligation to reacquire a Contract if any of the occurrences described in the foregoing sentence (other than fraud or negligence of the Seller) result in the Trust's losing the priority of its security interest or its security interest in such Equipment after the date such Contract is conveyed to the Trust.

     TRANSFERS OF INTERESTS IN FINANCED VEHICLES. The Contracts will include conditional sales agreements for transportation equipment, including vehicles, subject to state certificate of title statutes. Security interests in vehicles registered in most states may be perfected by a notation of the secured party's lien on the certificate of title for such vehicle, depending on state law. With respect to conditional sales agreements for vehicles, such liens would be noted in the name of Newcourt USA. Newcourt USA has been designated as the first and sole lien holder on the certificate of title. In the event the Vendor fails, due to clerical errors or for any other reason, to effect such notation of Newcourt USA's interest in a vehicle, Newcourt USA would not have a perfected first priority security interest in such vehicle. As a result, the only recourse of Newcourt USA vis-a-vis third parties would be against the Obligor or the related Vendor on an unsecured basis. However, Newcourt USA believes that it has obtained a perfeted first priority security interest by notation with respect to almost all of the vehicles. In addition, the Contracts may also include Leases of vehicles where Newcourt USA is identified on the certificate of title as the owner of the vehicle. The transfer by the seller to the Trust Depositor, by the Trust Depositor to the Trust and by the Trust to the Indenture Trustee of the Seller's security interest in the Vehicles securing certain Contracts, or its ownership interest in the Vehicles subject to Leases, and the transfer of such interests by the Trust Depositor to the Trust and by the Trust to the Indenture Trustee, is subject to state vehicle registration laws. Due to the significant administrative burden and expense associated with reregistering transfers of titles and of security interests with respect to the Vehicles, the certificates of title with respect to the Vehicles securing Contracts, and to the Vehicles subject to Leases, will not identify the Trust as secured party or owner, as the case may be, of such Equipment. There exists a risk in not so identifying the Trust as the new secured party or owner that, through fraud or negligence, a third party could acquire an interest in the Vehicles superior to that of the Trust. In addition, statutory liens for repairs or unpaid taxes may have priority even over a perfected security interest in the Vehicles. The Seller will represent that as of the Cutoff Date, in the Seller's reasonable judgment, the Discounted Contract Balance of End-User Contracts in the Contract Pool that are secured by the Vehicles,
does not exceed       % of the ADCB of the Contract Pool.  Also, the Seller
will execute a power of attorney to the Indenture Trustee authorizing the Indenture Trustee to designate the Indenture Trust as the first and sole lien holder on the certificate of title with respect to the Vehicles after an Event of Default.

      With respect to motor Vehicles, in the event that the owner of a Vehicle moves to a state other than the state in which such Vehicle is registered, under the laws of most states the perfected security interest in the Vehicle would continue for four months after such relocation and thereafter until the owner titles the Vehicle in such state. A majority of states generally require surrender of a certificate of title to re-register a Vehicle. Accordingly, Newcourt USA as Servicer must surrender possession if it holds the certificates of title to such Vehicle or, in the case of Vehicles originally registered in a state which provides for notation of lien but does not require possession of the certificate of title by the holder of the security interest in the related motor vehicle, Newcourt USA as Servicer would receive notice of surrender if the security interest in the Vehicle is noted on the certificate of title. Accordingly, the Servicer would have the opportunity to re-perfect its security interest in the Vehicle in the state of relocation. In states which do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle financing agreements, Newcourt USA takes steps to effect such reperfection upon receipt of notice of re-registration of information from the Obligor as to relocation. Similarly, when an Obligor sells a Vehicle, Newcourt USA must surrender possession of the certificates of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Contract before release of the lien. Under the Sale and Servicing Agreement, the Servicer is obligated to take such steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Vehicles.

     Under the laws of many states, certain possessory liens for repairs performed on a motor vehicle and storage, as well as certain rights in favor of federal and state governmental authorities arising from the use of a motor vehicle in connection with illegal activities, may take priority even over a perfected security interest. Certain federal tax liens may have priority over the lien of a secured party. In the Transfer and Sale Agreement, the Seller will represent, and the Trust Depositor will represent in the Sale and Servicing Agreement, that they have no knowledge of any such liens with respect to any Vehicle. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Indenture Trustee in the event such a lien arises.

     The Servicer on behalf of the Trust may take action to enforce the Trust's security interest by repossession and resale of the Vehicles securing the related Contracts. The actual repossession may be contracted out to third party contractors. Under the UCC and laws applicable in most states, a creditor can repossess a motor vehicle securing a loan by voluntary surrender, "SELF-HELP" repossession that is "PEACEFUL" (I.E., without breach of the peace) and, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. In the event of such repossession and resale of a Vehicle (assuming the Trust had a first perfected security interest in such Vehicle), the Trust would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the motor vehicle securing such debtor's loan on a commercially reasonable basis. However, some states impose prohibitions or limitations on deficiency judgments. In general, a defaulting Obligor may not have sufficient assets to make the pursuit of a deficiency judgment worthwhile.

     Certain other federal and state statutory provisions, including bankruptcy law, insolvency laws, and other laws affecting the rights of creditors and debtors generally as well as general equitable principles may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     CERTAIN MATTERS RELATING TO BANKRUPTCY.   The Seller will either (i)
originate Contracts or (ii) acquire End-User Contracts from a Vendor, which Contracts will be transferred to the Trust Depositor. If the acquisition of an End-User Contract by a Seller is treated as a sale of such Contract from the applicable Vendor to such Seller, such Contract generally would not be part of such Vendor's bankruptcy estate and would not be available to such Vendor's creditors. If a Vendor became a debtor in a bankruptcy case then, in the case of End-User Contracts acquired as described in clause (ii) above, if an unpaid creditor of such Vendor or a representative of creditors of such Vendor, such as a trustee in bankruptcy, or such Vendor acting as a debtor-in-possession, were to take the position that the sale of such Contracts to the Seller was ineffective to remove such Contracts from such Vendor's estate (for instance, that such sale should be recharacterized as a pledge of Contracts to secure borrowings of such Vendor), then delays in payments under the Contracts to the Trust could occur or, should the court rule in favor of such creditor, representative or Vendor, reductions in the amount of such payments could result. Further, if the transfer of End-User Contracts to the Seller as described in clause (ii) above is recharacterized as a pledge, a tax or government lien on the property of the pledging Vendor arising before the Contracts came into existence may have priority over the Seller's (and its assignee's) interest in the Contracts. No law firm will, in connection with any offering of the Notes, express any opinion as to the issues discussed above.

     In the Transfer and Sale Agreement, the Seller will warrant to the Trust Depositor that the conveyance of the Contracts by a Seller to the Trust Depositor is a valid sale and transfer of such Contracts to the Trust Depositor. In addition, each Seller and the Trust Depositor will treat the transactions described herein as a sale of the Contracts to the Trust Depositor and the Seller will take all actions that are required under applicable law to perfect the Trust Depositor's ownership interest in the Contracts sold by it and the Trust Depositor's security interest in the Secondary Contracts securing Vendor Loans sold by it. Notwithstanding the foregoing, if the Seller became a debtor in a bankruptcy case and an unpaid creditor of the Seller or a representative of creditors of the Seller, such as a trustee in bankruptcy, or the Seller acting as a debtor-in-possession, were to take the position that the sale of Contracts to the Trust Depositor was ineffective to remove such Contracts from the Seller's estate (for instance, that such sale should be recharacterized as a pledge of Contracts to secure borrowings of the Seller), then delays in payments under the Contracts to the Trust could occur or, should the court rule in favor of such creditor, representative or Seller, reductions in the amount of such payments could result. If the transfer of Contracts to the Trust Depositor is recharacterized as a pledge, a tax or government lien on the property of the Seller arising before the Contracts came into existence may have priority over the Trust Depositor's interest in the Contracts. If the transactions contemplated herein are treated as a sale of Contracts to the Trust Depositor, generally the Contracts would not be part of the Seller's bankruptcy estate and would not be available to the Seller's creditors.

     In OCTAGON GAS SYSTEMS, INC. V. RIMMER, 995 F.2d 948 (10th Cir. 1993), the United States Court of Appeals for the Tenth Circuit held that, under the UCC, accounts sold by a debtor remain property of the debtor's estate under Section 541 of the Bankruptcy Code. In the event of a bankruptcy of a Seller, or, in the case of Contracts originated by a Vendor and purchased by a Seller, a bankruptcy of a Vendor, and a determination by a court that the sale of the Contracts to the Trust Depositor or to the Seller, respectively, should be recharacterized as a pledge of such Contracts to secure a borrowing, not as a "TRUE SALE," including as a result of the application by a court of the Octagon court's reasoning to the Seller's sale of Contracts to the Trust Depositor or to a Vendor's sale of Contracts to the Seller, delays in distributions on Notes, and possible reductions in the amount of distributions, could occur.

     The Trust Depositor will warrant in the Sale and Servicing Agreement that the security interest therein granted by the Trust in favor of the Indenture Trustee is a valid and duly perfected security interest, and will take all actions that are required under applicable law to perfect the Trust's and the Indenture Trustee's respective interests in the Contracts and the Secondary Contracts securing Vendor Loans sold by it. Nevertheless, if the Trust Depositor were to become a debtor in a bankruptcy case and an unpaid creditor of the Trust Depositor or a representative of creditors of the Trust Depositor, such as a trustee in bankruptcy, or the Trust Depositor acting as a debtor-in-possession, were to take the position that the sale of Contracts to the Trust was ineffective to remove such Contract's from the Trust Depositor's estate (for instance, that such sale should be recharacterized as a pledge of Contracts to secure borrowings of the Trust Depositor), then delays in payments under the Contracts to the Trust could occur or, should the court rule in favor of such creditor, representative or Trust Depositor, reductions in the amount of such payments could result. If the transfer of Contracts to the Trust is recharacterized as a pledge, a tax or government lien on the property of the Trust Depositor arising before the Contracts came into existence may have priority over the Noteholder's interest in the Contracts. If the transactions are treated as a sale of Contracts, generally, the Contracts would not be part of the Trust Depositor's estate and would not be available to the Trust Depositor's creditors.

     A bankruptcy trustee or debtor in possession under the United States Bankruptcy Code (Title 11 U.S.C. Section 101 et seq.) (the "BANKRUPTCY CODE") has the right to elect to assume or reject any executory contract or unexpired lease which is considered to be a "TRUE LEASE" (and not a financing) under applicable law. Any rejection of such a contract or lease would constitute a breach of such contract or lease, as applicable, as of the day preceding the commencement of the applicable bankruptcy case, entitling the nonbreaching party to a pre-petition claim for damages.

     Certain End-User Contracts will be "TRUE LEASES" and thus subject to rejection by the lessor under the Bankruptcy Code. Any such End-User Contract originated by a Seller or acquired by a Seller in a transaction whereby the Seller is the "LESSOR" thereunder, will be subject to rejection by such Seller, as debtor in possession, or by such Seller's bankruptcy trustee. Upon any such rejection, Scheduled Payments under such rejected End-User Contract may terminate and the Noteholders may be subject to losses if the remaining unaffected Contracts and security interests in the related Equipment are insufficient to cover the losses. In addition, any End-User Contract which is a "TRUE LEASE" originated by a Vendor and transferred to a Seller in a transaction whereby such Vendor continues to be the "LESSOR" thereunder (such as a transfer by a Vendor to the Seller of a security interest in such End-User Contract or a transfer by a Vendor to the Seller of an interest in the right to payments only under any such End-User Contract), will be subject to rejection by such Vendor, as debtor in possession, or by such Vendor's bankruptcy trustee. Upon any such rejection Scheduled Payments under such rejected End-User Contract may terminate and the Noteholders may be subject to losses if the remaining unaffected Contracts, and security interests in the Equipment related thereto, are insufficient to cover the losses.

     Certain restrictions have been imposed on the Trust Depositor and the Trust and certain other parties to the transactions described herein which are intended to reduce the risk of an insolvency proceeding involving the Trust Depositor or the Trust. These restrictions include incorporating the Trust Depositor as a separate, special purpose company pursuant to a certificate of incorporation containing certain restrictions on the nature of its business. Additionally, the Trust Depositor may commence a voluntary case or proceeding under any bankruptcy or insolvency law, or cause the Trust to commence a voluntary case or proceeding under any bankruptcy or insolvency law, only upon the affirmative vote of all its directors, including its independent directors, as long as the Trust Depositor is solvent and does not reasonably foresee becoming insolvent. The Trust Depositor's certificate of incorporation requires that the Trust Depositor have at all times at least two independent directors. However, no assurance can be given that insolvency proceedings involving either the Trust Depositor or the Trust will not occur. In the event the Trust Depositor becomes subject to insolvency proceedings, the Trust, the Trust's interest in the Trust Assets, and the Trust's obligation to make payments on the Notes might also become subject to such insolvency proceedings. In the event of insolvency proceedings involving the Trust, the Trust's interest in the Trust Assets and the Trust's obligation to make payments on the Notes would become subject to such insolvency proceedings. No assurance can be given that insolvency proceedings involving Newcourt USA would not lead to insolvency proceedings of either, or both, of the Trust Depositor or the Trust. In either such event, or if an attempt were made to litigate any of the foregoing issues, delays of distributions on the Notes, possible reductions in the amount of payment of principal of and interest on the Notes and limitations (including a stay) on the exercise of remedies under the Indenture and the Sale and Servicing Agreement could occur, although the Noteholders would continue to have the benefit of the Indenture Trustee's security interest in the Trust Assets under the Sale and Servicing Agreement.

     The right of the Indenture Trustee, as secured party under the Sale and Servicing Agreement for the benefit of the Noteholders, to foreclose upon and sell the Trust Assets is likely to be significantly impaired by applicable bankruptcy laws, including the automatic stay pursuant to Section 362 of the Bankruptcy Code, if a bankruptcy proceeding were to be commenced by or against the Trust, and possibly the Trust Depositor, before or possibly even after the Indenture Trustee has foreclosed upon and sold the Trust Assets. Under the bankruptcy laws, payments on debts are not made and secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case or from disposing of security repossessed from such a debtor, without bankruptcy court approval. Moreover, the bankruptcy laws generally permit the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, provided generally that the secured creditor has the right to seek "ADEQUATE PROTECTION".

The meaning of the term "ADEQUATE PROTECTION" may vary according to circumstances, but it is intended in general to protect the value of the security from any diminution in the value of the collateral as a result of the use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "ADEQUATE PROTECTION" and the broad discretionary powers of a bankruptcy court, it is impossible to predict whether or to what extent the holders of the Notes would be compensated for any diminution in value of the Trust Assets. Furthermore, in the event a bankruptcy court determines that the value of the Trust Assets is not sufficient to repay all amounts due on the Notes, the Noteholders would hold secured claims only to the extent of the value of the Trust Assets to which the holders are entitled, and unsecured claims with respect to such shortfall. The bankruptcy laws do not permit the payment or accrual of post-petition interest, costs and attorneys' fees during a debtor's bankruptcy case unless, and then only to the extent, the claims are oversecured.

     The Seller will either (i) originate Contracts or (ii) acquire End-User Contracts from a Vendor, which Contracts will be transferred to the Trust Depositor. If the acquisition of an End-User Contract by a Seller is treated as a sale of such Contract from the applicable Vendor to the Seller, except in certain limited circumstances, such Contract would not be part of such Vendor's bankruptcy estate and would not be available to such Vendor's creditors. If a Vendor became a debtor in a bankruptcy case and, in the case of End-User Contracts acquired as described in clause (ii) above, if an unpaid creditor of such Vendor or a representative of creditors of such Vendor, such as a trustee in bankruptcy, or such Vendor acting as a debtor-in-possession, were, in any case, to take the position that the sale of such Contracts to a Seller was ineffective to remove such Contracts from such Vendor's estate (for instance, that such sale should be recharacterized as a pledge of Contracts to secure borrowings of such Vendor), then delays in payments under the Contracts to the Trust could occur or, should the court rule in favor of such creditor, representative or Vendor, reductions in the amount of such payments could result. If the transfer of End-User Contracts to a Seller as described in clause (ii) above is recharacterized as a pledge, a tax or government lien on the property of the pledging Vendor arising before the Contracts came into existence may have priority over such Seller's (and hence the Trust Depositor's, the Trust's and the Indenture Trustee's) interest in the Contracts. No law firm will, in connection with the offering of the Notes, express any opinion as to the issues discussed in this paragraph.

     If an Insolvency Event with respect to the Trust Depositor were to occur, then an Event of Default would occur with respect to the Notes and, pursuant to the terms of the Sale and Servicing Agreement, and assuming the Trust Assets were not then subject to being involved in a bankruptcy case, the Indenture Trustee would sell the Contracts, thereby causing early termination of the Trust and would use the proceeds of such sale to pay the outstanding principal of and accrued interest on the Notes to the extent and in the order of priority described under "DESCRIPTION OF THE NOTES--ALLOCATIONS; FOLLOWING AN EVENT OF DEFAULT OR RESTRICTING EVENT". The Noteholders would suffer a loss if the sum of (i) the proceeds of the sale allocable to the Noteholders and (ii) the proceeds of any collections on the Contracts in the Collection Account allocable to the Noteholders is insufficient to pay the Noteholders in full.

     State laws impose requirements and restrictions relating to foreclosure sales and obtaining deficiency judgments following such sales. In the event that the Noteholders must rely on repossession and disposition of any Equipment to recover amounts due on Defaulted Contracts, such amounts may not be realized because of the application of these requirements and restrictions. Other factors that may affect the ability of the Noteholders to realize the full amount due on a Contract or Secondary Contract include the failure to file financing statements to perfect the Seller's, the Trust Depositor's, the Trust's or Indenture Trustee's security interest, as applicable, in the Equipment or other Applicable Security, depreciation, obsolescence, damage or loss of any item of Equipment, and the application of federal and state bankruptcy and insolvency laws. As a result, the Noteholders may be subject to delays in receiving payments and losses if the remaining unaffected Contracts are insufficient to cover such losses.

     If a court, in a lawsuit by an unpaid creditor of a Seller or by a representative of creditors of such Seller, such as a trustee in bankruptcy, or by the Seller acting as a debtor-in-possession, were to find that, at the time of or as a result of any transfer by such Seller of Contracts to the Trust Depositor, (i) (A) the Seller entered into such transaction with the intent of hindering, delaying or defrauding creditors or (B) the Seller received less than a reasonably equivalent value or fair consideration as a result of such transfer and (ii) the Seller (A) was insolvent or would be rendered insolvent by such transfer, (B) was engaged in a business or transaction for which its assets constituted unreasonably small capital after such transfer or (C) intended to incur, or believed that it would incur, indebtedness beyond its ability to pay as the obligations under such indebtedness matured (as the foregoing terms are defined in or interpreted under the relevant fraudulent conveyance statutes), such court could invalidate such transfer to the Trust Depositor or to the Trust, or substantively consolidate the Trust Depositor, the Trust and the Seller, or subordinate the rights of the Noteholders to the rights of unsecured creditors of the Seller, or take other actions that would be adverse to the Noteholders.

     The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction that is being applied. Generally, however, an entity would be considered insolvent if the fair saleable value of its assets is less than the amount of its liabilities (including contingent liabilities) or the amount that will be required to pay its probable liabilities on its existing debts as they become absolute and matured. The Seller believes that it is entering into these transactions (including the transfers of Contracts pursuant to the Transfer and Sale Agreement) for proper purposes and in good faith and that the purchase price for the Contracts identified in the Transfer and Sale Agreement will represent reasonably equivalent value or fair consideration for the transfers of such Contracts by the Seller to the Trust Depositor.

     The Trust Depositor will receive, on the Closing Date, a certificate from the Seller to the effect that (i) the Seller did not intend, in entering into the Transfer and Sale Agreement and consummating the transactions contemplated thereby, to hinder, delay or defraud either then present or future creditors or any other person to which such Seller was or would thereafter become, as of or after the consummation of such transactions, indebted and (ii) the purchase price for the Contracts sold under the Transfer and Sale Agreement represented reasonably equivalent value or fair consideration as a result of the transfers of such Contracts to the Trust Depositor. There can be no assurance, however, that a court would reach the same conclusion.

     No law firm will, in connection with any offering of the Notes, express any opinion as to federal or state laws relating to fraudulent transfers.

     Certain states have adopted a version of Article 2A of the UCC ("ARTICLE 2A"), which purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit enforceability of any "UNCONSCIONABLE" lease or "UNCONSCIONABLE" provision in a lease, provide a lessee with remedies, including the right to cancel the lease contract, for certain lessor breaches or defaults, and may add to or modify the terms of "CONSUMER LEASES" and leases where the lessee is a "MERCHANT LESSEE". However, in the Transfer and Sale Agreement, the Seller will represent that
(i) no Contract is a "CONSUMER LEASE" and (ii) each Obligor has accepted the equipment leased to it and, after reasonable opportunity to inspect and test, has not notified Newcourt of any defects therein. Article 2A, moreover, recognizes typical commercial lease "HELL OR HIGH WATER" rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context wide degree of latitude to vary provisions of the law.

     VENDOR LOANS AND VENDOR RECOURSE CONTRACTS. The Vendor Loans are, by their terms, payable solely from the proceeds of the Secondary Contracts securing such Vendor Loans, and do not generally represent obligations of the Vendor (except that Secondary Contracts may be covered by such Vendor's UNL Pool or other forms of Vendor recourse). Consequently, Noteholders must rely solely upon the Secondary Contracts and any other Applicable Security, if any, for the payment of principal of, and interest on, the related Vendor Loans. As noted above, any Secondary Contract which is a "TRUE LEASE" originated by a Vendor will be subject to rejection by such Vendor, as debtor in possession, or by such Vendor's bankruptcy trustee if not a "true sale". Upon any such rejection, Scheduled Payments under such rejected Secondary Contract may terminate and the Noteholders may be subject to losses if the remaining unaffected Contract, and security interests in the related Equipment, are insufficient to cover the losses. Further, as noted under above, a tax or government lien on the property of the pledging Vendor arising before a Secondary Contract came into existence may have priority over the Seller's (and hence its assignee's) interest in such Secondary Contract.

     Certain Vendor Assignments and certain Program Agreements provide that the Seller has recourse to the related Vendor for all or a portion of the losses the Seller may incur as a result of a default under the End-User Contracts sold under such Vendor Assignment or Program Agreement. In the event of a Vendor's bankruptcy, a bankruptcy trustee, a creditor or the Vendor as debtor in possession might attempt to characterize sales to the Seller pursuant to such Vendor Assignments or Program Agreements as loans to the Vendor from the Seller secured by the Contracts sold thereunder. If such an attempt is successful, such Vendor Assignment or Program Agreement would be subject to the risks described herein for Vendor Loans. In such case the Contracts sold under such Vendor Assignment or Program Agreement would constitute Secondary Contracts under the recharacterized Vendor Assignment or Program Agreement.

                            FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general and brief discussion of certain United States federal income tax consequences of the purchase, ownership and disposition of the Notes. The discussion that follows, and the opinion described below of Winston & Strawn, special tax counsel to the Trust Depositor ("TAX COUNSEL"), are based upon current provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), Treasury Regulations promulgated thereunder, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. There are no cases, regulations, or Internal Revenue Service ("IRS") rulings on comparable transactions or instruments to those described herein. As a result, there can be no assurance that the IRS will not challenge the conclusions reached herein, and no ruling from the IRS has been or will be sought on any of the issues discussed below.
Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to Noteholders.

     This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to Noteholders in light of their personal investment or tax circumstances nor to certain types of holders who may be subject to special treatment under the federal income tax laws (including, without limitation, financial institutions, broker-dealers, insurance companies, foreign persons, tax-exempt organizations, and persons who hold the Notes as part of a straddle, hedging, or conversion transaction). The discussion is generally directed to prospective purchasers who purchase Notes at the time of original issue, who are citizens or residents of the United States, and who hold the Notes as "CAPITAL ASSETS" within the meaning of Section 1221 of the Code. Taxpayers and preparers of tax returns (including those filed by any partnership or other issuer) should be aware that under applicable Treasury Regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

OPINION

     In the opinion of Tax Counsel, for federal income tax purposes, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury Regulation, revenue ruling, or judicial decision, based on the application of existing law to the facts as set forth in the applicable agreements, (i) the Trust will not be treated as an association (or publicly traded partnership) taxable as a corporation and (ii) the Notes will be treated as indebtedness for federal income tax purposes. Such opinion assumes that the Servicer, the Trust Depositor, the Certificateholder and all the Noteholders will consistently treat the Notes for all tax purposes as indebtedness secured by the assets of the Trust and that the Certificateholder will not elect for the Trust to be classified as an association for federal income tax purposes pursuant to Treasury Regulations
Section 301.7701-3. An opinion of counsel does not foreclose the possibility of a contrary determination by the IRS or by a court of competent jurisdiction, or of a contrary position by the IRS or Treasury Department in regulations or rulings issued in the future.

     Although it is the opinion of Tax Counsel that the Trust will not be treated as an association (or publicly traded partnership) taxable as a corporation and the Notes will be characterized as indebtedness for federal income tax purposes, no assurance can be given that such characterization of the Trust and the Notes will prevail. If the Trust were taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the related Contracts and other assets, which may be reduced by its interest expense on the Notes if the Notes are respected as debt of such corporation. Any such corporate income tax could materially reduce cash available to make payments on the Notes. If, contrary to the opinion of Tax Counsel, the IRS also successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse tax consequences described above (and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on the Notes recharacterized as equity). Alternatively, if the IRS treated the Notes as equity, it is also possible that the Trust might be treated as a publicly traded partnership taxable as a corporation unless the Trust is able to meet certain qualifying income tests. Even if not taxed as a corporation, treatment of the Notes as equity interests in such publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) may constitute "UNRELATED BUSINESS TAXABLE INCOME," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses, and income from the Trust's assets would be taxable to Noteholders without regard to whether cash distributions are made from the Trust or the Noteholders' method of tax accounting.

     The discussion that follows assumes that the Notes will be treated as indebtedness for federal income tax purposes. The following discussion is also based in part upon Treasury Regulations interpreting the original issue discount ("OID") provisions of the Code. The OID regulations, however, are subject to varying interpretations and do not address all issues that would affect Noteholders.

TAXATION OF INTEREST INCOME TO NOTEHOLDERS

     Based upon the discussion below under the heading "OID" Tax Counsel's interpretation of (i) the definition of "QUALIFIED STATED INTEREST" and (ii) other provisions of the OID Code sections and regulations, it is not expected that the Notes will be issued with OID (I.E., any excess of the stated redemption price at maturity over their issue price), other than perhaps with a DE MINIMIS amount (I.E., 1/4 of the Notes stated redemption price at maturity multiplied by the number of full years to maturity). In such case, the stated interest on each class of Notes should be treated as qualified stated interest and will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with the Noteholder's general method of tax accounting.

  OID

     If Notes were issued at a discount from their principal amounts or if the stated interest were not treated as "QUALIFIED STATED INTEREST," the Notes would be treated as having OID. Under the OID regulations currently in effect, in order to have qualified stated interest, the stated interest must be "UNCONDITIONALLY PAYABLE" in cash or property at least once annually. Interest is unconditionally payable only if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency at the time the Notes are issued. The Trust believes that such likelihood is remote because of the Default Rate of interest which would become applicable to late payments of stated interest. Accordingly, the Trust intends to take the position that the Notes will not be issued with OID. However, the definition of the term "REMOTE" in the regulations has not yet been addressed in any rulings or other interpretations by the Service, and it is possible that the Service could assert that the notes were issued with OID. In such case, the stated interest on the Notes would not be qualified stated interest and the Notes would be considered to have been issued with OID.

     If the Notes are in fact issued with a greater than DE MINIMIS amount of OID or are otherwise treated as having been issued with OID, the following rules should apply. The excess of the "STATED REDEMPTION PRICE AT MATURITY" of a Note (generally equal to its principal amount as of the date of issuance plus all interest other than "QUALIFIED STATED INTEREST" payable prior to or at maturity) over the original issue price (in this case, the initial offering price at which a substantial amount of the Notes are sold to the public) will constitute OID. A Noteholder must include OID in income as interest over the term of the Note under a constant yield method. OID must be included in income in advance of the receipt of cash representing that income. In general, the amount of OID included in income is the sum of the "DAILY PORTIONS" of the OID with respect to the Note for each day during the taxable year the Noteholder held the Note. The daily portion generally is determined by allocating to each day in an accrual period a ratable portion of the OID allocable to such accrual period. The amount of OID allocable to an accrual period is generally equal to the difference between (i) the product of the Note's adjusted issue price and its yield to maturity and (ii) the amount of qualified stated interest payments allocable to such accrual period. The "ADJUSTED ISSUE PRICE" of an OID Note at the beginning of any accrual period is the sum of its issue price plus the amount of OID allocable to prior accrual periods minus the amount of prior payments that were not qualified stated interest.

     Alternatively, because the payments on the Notes may be accelerated by reason of prepayments on the Contracts, OID, other than DE MINIMIS OID, on the Notes, if any, may have to be accrued under Code section 1272(a)(6), which allocates OID to each day in an accrual period by taking the ratable portion of the excess of (i) the sum of the present value of the remaining payments on a Note as of the close of the accrual period and the payments made during the accrual period that were included in stated redemption price at maturity, over (ii) the adjusted issue price of the Note at the beginning of the accrual period. No regulations have been issued under Code section 1272(a)(6) so it is not clear if such section would apply to the Notes if they are treated as having OID. Legislation has been proposed which if enacted, would require any OID (or interest) on the Notes to be computed in accordance with the rules of Section 1272(a)(6) and certain prepayment assumptions.

     A holder of a Note issued with DE MINIMIS OID must include such OID in income proportionately as principal payments are made on such Note.

  ACQUISITION PREMIUM

     A holder that purchases a Note for an amount less than or equal to the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price (any such excess being "ACQUISITION PREMIUM") and that does not make the election described below under "ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT" is permitted to reduce the daily portions of OID, if any, by a fraction, the numerator of which is the excess of the holder's adjusted basis in the Note immediately after its purchase over the adjusted issue price of the Note, and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, over the Note's adjusted issue price.

  MARKET DISCOUNT

     Whether or not the Notes are issued with OID, a subsequent purchaser (I.E., a purchaser who acquires a Note not at the time of original issue) of a Note at a discount will be subject to the "MARKET DISCOUNT RULES" of Sections 1276 through 1278 of the Code. In general, these rules provide that if the holder of a Note purchases the Note at a market discount (I.E., a discount from its original issue price plus any accrued OID that exceeds a DE MINIMIS amount specified in the Code) and thereafter recognizes gain upon a disposition (or receives a principal payment), the lesser of (i) such gain (or the principal payment) or (ii) the accrued market discount (not previously included in income) will be taxed as ordinary income. Generally, the accrued market discount will be the total market discount (not previously included in income) on the Note multiplied by a fraction, the numerator of which is the number of days the holder held the Note and the denominator of which is the number of days from the date the holder acquired the Note until its maturity date. The holder may elect, however, to determine accrued market discount under the constant yield method. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a subsequent sale or taxable disposition. Holders should consult with their own tax advisors as to the effect of making this election.

     Limitations imposed by the Code, which are intended to match deductions with the taxation of income, may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. A Noteholder who elects to include market discount in gross income as it accrues, however, is exempt from this rule.

     Notwithstanding the above rules, market discount on a Note will be considered to be zero if it is less than a DE MINIMIS amount, which is .25% of the remaining principal balance of the Note multiplied by its expected weighted average remaining life. If market discount is DE MINIMIS, the actual amount of discount must be allocated to the remaining principal distributions on the Note, and when such distribution is received, capital gain will be recognized equal to discount allocated to such distribution.

  AMORTIZABLE BOND PREMIUM

     In general, if a subsequent purchaser acquires a Note at a premium (I.E., an amount in excess of the amount payable upon the maturity thereof), such Noteholder will be considered to have purchased the Note with "AMORTIZABLE BOND PREMIUM" equal to the amount of such excess. A Noteholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method over the remaining term of the Note. Under proposed regulations, if finalized, accrued amortized bond premium may only be used as an offset against qualified stated interest income when such income is included in the holder's gross income under the holder's normal accounting system.

  ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT

     A holder may elect to include in gross income all interest that accrues on a Note using the constant yield method described above under the heading "OID," with modifications described below. For purposes of this election, interest includes stated interest, OID, DE MINIMIS OID, market discount, DE MINIMIS market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. In applying the constant yield method to a Note with respect to which this election has been made, the issue price of the Note will equal the electing holder's adjusted basis in the Note immediately after its acquisition, the issue date of the Note will be the date of its acquisition by the electing holder, and no payments on the Note will be treated as payments of qualified stated interest. This election, if made, may not be revoked without the consent of the IRS. Holders should consult with their own tax advisors as to the effect of making this election in light of their individual circumstances.

DISPOSITION OF NOTES

     Generally, capital gain or loss will be recognized on a sale or other taxable disposition of the Notes in an amount equal to the difference between the amount realized (other than amounts attributable to, and taxable as, accrued interest) and the seller's tax basis in the Notes. A Noteholder's tax basis in a Note will generally equal his or her cost increased by any OID or market discount previously included by such Noteholder in income with respect to the Note and decreased by any bond premium previously amortized and any principal payments previously received by such Noteholder with respect to the Note. Subject to the market discount rules of the Code, any such gain or loss will be capital gain or loss if the Note was held as a capital asset. Capital gain or loss will be long-term if the Note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Indenture Trustee will be required to report annually to the IRS, and to each Noteholder, the amount of interest paid on the Notes (and the amount withheld for federal income taxes, if any) for each calendar year, except as to exempt recipients (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each holder (other than holders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate (Form W-9) containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a non-exempt Noteholder fail to provide the required certification, the Trustee will be required to withhold (or cause to be withheld) 31% of the interest otherwise payable to the holder, and remit the withheld amounts to the IRS as a credit against the holder's federal income tax liability.

TAX CONSEQUENCES TO FOREIGN INVESTORS

     Based upon Tax Counsel's opinion that the Notes will be treated as indebtedness for federal income tax purposes, the following information describes the general U.S. federal income tax treatment of investors that are not U.S. persons

(each a "FOREIGN PERSON"). The term "FOREIGN PERSON" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate or fiduciary or the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

     (a) Interest paid or accrued to a Foreign Person that is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, will generally be considered "PORTFOLIO INTEREST" and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person (i) is not actually or constructively a "10 PERCENT SHAREHOLDER" of the Trust or the Trust Depositor or a "CONTROLLED FOREIGN CORPORATION" with respect to which the Trust Depositor is a "RELATED PERSON" within the meaning of the Code, and (ii) provides an appropriate statement (Form W-8) to the Trustee or paying agent (generally the clearing agency, financial intermediary, or broker) that is signed under penalties of perjury, certifying that the beneficial owner of the Note is a Foreign Person and providing that Foreign Person's name and address. If the information provided in this statement changes, the Foreign Person must provide a new Form W-8 within 30 days. The Form W-8 is generally effective for three years. If such interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable income tax treaty. To qualify for any reduction as the result of an income tax treaty, the Foreign Person must provide the paying agent with Form 1001. This form is also effective for three years.

     (b) Any capital gain realized on the sale or other taxable disposition of a Note by a Foreign Person will be exempt from United States federal income and withholding tax, PROVIDED that
          (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person, and
          (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year. If an individual Foreign Person is present in the U.S. for 183 days or more during the taxable year, the gain on the disposition of the Notes could be subject to a 30% withholding tax unless reduced by treaty.

     (c) If the interest, gain or income on a Note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder (although exempt from the withholding tax previously discussed if an appropriate statement (Form 4224) is furnished to the paying agent) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. Form 4224 is effective for only one calendar year. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "EFFECTIVELY CONNECTED EARNINGS AND PROFITS" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.


                            CERTAIN STATE TAX CONSEQUENCES

     Because of the differences in state tax laws and their applicability to different investors, it is not possible to summarize the potential state tax consequences of holding the Notes. ACCORDINGLY, PURCHASERS OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING THE STATE TAX CONSEQUENCES OF PURCHASING ANY NOTES.


                                 ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA PLANS") and prohibits certain transactions between ERISA Plans and persons who are "PARTIES IN INTEREST" (as defined under ERISA) with respect to assets of such Plans. Section 4975 of the Code prohibits a similar set of transactions between certain plans or individual retirement accounts ("CODE PLANS," and together with ERISA Plans, "PLANS") and persons who are "DISQUALIFIED PERSONS" (as defined in the Code) with respect to Code Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the requirements of ERISA or Section 4975 of the Code, and assets of such plans may be invested in the Notes, subject to the provisions of other applicable federal and state law. Any such plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is, however, subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in the Notes, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan.

PROHIBITED TRANSACTIONS

     In addition, Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans and Code Plans from engaging in certain transactions involving such Plans or "PLAN ASSETS" of such Plans, unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(1) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in such prohibited transactions. The Trust Depositor, the Underwriter, the Servicer, the Indenture Trustee or the Owner Trustee or certain affiliates thereof may be considered or may become parties in interest or disqualified persons with respect to a Plan. If so, the acquisition or holding of the Notes by, on behalf of or with "PLAN ASSETS" of such Plan may be considered to give rise to a "PROHIBITED TRANSACTION" within the meaning of ERISA and/or Section 4975 of the Code, unless an administrative exemption described below or some other exemption is available.

     The Notes may not be purchased with the assets of a Plan if the Trust Depositor, the Underwriter, the Servicer, the Indenture Trustee, or the Owner Trustee or an affiliate thereof either (a) has discretionary authority or control with respect to the investment or management of such assets or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular needs of the Plan or (c) is an employer of employees covered under the Plan unless such investment is made through an insurance company general or pooled separate account or a bank collective investment fund and an exemption is available.

     Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the Notes - for example, Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "IN-HOUSE ASSET MANAGER;" PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest; PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "QUALIFIED PROFESSIONAL ASSET MANAGER." There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the Notes or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment.

     Due to the complexity of these rules and the penalties imposed, any fiduciary or other Plan investor who proposes to invest assets of a Plan in the Notes should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of doing so.

                                 PLAN OF DISTRIBUTION

GENERAL

     Subject to the terms and conditions set forth in an underwriting
agreement dated          (the "UNDERWRITING AGREEMENT") for the sale of the
Notes, the Trust Depositor has agreed to sell to First Union Capital Markets
Corp,          , and              . (the "UNDERWRITERS") and each of the
Underwriters has separately agreed to purchase from the Trust Depositor, the principal amount of the Notes set forth opposite its name below:

                                         Aggregate Principal Amount
                                              to be Purchased
                                          -----------------------
                              Class A-1 Receivable-Backed Notes, Series 1997-1
                              ------------------------------------------------

     First Union Capital Markets Corp.
                                                 $______________
                                                 $______________
                                                 $______________

                                         Aggregate Principal Amount
                                              to be Purchased
                                          ------------------------
                               Class A-2 Receivable-Backed Notes, Series 1997-1
                              ------------------------------------------------

     First Union Capital Markets Corp.


                                                 $______________
                                                 $______________
                                                 $______________


                                         Aggregate Principal Amount
                                              to be Purchased
                                          -------------------------
                                Class B Receivable-Backed Notes, Series 1997-1
                              ------------------------------------------------

     First Union Capital Markets Corp.
                                                 $______________
                                                 $______________
                                                 $______________

                                         Aggregate Principal Amount
                                              to be Purchased
                                          --------------------------

                                Class C Receivable-Backed Notes, Series 1997-1
                              ------------------------------------------------

     First Union Capital Markets Corp.

                                                 $______________
                                                 $______________
                                                 $______________


     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Notes offered hereby if any of such Notes are purchased.

     The Underwriter has advised the Issuer that the Underwriter proposes initially to offer the Notes to the public at the price set forth on the cover page hereof and to certain dealers at such price less a selling concession not
in excess of      % of the initial principal amount of the Notes.  The
Underwriters may allow and such dealers may reallow a concession not in excess
of      % of the initial principal amount of the Notes.  After the initial public offering, the public offering price and such concessions may be changed.

     The Underwriting Agreement provides that Newcourt USA and the Trust Depositor, jointly and severally, will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriter may be required to make in respect thereof.

     In addition, First Union Capital Markets Corp. ("FIRST UNION") will act as the private placement agent for the Trust Depositor in connection with the sale of the Subordinated Notes and will receive compensation therefor.


     First Union Capital Markets Corp. is the Administrator of VFCC, a special purpose company the business of which is limited, generally, to the purchase of, or the making of loans against receivables or interests in financial assets. The Seller has previously sold certain lease and finance contracts to the Trust Depositor which has resold them (or interests therein) to VFCC. It is expected that these contracts will be repurchased from VFCC by the Trust Depositor and from the Trust Depositor by the Seller simultaneously with (and with the proceeds of) the issuance of the Notes and the Subordinated Securities contemplated hereby and that certain of such contracts will be included in the Contract Portfolio. SEE "USE OF PROCEEDS." In addition, an affiliate of First Union provides liquidity and enhancement to VFCC in connection with its funding obligations of such contracts. VFCC is not affiliated with First Union Corporation, First Union Capital Markets Corporation or any of their respective affiliates.

     In the ordinary course of its business, the Underwriters and their affiliates have engaged and may engage in commercial banking and investment banking transactions with Newcourt USA and its affiliates, including the Trust Depositor.


                                 RATING OF THE NOTES

     It is a condition to the issuance of the Notes that the Class A-1 Notes
be rated at least "    " and "   " , that the Class A-2 Notes be rated at
least "  " and "    " , that the Class B Notes be rated at least "    " and "
   " , and that the Class C Notes be rated at least "   " and "   ", by a
nationally recognized rating agency and a nationally recognized rating agency, respectively.

     Such rating will reflect only the views of the Rating Agency and will be based primarily on the subordination of the Class A-2 Notes, Class B Notes, Class C Notes and the Subordinated Securities (in the case of the Class A-1 Notes), the subordination of the Class B Notes, Class C Notes and the Subordinated Securities (in the case of the Class A-2 Notes)the subordination of the Class C Notes and the Subordinated Securities (in the case of the Class B Notes) and the subordination of the Subordinated Securities (in the case of the Class C Notes), as well as the value and creditworthiness of the Contracts and Equipment. The ratings are not a recommendation to purchase, hold or sell the Notes, inasmuch as such ratings do not comment as to market price or suitability for a particular investor. Each rating may be subject to revision or withdrawal at any time by the assigning Rating Agency. There is no assurance that any such rating will continue for any period of time or that it will not be lowered or withdrawn entirely by the Rating Agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such rating may have an adverse affect on the market price of the Notes. The rating of the Notes addresses the likelihood of the timely payment of interest and the ultimate payment of principal on the Notes pursuant to their terms. The rating does not address the rate of Prepayments that may be experienced on the Contracts and, therefore, does not address the effect of the rate of Prepayments on the return of principal to the Noteholders.

                                    LEGAL MATTERS

     Certain legal matters relating to the Notes, including certain federal income tax matters, as well as other matters, will be passed upon for the Trust, the Trust Depositor, the Seller/Servicer and the Administrator by Winston & Strawn, Chicago, Illinois. Certain legal matters for the Underwriter will be passed upon by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York.

                               INDEX OF TERMS
Term(s)                                                                 Page(s)
ADCB . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
Accrual Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12, 51
Acquisition Premium. . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . II-4
ADCB . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
Additional Contract. . . . . . . . . . . . . . . . . . . . . . . . . . .9, 46
Additional Contract Cutoff Date. . . . . . . . . . . . . . . . . . . . . . .5
Adjusted Contract. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
Aggregate Discounted Contract Balance. . . . . . . . . . . . . . . . . 15, 52
Aggregate Principal Amount . . . . . . . . . . . . . . . . . . . . . . . . 52
Applicable Class Percentage. . . . . . . . . . . . . . . . . . . . . . 52, 72
Article 2A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25, 83
Available Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
Available Amounts. . . . . . . . . . . . . . . . . . . . . . . . . . . 11, 55
Bankruptcy Code. . . . . . . . . . . . . . . . . . . . . . . . . . . . 23, 81
Business Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Calculation Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Cede . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Cedel Participants . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . .2, 6, 7, 64
Class A Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Class A-1 Interest Rate. . . . . . . . . . . . . . . . . . . . . . . . . . 12
Class A-1 Noteholder . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
Class A-1 Noteholders. . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Class A-1 Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Class A-1 Notes Maturity Date. . . . . . . . . . . . . . . . . . . . . . . 14
Class A-1 Principal  Payment Amount. . . . . . . . . . . . . . . . . . . . 72
Class A-1 Principal Payment Amount . . . . . . . . . . . . . . . . . . . . 53
Class A-2 Interest Rate. . . . . . . . . . . . . . . . . . . . . . . . . . 12
Class A-2 Noteholder . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
Class A-2 Noteholders. . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Class A-2 Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 6
Class A-2 Principal  Payment Amount. . . . . . . . . . . . . . . . . . . . 72
Class A-2 Principal Payment Amount . . . . . . . . . . . . . . . . . . . . 53
Class B Interest Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Class B Noteholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
Class B Noteholders. . . . . . . . . . . . . . . . . . . . . . . . . . 12, 74
Class B Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Class B Principal Payment Amount . . . . . . . . . . . . . . . . . . . 53, 72
Class C Interest Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Class C Noteholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
Class C Noteholders" . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Class C Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 6
Class C Principal Payment Amount . . . . . . . . . . . . . . . . . . . 53, 72
Class D Interest Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Class D Principal Payment Amount . . . . . . . . . . . . . . . . . . . 53, 72
Class E Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
Cleanup Call Condition . . . . . . . . . . . . . . . . . . . . . . . . 15, 60
Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 83
Code Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 87
Collection Account . . . . . . . . . . . . . . . . . . . . . . . . . . 11, 58
Collection Period. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Commission . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Contract Files . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Contracts Pool . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
Controlling Party. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
Cooperative. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
CSA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
Cutoff Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2, 5
Defaulted Contract . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58

Definitive Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
Depositaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
Depositary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
Determination Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
Discount Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . 15, 53, 67
Discounted Contract Balance. . . . . . . . . . . . . . . . . . . . 15, 53, 72
Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
Distribution Date. . . . . . .  . . . . . . . . . . . . . . . . . . . .  2, 6
DTC. . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . .3
Early Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
Early Termination Contract . . . . . . . . . . . . . . . . . . . . . . . . .9
Eligible Contract. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
Eligible Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
Eligible Secondary Contract. . . . . . . . . . . . . . . . . . . . . . . . 68
Eligible Secondary Contracts . . . . . . . . . . . . . . . . . . . . . . . 67
End-User . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2, 67
End-User Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Equipment. . . . . . . . . . . . . . . . . . . . . . . . . . . .2, 11, 38, 42
ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 87
ERISA Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
ERISA Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 87
Euroclear. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Euroclear Operator . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
Euroclear Participants . . . . . . . . . . . . . . . . . . . . . . . . . . 63
Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
Excess Concentration Amount. . . . . . . . . . . . . . . . . . . . . . . . 69
Excess Contract. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
Exchange Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
Excluded Amounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
Expected Class A-1 Payment . . . . . . . . . . . . . . . . . . . . . . . . 53
FDIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
Financed Items . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2, 43
Financing Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
First Union. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 89
Foreign Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 87
Guaranteed Residual Investment . . . . . . . . . . . . . . . . . . . . . . 45
Holders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
Indemnitees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
Indenture. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 6
Indenture Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 5
Indirect Participants. . . . . . . . . . . . . . . . . . . . . . . . . . . 62
Ineligible Contract. . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
Initial Class A Note Principal Balance . . . . . . . . . . . . . . . . . . .6
Initial Class B Note Principal Balance . . . . . . . . . . . . . . . . . . .6
Initial Class C Note Principal Balance . . . . . . . . . . . . . . . . . . .6
Initial Class D Note Principal Balance . . . . . . . . . . . . . . . . . . .6
Insolvency Event . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
Insurance Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
IPA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
IRS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 83
Issuer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 5
Late Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
Lease. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
Lessee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
lessor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
Majority in Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
Maturity Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14, 51
MLA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
MLA Supplement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
Monthly Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
Newcourt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 5
Newcourt USA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

Note Owners. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
Noteholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 6
NRC II . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Obligor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11, 67
OID. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
Operative Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
Optional Prepayment. . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
Owner Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 5
Participants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
Permitted Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 87
Prepaid Contract . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
Prepayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
Prepayment Amount. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
Principal Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . 54, 72
Program Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Program Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . 25, 26
PTCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 88
Qualified Institution. . . . . . . . . . . . . . . . . . . . . . . . . . . 58
Rating Agencies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
Record Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
Recoveries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
Registration Statement . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Required Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
Reserve Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Reserve Fund Amount. . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Residual Assignee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
Residual Investment. . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
Restricting Event. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
S&P. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
Sale and Servicing Agreement . . . . . . . . . . . . . . . . . . . . . . . .2
Scheduled Payments . . . . . . . . . . . . . . . . . . . . . . . . . . 15, 54
Secondary Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Secured Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7, 42
Securities Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2, 5
Service Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2, 5
Servicer Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . 16, 70
Servicer Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
Services . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2, 11, 42
Servicing Charges. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Servicing Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16, 60
Servicing Fee Percentage . . . . . . . . . . . . . . . . . . . . . . . . . 60
Servicing Fee Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Software . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2, 11, 42
Statistical Discount Rate. . . . . . . . . . . . . . . . . . . . . . . . . .9
Subordinated Note Interest Rate" . . . . . . . . . . . . . . . . . . . . . 12
Subordinated Notes . . . . . . . . . . . . . . . . . . . . . . . . . 2, 6, 64
Subordinated Residual Interest . . . . . . . . . . . . . . . . . . . . . . 45
Subordinated Securities. . . . . . . . . . . . . . . . . . . . . . . . . 2, 6
Substitute Contract. . . . . . . . . . . . . . . . . . . . . . . . . . .9, 46
Substitute Contract Cutoff Date. . . . . . . . . . . . . . . . . . . . . . .5
Tax Counsel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 83
Termination Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
Terms and Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
The Contracts Pool". . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
TIA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
Title Registry Equipment . . . . . . . . . . . . . . . . . . . . . . . . . 21
Transfer and Sale Agreement. . . . . . . . . . . . . . . . . . . . .2, 28, 65

Transfer Deposit Amount. . . . . . . . . . . . . . . . . . . . . . . . . . 68
Transferred Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
Transferred Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . .7
Transferred Property . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
True Leases. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 5
Trust Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Trust Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2, 7
Trust Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
Trust Depositor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 5
Trust Termination Date . . . . . . . . . . . . . . . . . . . . . . . . . . 65
Trustees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
UCC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22, 23
Underwriter. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 88
Underwriting Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . 88
UNL Pool . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
Vehicles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
Vendor Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Vendor Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Vendor Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2, 5, 43
Vendors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11, 43
Warranty Contract. . . . . . . . . . . . . . . . . . . . . . . . . . . 10, 69

        No dealer, salesman or other
 person is authorized to give any
 information or to make any
 representation not contained in this
 Prospectus and, if given or made,
 such information or representation
 must not be relied upon as having            NEWCOURT RECEIVABLES ASSET
 been authorized by the Trust                         TRUST 1997-1
 Depositor or the Underwriter.  This
 Prospectus does not constitute an
 offer to sell or a solicitation of
 any offer to buy any security other                 NEWCOURT RECEIVABLES
 than the Securities offered hereby,                   CORPORATION II
 nor does it constitute an offer to                     ___________
 sell or a solicitation of an offer to
 buy any of the Securities to any
 person in any jurisdiction in which
 the person making such offer or                    _____________________
 solicitation is not qualified to do
 so or to anyone whom it is unlawful
 to make such an offer or solicitation     ____________________________
 to such person.  Neither the delivery
 of this Prospectus nor any sale made
 hereunder shall under any                             PROSPECTUS
 circumstance create any implication
 that the information contained herein     ____________________________
 is correct as of any date subsequent
 to the date hereof.
                                                  ______________, 199_
            _________________
           TABLE OF CONTENTS
                                  Page

 PRELIMINARY PROSPECTUS  . . . . . . . .  1
 REPORTS TO NOTEHOLDERS  . . . . . . . .  3
 AVAILABLE INFORMATION . . . . . . . . .  3
 SUMMARY OF TERMS  . . . . . . . . . . .  5
 RISK FACTORS  . . . . . . . . . . . . . 19
 USE OF PROCEEDS . . . . . . . . . . . . 28
 THE TRUST . . . . . . . . . . . . . . . 28
 THE CONTRACTS POOL  . . . . . . . . . . 28
 THE CONTRACTS GENERALLY . . . . . . . . 40
 PREPAYMENT AND YIELD CONSIDERATIONS . . 46
 THE TRUST DEPOSITOR . . . . . . . . . . 50
 DESCRIPTION OF THE NOTES  . . . . . . . 51
 THE SUBORDINATED NOTES. . . . . . . . . 64
 THE CERTIFICATES  . . . . . . . . . . . 64
 THE INDENTURE . . . . . . . . . . . . . 73
 CERTAIN LEGAL ASPECTS OF THE
 CONTRACTS . . . . . . . . . . . . . . . 77
 FEDERAL INCOME TAX CONSEQUENCES . . . . 83
 CERTAIN STATE TAX CONSEQUENCES  . . . . 87
 ERISA CONSIDERATIONS  . . . . . . . . . 87
 PLAN OF DISTRIBUTION  . . . . . . . . . 88
 RATING OF THE NOTES . . . . . . . . . . 89
 LEGAL MATTERS . . . . . . . . . . . . . 90

       Until ___________, 199_, all
 dealers effecting transactions in the
 registered securities, whether or not
 participating in this distribution,
 may be required to deliver a
 Prospectus.  This is in addition to
 the obligations of dealers to deliver
 a Prospectus when acting as underwriters and with respect to their unsold allotment or subscriptions.

                                       PART II


                        INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution*

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

     SEC Registration Fee                                     $      1,212.12
     Printing and Engraving Expenses                                45,000.00
     Trustee's Fees and Expenses                                     8,000.00
     Legal Fees and Expenses                                       275,000.00
     Blue Sky Fees and Expenses                                      8,000.00
     Accountants' Fees and Expenses                                 25,000.00
     Rating Agency Fees                                             30,000.00
     Miscellaneous Fees                                             30,000.00

     Total                                                       $ 422,212.12

___________________________
* All amounts except the SEC Registration Fee are estimates of expenses incurred or to be incurred in connection with the issuance and distribution of the Notes in an aggregate principal amount assumed for these purposes to be equal to $4,000,000 of Notes registered hereby.



Item 14.  Indemnification of Directors and Officers

The General Corporation Law of Delaware (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes said corporation to buy director's and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

Newcourt has also purchased liability policies which indemnify the Registrant's officers and directors against loss arising from claims by reason of their legal liability for acts as officers and directors, subject to limitations and conditions as set forth in the policies.

Pursuant to agreements which the Registrant may enter into with underwriters or agents (forms of which will be included as exhibits to this Registration Statement), officers and directors of the Registrant, and affiliates thereof, may be entitled to indemnification by such underwriters or agents against certain liabilities, including liabilities under the Securities Act of 1933, arising from information which has been or will be furnished to the Registrant by such underwriters or agents that appears in the Registration Statement or any Prospectus.


Item 15.  Recent Sales of Unregistered Securities


               None

Item 16.  Exhibits and Financial Statements

          Exhibits
1.1       Form of Underwriting Agreement*
3.1       Certificate of Incorporation of the Company*
3.2       Bylaws of the Company*
4.1       Form of Trust Agreement (including form of Certificates)*
4.2       Form of Indenture (including form of Notes)*
5.1       Opinion of Winston & Strawn with respect to legality*
8.1       Opinion of Winston & Strawn with respect to tax matters*
10.1      Form of Sale and Servicing Agreement*
10.2      Form of Administration Agreement*
10.3      Form of Transfer and Sale Agreement*
23.1      Consent of Winston & Strawn (included in Exhibit 5.1)*
24.1      Power of Attorney (included on signature page)
25.1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Indenture Trustee*

__________________________________
*To be filed by amendment




Item 17.  Undertakings

     The undersigned Registrant hereby undertakes:

     (a) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (c) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on September 19, 1997.

                              NEWCOURT RECEIVABLES CORPORATION II



                              By: /s/ Bradley D. Nullmeyer
                                 ______________________________________

                              Name:   Bradley D. Nullmeyer


                              Title: Principal Executive Officer




                                  POWER OF ATTORNEY

     The undersigned directors and officers of Newcourt Receivables Corporation II do hereby constitute and appoint Scott Moore and Scott Herbst, and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below which such person may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933 (the "ACT"), as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below and any and all amendments (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the
Act) hereto; and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

        Signature                        Title                       Date


/s/  Bradley D. Nullmeyer  Chief Executive Officer and      September 19, 1997
-------------------------  Director (Principal Executive
     Bradley D. Nullmeyer  Officer)


/s/  Michel Beland         Chief Financial Officer          September 19, 1997
-------------------------  (Principal Financial and
     Michel Beland          Accounting Officer)


/s/  Daniel A. Jauernig    Director                         September 19, 1997
-------------------------
      Daniel A. Jauernig


/s/  Robert J. Hicks       Director                         September 19, 1997
-------------------------
     Robert J. Hicks


/s/  Peter H. Sorensen     Director                         September 19, 1997
-------------------------
      Peter H. Sorensen

                                    EXHIBIT INDEX


1.1       Form of Underwriting Agreement*
3.1       Certificate of Incorporation of the Company*
3.2       Bylaws of the Company*
4.1       Form of Trust Agreement (including form of Certificates)*
4.2       Form of Indenture (including form of Notes)*
5.1       Opinion of Winston & Strawn with respect to legality*
8.1       Opinion of Winston & Strawn with respect to tax matters*
10.1      Form of Sale and Servicing Agreement*
10.2      Form of Administration Agreement*
10.3      Form of Transfer and Sale Agreement*
23.1      Consent of Winston & Strawn (included in Exhibit 5.1)*
24.1      Power of Attorney (included on signature page)
25.1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Indenture Trustee*



_______________________
*To be filed by amendment

                                -i-